EXHIBIT 99.2

                             CONTRIBUTION AGREEMENT

         THIS AGREEMENT (this "Agreement") made this 4th day of August, 2003 between PRIME GROUP REALTY, L.P., a Delaware limited partnership (herein called "PGRLP"), with an address at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Attention: Stephen J. Nardi, telecopier number 312-917-1684; and WELP CHICAGO, L.C., a Florida limited liability company (hereinafter called "WELP"), with an address at 5211 International Drive, Orlando, Florida 32819, telecopier number 406-354-3243;

                                   WITNESSETH:

         For and in consideration of the mutual entry into this Agreement by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PGRLP and WELP do agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         The following terms as used in this Agreement shall have the meanings ascribed to them below:

1.1 "Administrative Fee". A fee payable to WELP equal to $50,000.00 per month which will be an expense of Dearborn Center (defined below) and have priority over distributions to the members of Dearborn Center as set forth in the Operating Agreement (defined below), but shall not have priority over payments due under the Management Agreement.

1.2 "Approved Loan". A new first mortgage loan to be funded at Closing (defined below) which, unless PGRLP and WELP shall agree otherwise in their sole discretion, shall conform to the requirements of the term sheet ("HELABA Loan Term Sheet") provided by Landesbank Hessen-Thuringen Girozentrale, a copy of which is attached hereto as
         Exhibit XXII, with the following modifications and/or additions: (a) the Approved Loan shall bear interest at a fixed rate of interest acceptable to both PGRLP and WELP in their sole discretion, and provide for payments of interest only monthly in arrears without any amortization of principal for the first two (2) years; (b) Dearborn Center shall agree to a $22,500,000.00 tenant improvement reserve to be held back by the Lender, provided it can be drawn upon as Leases are executed and correspondingly tenant improvement and leasing commission expenses are incurred and the last clause of the "Other Requirements" Section on page 3 of Exhibit XXII shall be deleted; (c) the Approved Loan is to be non-recourse to Dearborn Center LLC with only customary carveouts, and completely non-recourse to its members, and if the Lender (defined below) making the Approved Loan requires guarantees and/or indemnifications with respect to the carveouts, all of same will be provided by Dearborn Center; and (d) the 1.10 DSCR test and the 1.30 DSCR test will only be applicable starting after the end of the second loan year. All costs and expenses related to funding of the Approved Loan shall be paid by Dearborn Center, including a fee to a mortgage broker of up to 1/2 of 1% of the amount of the Approved Loan, if WELP and PGRLP mutually agree to use a mortgage broker.

1.3 "Bank One Lease". That certain lease dated as of January 24, 2000, as amended from time to time, between Bank One, NA ("Bank One") as tenant and Dearborn Center, as Landlord for certain premises demised in the Project (defined below).

1.4 "Bank One Rights". The right to share in sale and refinancing proceeds in favor of Bank One under the terms of Section 41 of the Bank One Lease.

1.5 "Citadel Cash Escrow". A cash escrow of $14,645,000.00 to be deposited at Closing by PGRLP to secure Landlord's Reimbursement Obligations as defined under the Citadel Lease, which escrow shall be held by the Escrow Agent.

1.6 "Citadel Lease". That certain lease dated as of February 9, 2001, as amended from time to time, between Citadel Investment Group, L.L.C. ("Citadel") as tenant, and Dearborn Center, as landlord for certain premises demised in the Project.

1.7 "Dearborn Center". Dearborn Center, L.L.C., which is the owner of the Property.

1.8 "Effective Date". The date when this Agreement has been executed and delivered by WELP and PGRLP.

1.9      "Escrow Agent".  Near North National Title Insurance Company.

1.10 "Existing Leases". Those Leases with tenants at the Project (defined below), all of which are presently in force and which are listed on the rent roll attached as Exhibit "I" attached hereto.

1.11 "Existing Tenant Improvements Escrow". A cash escrow to be deposited at Closing by PGRLP under the PGRLP Indemnification Agreement to fund all completion costs for the shell and core of the Project and all costs related to tenant improvements and allowances with respect to Existing Leases.

1.12 "Holdback". The amount of $14,000,000.00 that will be withheld from Dearborn Center at the time of Closing ($9,800,000.00 is represented by the WELP Earnout and $4,200,000.00 of which is represented by the "PGRLP Earnout" (defined below). When the Leasing Condition (defined below) has been met, the Holdback will be contributed to Dearborn Center. The method of contribution shall be that WELP shall contribute an additional $9,800,000.00 cash to Dearborn Center and receive an increase in its Invested Equity (defined below) in that amount, and PGRLP shall receive a credit for a $4,200,000.00 contribution which will increase PGRLP's Invested Equity by that amount.

1.13 "Invested Equity". The amount of capital actually contributed to Dearborn Center by WELP or actually credited to PGRLP as having been contributed to Dearborn Center in accordance with the provisions hereof, without deduction for any profits or distributions made to PGRLP or WELP except as provided in the Operating Agreement (defined below).

1.14 "Investigation Period". A period of time commencing on the Effective Date and ending twenty-seven (27) days thereafter.

1.15 "Key Property Materials". That part of the Property Materials (defined below) consisting of: existing as-built surveys of the Real Property (defined below); existing most recent environmental, physical condition and soil studies or reports of the Project; current detailed rent roll of the Project if different than Exhibit "I"; copies of operating statements for all periods commencing on the date of the first receipt of rent from a tenant occupying space in the Project and year to date 2003 (through June 30, 2003) reflecting all income and expenses of the Project; copies of all federal, state and local tax returns of Dearborn Center for such periods; copies of certificates of occupancy or other evidence that the space in the Project may be lawfully occupied; copies of all current tax bills and special assessment notices for the Project; and copies of all Leases in effect on the Effective Date for space in the Project, and subleases and related agreements entered into with respect to the One North Wacker premises leased by Citadel.

1.16 "Leases". Leases for space in the Project including the Existing Leases and any and all other leases which may be executed prior to Closing hereunder by Dearborn Center with tenants for the vacant spaces in the Project.

1.17 "Leasing Condition". The leasing of 40,000 square feet of space at the Project over and above the square footage leased as of the Effective Date pursuant to Existing Leases to tenants who have accepted their premises, taken possession of their premises and begun paying full rents under their Leases.

1.18     "Lender".  The lender which agrees to and does make the Approved Loan.

1.19 "LLC Interests". The limited liability company membership interests in and to Dearborn Center.

1.20 "Management Agreement". A Management and Leasing Agreement to be entered into between an affiliate of PGRLP and Dearborn Center at the time of Closing providing for PGRLP's designated affiliate to manage and lease the Project for and on behalf of Dearborn Center. The Management Agreement will be in form of Exhibit "II" attached hereto.

1.21 "Operating Agreement". The Amended and Restated Operating Agreement of Dearborn Center as it will exist from and after Closing in form of Exhibit "III" attached hereto.

1.22 "Personal Property". All plans, drawings, permits, governmental authorizations, contracts, documents, surveys, site plans, engineering reports, soil and environmental studies, leases, construction and manufacturer warranties, supplies, the Redevelopment Agreement (defined below), and all other tangible personal property located on or owned by Dearborn Center and utilized in connection with operation of the Real Property and all intangible property arising from ownership and/or operation of the Real Property but inclusive of the right of use of the name of the Project. The Personal Property shall not include bonds, bank accounts, accounts receivable existing as of Closing or pertaining to any period of time prior to Closing, letters of credit, deposits and other sureties placed by PGRLP and/or Dearborn Center or their affiliates with governmental authorities or utility companies in connection with the construction of the Project (but excluding such items as utility deposits required to remain in place for the operation of the Project) ("Construction Security"), all of which shall remain the property of PGRLP.

1.23 "PGRLP Earnout". $4,200,000.00 which will be deemed to have been held back by PGRLP from its Invested Equity as part of the Holdback.

1.24 "Project". That 37-story office-retail building, underground garage and other improvements containing a total of approximately [1,536,751] rentable square feet (approximately [1,441,402] square feet of which is office space, approximately [95,349] square feet of which is retail space and there is approximately 24,218 square feet of lower level storage space) and approximately 190 parking spaces located on and encompassing the Real Property.

1.25     "Property".  All of the Real Property and the Personal Property.

1.26 "Property Materials". All instruments, documents, leases, contracts, surveys, plats, plans, specifications, reports, studies, permits, applications, authorizations, approvals, proposals, applicable copyright and trademark materials, and other materials owned by Dearborn Center or within Dearborn Center's control or possession which consist of the Personal Property or which in any way pertain to the Real Property or Personal Property. The following enumerated items are included in the definition of "Property Materials" but are not intended to constitute a complete or comprehensive list thereof: as-built surveys; existing title insurance policy and title insurance commitment to be issued pursuant to Section 6.1 and legible copies of exceptions to title; site plan; Leases; copies of any lease proposals not yet finalized; soil tests; environmental studies; rent roll; service and utility letters, proposals and contracts; construction bids and contracts; copies of documents regarding joint use and/or maintenance of roads, parking areas and ingress and egress easements; zoning authorizations; existing certificates of occupancy and other governmental approvals and permits; copies of real property tax bills and special assessment notices for the Project; copies of operating statements for the Project; Dearborn Center local, state and federal tax returns of every kind for all years of existence and, when filed, 2003; general ledger and statements of income and expense (and cashflow if they exist), accounts receivable and payable lists and balance sheet for Dearborn Center; Redevelopment Agreement (together with copies of the Developer Note described therein, and, if and when issued, of the DPD Certificate described in Section 7.01 thereof).; and copies of the organizational documents of Dearborn Center.

1.27 "Real Property". That parcel or parcels on which the Project is situated which is located at 131 S. Dearborn Street, Chicago, Illinois and which is legally described on Exhibit "V" attached hereto. Included within the term Real Property is all of Dearborn Center's right, title and interest in and to:

          A. Any land lying in the bed of any highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Real Property.

          B.   All riparian rights, if any.

          C.   All  appurtenances,   hereditaments,  tenements  and  air  rights
               appertaining to the Real Property.

          D.   All improvements located on or affixed to the Real Property.

1.28 "Redevelopment Agreement". That certain Dearborn Center Redevelopment Agreement between the City of Chicago and Dearborn Center dated as of August 1, 2002, as amended from time to time, a copy of which is attached as Exhibit "VI" attached hereto.

1.29 "Title Company". Near North National Title Insurance Company, located at 222 North LaSalle Street, Chicago, Illinois 60601, Attention: John Lamberts.

1.30 "WELP's Counsel". Dean Vegosen, Esq. of the law firm of Boose Casey Ciklin Lubitz Martens McBane & O'Connell, Northbridge Tower, 18th Floor, 515 N. Flagler Drive, West Palm Beach, Florida 33401.

1.31 "WELP Earnout". WELP's $9,800,000.00 portion of the Holdback (defined below).

                                   ARTICLE 2
                     CONTRIBUTION OF WELP'S INVESTED EQUITY

2.1 Subject to the terms and provisions herein contained, WELP agrees to contribute Invested Equity in the amount of $114,800,000.00 ("WELP Invested Equity") to Dearborn Center LLC and will become the owner of 70% of the LLC Interests.

                                   ARTICLE 3
                                  CONTRIBUTION

3.1 WELP Invested Equity. The WELP Invested Equity is based on a valuation of the Property agreed upon by WELP and PGRLP at Four Hundred Thirty-Four Million Dollars ($434,000,000.00) less the amount of the $22,500,000.00 holdback under the Approved Loan and an assumption that the Approved Loan will be Two Hundred Seventy Million Dollars ($270,000,000.00). If the Approved Loan is greater than $270,000,000.00
         (but less than $290,000,000.00), the WELP Invested Equity will decrease by seventy percent (70%) of the differential between the actual amount of the Approved Loan and $270,000,000.00.

3.2 Deposits. The first component of the WELP Invested Equity is payment of a One Million Dollar ($1,000,000.00) earnest money deposit to the Escrow Agent within two business days after the Effective Date, pursuant to an earnest money escrow agreement ("Earnest Money Escrow Agreement") between Escrow Agent, WELP and PGRLP in the form attached hereto as Exhibit "XXI". An additional earnest money deposit will be due and payable by WELP to the Escrow Agent in the amount of Two Million Dollars ($2,000,000.00) within one business day following the end of the Investigation Period, unless WELP has terminated this Agreement as provided in Article 4 below. At the time of contribution of the WELP Invested Equity, the earnest money deposits shall be contributed to Dearborn Center and credited to the WELP Invested Equity. The earnest money deposits of $1,000,000.00 initially and $3,000,000.00 in the aggregate will be placed in an interest-bearing investment approved by WELP and PGRLP, which approval will not be unreasonably withheld, with interest to be accrued in such investment for the benefit of WELP unless WELP shall default hereunder and PGRLP shall become entitled to the earnest money deposit(s), in which case all such interest shall be paid to PGRLP. All references in this Agreement to return of the earnest money deposit(s) hereunder to WELP shall be deemed to include interest earned thereon. Interest on the earnest money deposits will be allocated for tax purposes to WELP.

3.3 Balance. The balance of the WELP Invested Equity shall, subject to the provisions of Section 3.4 below, be payable to the Escrow Agent at Closing by wired funds or certified check drawn on a United States bank; subject, however, to prorations and adjustments as provided in
         Section 13.1.

3.4 Holdback. Notwithstanding the foregoing provisions of this Article 3, at Closing WELP will withhold the WELP Earnout which will be contributed to Dearborn Center only at such time as the Leasing Condition is met. In the event that the Leasing Condition is satisfied and WELP fails to contribute the WELP Earnout as provided in this Agreement, then PGRLP shall have such rights and remedies with respect thereto as are provided in the Operating Agreement, and in that certain guaranty made by Estein & Associates, Ltd. in favor of PGRLP ("Earnout Guarantee") in the form attached hereto as Exhibit XXIII.

                                   ARTICLE 4
                                  INVESTIGATION

4.1 WELP Investigation Rights. During the Investigation Period and upon prior reasonable notice to PGRLP and subject to the provisions of
         Section 4.4 below, WELP and WELP's agents, professionals and independent contractors shall have the right of access to the Property and to PGRLP's records at any reasonable time during the Investigation Period to conduct tests; take measurements; complete surveys; review bids; review Leases, contracts, correspondence, tax returns and other records; conduct conversations with PGRLP and PGRLP's agents, employees and independent contractors, and with tenants and prospective tenants, governmental officials, utility company representatives and all other parties having anything to do with the Property; and examine and investigate the Property and Property Materials in any reasonable way for all other purposes consistent with evaluation of and potential joint ownership, development and operation of the Property and ownership of the LLC Interests. PGRLP agrees to reasonably cooperate with WELP in WELP's investigation. Notwithstanding anything to the contrary set forth in this Article 4, WELP shall not be permitted to:
         (a) undertake any physically intrusive testing, including without limitation any Phase II Environmental testing, or (b) contact any tenants, prospective tenants, contractors, vendors, existing or prior lenders or representatives of the City of Chicago or other governmental authorities with respect to the Property without such contact being initiated by PGRLP and a representative of PGRLP being present if PGRLP so elects. It is understood that PGRLP shall be under no obligation to permit WELP to contact any tenants until such time as a commitment for the Approved Loan has been issued by Lender, containing terms acceptable to PGRLP.

4.2 Costs; Delivery. The cost and expense of delivering or making available the Property Materials shall be borne by PGRLP. The cost and expense of all other aspects of WELP's investigations shall be borne by WELP. PGRLP shall, on or as soon as possible after the Effective Date deliver or make available to WELP or to WELP's Counsel the Key Property
         Materials and shall, at the same time or as soon as possible thereafter, deliver or make available to WELP or to WELP's Counsel the remainder of the Property Materials. Upon request of WELP, PGRLP shall attempt to have all third party reports and studies which are part of the Property Materials certified to WELP or to obtain reliance letters with respect to same addressed to WELP or its designee. If there is an extra charge to PGRLP for obtaining such certification or letter and such charge is reasonable and customary, WELP will bear the cost thereof, otherwise PGRLP shall not be required to obtain such certification or letter. PGRLP will not be obligated to obtain any new tests or studies for WELP.

4.3 Right of Termination. If WELP, in WELP's sole discretion, shall determine for any reason that WELP is not entirely satisfied with the results of WELP's inspections or that WELP no longer desires to contribute the WELP Invested Equity, WELP shall have the right to terminate this Agreement by giving notice to PGRLP and Escrow Agent hereunder within one (1) business day after expiration of the Investigation Period, in which case, WELP will be entitled to the return of its earnest money deposit. If WELP does not terminate this Agreement as provided in the preceding sentence, WELP shall pay the additional $2,000,000.00 earnest money deposit in accordance with
         Section 3.2. Upon the expiration of the first business day following expiration of the Investigation Period without WELP having terminated this Agreement, all of the earnest money deposits shall, subject to the provisions of this Agreement, be at risk, and be non-refundable to WELP, except if this Agreement is terminated by WELP pursuant to Sections 6.1, 7.1, 9.4, 11.1, 11.3, 14.1, 14.3 or 17.1 of this
         Agreement.

4.4 Insurance, Repair and Indemnity. Prior to entry onto any of the Real Property to perform studies, tests, investigations or surveys, (collectively, the "Inspections") WELP (or each contractor performing such services for WELP) will provide a certificate of insurance to PGRLP naming PGRLP, Dearborn Center, their relevant affiliates and the existing lenders for the Property (collectively, the "Additional Insureds") as additional insureds in amounts and form reasonably acceptable to PGRLP. WELP agrees to repair, at WELP's cost and expense, any damage to the Project caused by, or in connection with any of the inspections performed by or for WELP. WELP also agrees all of its inspections will be performed in a manner that will not unreasonably interfere with operation of the Project or tenants operating within the Project. WELP will indemnify, defend and hold the Additional Insureds harmless from and against any cost, expense, damage or liability incurred by them as a result of damage to property or injury to persons incurred as a result of WELP or its agents or independent contractors entering the Real Property, and/or performing work or conducting inspections thereon, which indemnification, agreement to defend and hold harmless will survive Closing hereunder or termination of this Agreement.

4.5 Delivery of Approved Loan Documents. Promptly upon receipt by PGRLP or WELP of any term sheet, loan commitment or loan documents in connection with the Approved Loan, not also simultaneously delivered to the other party, the receiving party shall provide copies thereof to the other party to enable both parties to confirm that the Approved Loan and Approved Loan documents satisfy the requirements of this Agreement.

                                   ARTICLE 5
                                      TITLE

5.1 Permitted Exceptions. At Closing, the Real Property is to be subject only to the following (all of which shall be deemed "Permitted Exceptions"):

          A. Real estate taxes and special assessments not yet due and payable for the year in which the Closing shall occur.

          B. Zoning and/or restrictions and prohibitions imposed by governmental authorities, none of which shall prevent use of the Real Property for its present uses set forth in Section 1.26 as presently configured.

          C. Restrictions, reservations and easements recorded in the public records of the county where the Project is located, none of which shall interfere with the use of the Real Property for its intended purposes, contain any rights of reverter, or render the title unmarketable in the opinion of WELP's Counsel as determined during the Investigation Period, and all of which shall be subject to the reasonable approval of WELP's Counsel as provided in Section 6.1 below.

          D. Rights of tenants under the Leases, none of whom will have any option to purchase or rights of first refusal to purchase any portion of the Property, except for the Bank One Rights.

          E.   The mortgage and other documents securing the Approved Loan.

          F.   Those matters set forth on Exhibit VII attached hereto.

          G.   Other matters agreed to pursuant to Section 6.1 below.

                                   ARTICLE 6
                                 TITLE INSURANCE

6.1 Commitment. PGRLP shall, within ten (10) days after the Effective Date, deliver to WELP a title insurance commitment, together with legible copies of all exceptions shown thereon (other than existing loan documents) committing to insure title to Dearborn Center in the amount of $434,000,000.00. Alternately, PGRLP may deliver a copy of Dearborn Center's existing title insurance policy and a commitment to endorse it as of Closing hereunder in the amount of $434,000,000.00, together with legible copies of all exceptions shown thereon (other than existing loan documents). In either case, the commitment shall contain or be accompanied by a closing protection letter from the underwriter in a form reasonably acceptable to WELP. If the title insurance commitment shall disclose any defects in title, WELP shall so notify PGRLP in writing prior to the date ("Title Objection Date") which is the earlier of (i) the expiration of the Investigation Period and (ii) fourteen
         (14) days after receipt thereof. If WELP fails to notify PGRLP on or prior to the Title Objection Date of any notice of objection to any title matter, WELP shall be deemed to have accepted title to the Real Property as evidenced by the title commitment. The commitment will acknowledge that the final title policy will contain a Fairways Endorsement, non-imputation endorsement and endorsements per Section
         6.2 below, and, if customarily provided by the Title Company at no additional cost, will state that the policy will be issued in connection with a contribution of capital to Dearborn Center. Within ten (10) days after receipt of WELP's notice of objection to any title matter, PGRLP will notify WELP if PGRLP will undertake to attempt to cure the objectionable title matter(s) (which such cure (subject to the reasonable approval of WELP) may consist of the Title Company insuring over any such title matter). If PGRLP elects not to cure the objectionable matter, WELP shall, by notice to PGRLP given within ten
         (10) days after receipt of PGRLP's notice, either terminate this Agreement or waive all such title objections which PGRLP has not agreed to cure. If PGRLP elects to cure the objectionable matter but is unable to do so after thirty (30) days, and does not commit to do so by Closing, WELP can elect to give PGRLP an additional thirty (30) days to cure or terminate this Agreement. If after such additional period, the defect is still not cured, or PGRLP does not commit to do so by Closing, WELP shall terminate this Agreement or waive the defect. Any termination pursuant to this Section shall result in return of the earnest money deposit(s) to WELP. PGRLP shall be required to cure any such objectionable matter which is ascertainable in amount (such as a mechanic's lien) that can be cured by the payment of money (not to exceed a total of $2,500,000.00), to attempt to cure any objectionable matter that renders title unmarketable and to make a good faith and diligent effort to cure any objectionable matter it undertakes to attempt to cure. PGRLP agrees it will use commercially reasonable efforts to keep title to the Real Property in the same condition it is as of the effective date of the title commitment (except for (i) defects which PGRLP may cure pursuant to this Section 6.1, and (ii) Leases entered into by PGRLP in accordance with this Agreement. The Title Insurance Company shall obtain reinsurance in such amounts and with such companies as are requested by WELP, whose request will not be unreasonably made. WELP is to be given the right of direct access to any one or more reinsurers at its election.

6.2 Policies. The title insurance commitment shall be brought down to a current date at the time of Closing, and at Closing it shall be marked down or endorsed by the Title Company. WELP and PGRLP shall each provide such copies of their documents of formation, resolutions and good standing certificates as may be required of them in Schedule B-I of the title commitments. The final title policy is not to contain the standard printed exceptions normally contained in title policies. The "gap" will be deleted from the commitment at Closing as will all items listed in Schedule B-I. PGRLP shall pay all costs and expenses for issuance of the title insurance commitment, and issuance of or the endorsement of the owner's title insurance policy as provided herein. Dearborn Center shall pay for any endorsements and/or title policies required by the Lender. The final policy will contain affirmative insurance endorsements, insuring that none of the restrictions applicable to the Real Property has been violated to date and that a future violation will not result in a reversion or forfeiture of title and shall contain such other endorsements (such as but not limited to zoning endorsement, survey endorsement, contiguity endorsement, tax parcel endorsement) as WELP may reasonably request on or prior to the Title Objection Date.

                                   ARTICLE 7
                                     SURVEY

7.1 Existing Surveys and Updates. As part of the Property Materials, PGRLP will deliver to WELP an existing as-built survey of the Real Property under seal of a surveyor licensed in Illinois. Prior to the expiration of the Investigation Period, WELP may have the survey updated or redone by the same or another surveyor (reasonably acceptable to PGRLP) under current date so that the standard survey exceptions are removed from the title policy. If the existing or updated survey shows any encroachment on the Real Property surveyed, or that improvements located on the Real Property surveyed in fact encroach on lands of others or violate any of the applicable setbacks or restrictive covenants, or that there is not access to the Real Property surveyed from a public road, or that there are any gaps, gores, hiatuses, or overlaps, the same shall be treated as a title defect, and the provisions and conditions of Section 6.1 above shall govern any obligation of PGRLP to cure the title defect and any rights of WELP.

                                   ARTICLE 8
                              MEMBERSHIP INTERESTS

8.1 Contribution. Prior to Closing, PGRLP will be the owner of all membership interests in and to Dearborn Center. When Closing occurs and WELP contributes the WELP Invested Equity to Dearborn Center and the Operating Agreement is entered into by WELP and PGRLP, WELP will own seventy percent (70%) of the LLC Interests and PGRLP will own thirty percent (30%) of the LLC Interests, subject to the terms and provisions of the Operating Agreement. WELP will be the Administrative Member as defined in the Operating Agreement.

8.2 Capital Structure. Subject to the Holdback and to Section 3.1 above, there will, at Closing, be a total of One Hundred Sixty-Six Million Dollars ($166,000,000.00) in equity capital accounts in Dearborn Center, consisting of the WELP Invested Equity contributed by WELP and $49,200,000.00 representing the agreed upon value of PGRLP's thirty percent (30%) LLC Interests, together with the additional capital contributed under Section 8.3 below. This assumes the Approved Loan is $270,000,000.00. If the Approved Loan is higher (but not to exceed $290,000,000.00), the equity capital will be reduced proportionately between PGRLP and WELP on a dollar for dollar basis. Because of the Holdback, WELP's Invested Equity at Closing will initially be $105,000,000.00 (plus $1,400,000.00 representing its share of a working capital contribution pursuant to Section 8.3 below for a total of $106,400,000.00) and PGRLP's Invested Equity at Closing will initially be $45,000,000.00 (plus $600,000.00 representing its share of a working capital contribution pursuant to Section 8.3 below for a total of $45,600,000.00). Once the Leasing Condition is satisfied, WELP's Invested Equity will increase by $9,800,000.00 (provided WELP contributes the WELP Earnout) and PGRLP's Invested Equity will increase by $4,200,000.00.

8.3 Additional Capital. Additional capital of $2,000,000.00 will be contributed at Closing to pay for any closing allocations or adjustments, closing costs payable by Dearborn Center and a reserve for operating capital for Dearborn Center, PGRLP and WELP shall each contribute in cash their respective thirty percent (30%) and seventy percent (70%) shares thereof and their respective Invested Equity shall be increased accordingly as set forth in Section 8.2 above.

8.4 Distributions. Distribution preferences to PGRLP and WELP by Dearborn Center will be determined as provided in the Operating Agreement.

8.5      Amendment  to  Organizational   Documents.  At  Closing,  the  existing
         operating agreement of Dearborn Center will be restated and amended to read as set forth in the Operating Agreement.

8.6 Agreement with Respect to Contribution of WELP's Invested Equity. Upon Closing of the contribution by WELP of WELP's Invested Equity, and WELP becoming the owner of 70% of the LLC Interests, and as a condition thereof, the following will be provided:

          A. Indemnification surviving Closing from PGRLP in the form attached hereto as Exhibit XX indemnifying WELP and Dearborn Center from and against any and all claims that may be asserted against WELP by creditors of Dearborn Center or other third parties making any claim against WELP or Dearborn Center for any alleged obligation or liability arising from or related to events occurring prior to Closing, except those which WELP has specifically agreed pursuant to this Agreement are to remain in place and continue as obligations of Dearborn Center.

          B. Evidence of good standing in the state of Delaware for PGRLP and Dearborn Center and in the state of Florida for WELP (and Illinois, if any of such entities are required to register to transact business there) of PGRLP, Dearborn Center and WELP and resolutions and other evidence from such entities authorizing the transactions contemplated under this Agreement.

          C. A certified copy of the existing articles of organization of PGRLP filed in Delaware, and WELP filed in Florida, and the qualification documents filed in Illinois, if any. The materials in this paragraph C (other than for WELP) will be provided by PGRLP as part of the Property Materials and will be updated at Closing.

                                   ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of PGRLP. PGRLP hereby represents and warrants all of following to WELP, which are true and correct as of the Effective Date and, subject to the provisions of Section 9.4 below, will be true and correct as of the date of Closing, and all of such representations and warranties shall survive Closing for a period of twenty-four (24) months:

          A. Each of PGRLP and Dearborn Center is a duly formed and validly existing limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, and each is, if required by law, duly qualified to transact business in the State in which the Project is located. All appropriate resolutions and authorizations precedent to such parties' authority and power to execute this Agreement and perform their obligations hereunder have been, or will prior to Closing be, properly and duly taken.

          B. To PGRLP's actual knowledge there are no, and as of the Effective Date PGRLP and Dearborn have not received any notice of any, impact fees or hook up fees which will be due or payable by WELP or Dearborn Center after Closing hereunder to any utility company or supplier, or governmental or quasi-governmental authority as a result of or in connection with development of any portion of the Project.

          C. The legal description which is attached to this Agreement as Exhibit "V" describes the Real Property (other than the improvements thereon) fully and does not omit any portion thereof. The information set forth in the definition of "Project" herein is accurate in all material respects.

          D. To PGRLP's actual knowledge (i) there are no violations by PGRLP or Dearborn Center of any copyrights, trademarks or tradenames with respect to any of the Personal Property, and (ii) no claims have been asserted against Dearborn Center or PGRLP with respect to the use of the name "Bank One Center". Dearborn Center is obligated under the Bank One Lease to use said name.

          E. To the actual knowledge of PGRLP, none of the Property Materials delivered or to be delivered to WELP contain any material misstatements or material omissions.

          F. All service contracts, leases (other than tenant Leases) and other contracts of any kind or nature which will be binding upon Dearborn Center after the Closing are for $10,000.00 or less per contract or are terminable on 30 days' notice or less (except as may be listed on Exhibit "VIII" attached hereto or disclosed in the title insurance commitment or except as permitted in Section
               10.2 below).

          G. Except as set forth on Exhibit "IX", Dearborn Center has received no written notice of any violations by any portion of the Project from any governmental agency or authority, all permits and governmental authorizations which are appropriate or necessary for construction and operation of the Project in its present state of condition have been duly issued and are in full force and effect, and PGRLP and Dearborn Center have no actual knowledge that would reasonably lead them to believe that building permits for the vacant space in the Project will not be routinely issued upon submissions of plans and specifications for tenant improvements which are in compliance with any governmental requirements.

          H. To Dearborn Center's and PGRLP's actual knowledge, except as disclosed in Dearborn Center's existing environmental reports delivered or to be delivered by Dearborn Center to WELP hereunder,  there  is  no  contaminant,  pollutant  or  toxic  or hazardous waste, substance or gas or any toxic mold in, on, under, over or affecting any part of the Real Property, its water supplies or its air quality and no adverse environmental condition which is in violation of any local, state or federal environmental law with respect to the Property or any part thereof.

          I. No brokerage commission or compensation of any kind is due or will be due from WELP, Dearborn Center or the Project or the rents therefrom with respect to any of the Existing Leases, except as set forth on Exhibit "X" attached hereto. Leasing commissions for Leases entered into after the date hereof shall be governed by the provisions of Section 10.2 hereof.

          J. Dearborn Center and PGRLP have no actual knowledge of any pending or contemplated condemnation or eminent domain proceeding or of any moratorium imposed by any governmental or quasi governmental authority or utility supplier affecting any portion of the Project.

          K. To Dearborn Center's and PGRLP's actual knowledge, there are no third party claims pertaining to or affecting the Property, Dearborn Center or the LLC Interests in any material respect except for (i) rights of tenants arising under the Leases; (ii) rights of the Lender that will exist under the Approved Loan documents; (iii) rights of parties under contracts listed on Exhibit "VIII" attached hereto and contracts referred to in paragraph F above; (iv) slip and fall and similar claims covered by insurance maintained by Dearborn Center; (v) rights of parties that will be reflected in the title insurance commitment and/or existing title policy delivered by PGRLP to WELP hereunder; (vi) those related to trade payables in the ordinary course of business (none of which will be delinquent and all of same pertaining to the period prior to Closing will be fully paid and satisfied by PGRLP); and (vii) those matters, if any, set forth on Exhibit "XV" attached hereto.

          L. Except for leasing or financing arrangements entered into in the ordinary course of business and taken into account in the operating expenditures of the Project in the financial information delivered by PGRLP to WELP or entered into after the Effective Date in accordance with the provisions of Section 10.2 hereof, and except for rights of architects and engineers in the plans and specifications, Dearborn Center is the owner of the Personal Property free and clear of all liens, third party claims and encumbrances except for security interests therein incident to existing financing for the Project (which will be released at or prior to Closing) and except those pertaining to the Approved Loan.

          M. To the extent needed, all electricity, telephone, gas, drinking water, water for fire purposes, sanitary sewage and storm drainage capacity in sufficient quantity to service the Project and its present and future tenants adequately is available to the Real Property and is fully hooked up and operable without payment by Dearborn Center or the Project after Closing hereunder of any impact, hook up or connection fees except as set forth on Exhibit "XI" attached hereto, and all necessary and appropriate approvals for same have been obtained. The only fees, other than those identified on Exhibit "XI" attached hereto payable by Dearborn Center in connection with such utilities after Closing shall be normal usage fees.

          N. All entrances and curb cuts for the Real Property reflected on the as-built survey have been approved, if so required, by all governmental and quasi-governmental bodies having jurisdiction thereover, and any road construction, installation of traffic signals, signage or other off-site improvements which may have been required as a result of construction or operation of the Project have been fully completed and paid for.

          O. Unless otherwise disclosed in the title commitment, and except for real estate taxes, Dearborn Center and PGRLP have no actual knowledge of any pending governmental or quasi-governmental assessment liens or of any planned improvements that might result in any assessments being levied by a governmental or quasi-governmental authority against the Project.

          P. There are no collective bargaining or union agreements with any employee of Dearborn Center, and no employee contracts or relationships exist which will be binding upon Dearborn Center after Closing except those listed on Exhibit "XII" attached hereto, which Exhibit also contains a complete and accurate statement of all employee benefits that will belong to such employees after Closing.

          Q. The Rent Roll attached as Exhibit "I" is a true, correct and complete depiction in all material respects of those terms set forth on the Rent Roll for all Existing Leases for the Project as of the date of such Rent Roll, all of which are in full force and effect, and to the actual knowledge of PGRLP there are no material defaults thereunder by the landlord or tenant, except as disclosed on Exhibit "XIII" attached hereto. To Dearborn Center's and PGRLP's actual knowledge, all Existing Leases are valid and enforceable in accordance with their terms. Except as disclosed in the Existing Leases, no tenant thereunder will be entitled to any concession or rebate after Closing. No tenant improvement funds or allowances will be due from Dearborn Center after Closing as to any Existing Lease, except for those tenant improvement payments or obligations which are scheduled on Exhibit "XIV" attached hereto, the amounts of which will be escrowed at Closing with the Title Company by PGRLP pursuant to the Existing Tenant Improvements and Citadel Cash Escrow Agreement in the form attached hereto as Exhibit XIX; it being understood that such escrow amount will not limit the liability of PGRLP for such obligations as provided under this Agreement and in Exhibit XX attached hereto. To Dearborn Center's and PGRLP's actual knowledge, all spaces within the Project may legally be occupied for the purposes for which they are leased.

          R. Except as may be disclosed on Exhibit "XV" attached hereto, Dearborn Center has received no written notice of any actions or claims filed or threatened by anyone against the Real Property or Personal Property, PGRLP or PGRLP's agents in connection with any personal injury or property damage sustained by reason of the development, use, occupancy or operation of the Project, other than slip and fall and similar claims covered by insurance maintained by Dearborn Center or any tenant.

          S. At Closing, there will be no third-party claims pertaining to or affecting any of the LLC Interests to be held by WELP (except those which may be created by or through WELP or any of its affiliates), all of which will vest in WELP free and clear of all third-party liens, claims and encumbrances (except for Permitted Exceptions), but subject to the terms and provisions of the Operating Agreement.

          T. All income taxes, withholding taxes, franchise taxes and all other liabilities of every kind and nature of Dearborn Center due and payable prior to Closing will, upon conclusion of the Closing, be fully paid and there shall be no material sums due or owing to any third parties whatsoever except to the extent same are fully disclosed in writing to WELP at or prior to Closing in an aggregate amount not to exceed $500,000.00, or if in excess of $500,000.00, such sums will be deposited in escrow at Closing and disbursed pursuant to the Existing Tenant Improvements and Citadel Cash Escrow Agreement. PGRLP's indemnification contained in Section 8.6B above will cover all such taxes and tax liabilities due and payable prior to Closing hereunder.

          U. The copies of the presently existing articles of organization and operating agreement of Dearborn Center attached hereto as composite Exhibit "XVI" are true, correct and complete copies of the originals which are in full force and effect and are not modified or amended except as indicated on Exhibit "XVI". There are no members of Dearborn Center except Prime Dearborn, L.L.C. and no members of Prime Dearborn, L.L.C. except PGRLP.

          V. To the actual knowledge of PGRLP and Dearborn Center the amount of the Citadel Cash Escrow will be sufficient for its intended purpose.

          W. The copy of the Redevelopment Agreement attached hereto as Exhibit "VI" is a true, correct and complete copy of the original which is unamended and unmodified except as shown on Exhibit "VI" and is in full force and effect in accordance with its terms. To the actual knowledge of PGRLP, there are no defaults by any party under the Redevelopment Agreement and no facts exist which, with the passage of time or giving of notice, would constitute a default thereunder.

9.2 Actual Knowledge of PGRLP. As used in this Agreement, the terms "knowledge" of or "actual knowledge of" or "receipt of written notice by" PGRLP and/or Dearborn Center shall mean the actual knowledge of, or a notice received by, Jeffrey A. Patterson ("Patterson"), Donald H. Faloon ("Faloon") and/or James F. Hoffman ("Hoffman") after due inquiry of the on-site property manager for the Project. Patterson is knowledgeable regarding leasing matters at the Project, Faloon is knowledgeable regarding construction matters at the Project and Hoffman is the general counsel of Prime Group Realty Trust, the managing general partner of PGRLP. Neither PGRLP nor Dearborn Center shall have any duty to conduct further inquiry in making the representations and warranties set forth in Section 9.1 above and no knowledge of or notice to any other person shall be imputed to PGRLP, Dearborn Center, Patterson, Faloon or Hoffman.

9.3 Representations and Warranties of WELP. WELP hereby represents and warrants all of following to PGRLP and Dearborn Center, which are true and correct as of the Effective Date and, subject to the provisions of
         Section 9.4 below, will be true and correct as of the Closing date, and all of such representations and warranties shall survive Closing for a period of twenty-four (24) months:

          A. WELP is a duly formed and validly existing limited liability company under the laws of the State of Florida, and is or, prior to Closing, will be duly qualified to transact business in the State in which the Project is located if such qualification is required by applicable law. All appropriate resolutions and authorizations precedent to WELP's authority and power to execute this Agreement and perform its obligations hereunder have been properly and duly taken.

          B. There is no pending or to WELP's knowledge threatened litigation, arbitration or administrative proceeding involving WELP or any of its affiliates which could either (i) result in any lien encumbering the LLC Interests to be held by WELP, or (ii) which could have a material adverse effect upon the ability of WELP to perform its obligations under this Agreement and/or the Operating Agreement.

          C. WELP is knowledgeable, sophisticated and experienced in the ownership and operation of, and investment in, mixed use downtown office projects similar to the Project and intends to conduct a thorough due diligence review of all material aspects of the Property and the ownership and operation thereof by Dearborn Center prior to the expiration of the Investigation Period. Except as expressly set forth in this Agreement, neither Dearborn Center, PGRLP, nor any real estate broker, agent or other representative of PGRLP or Dearborn Center has made any representations or warranties whatsoever regarding the transactions contemplated by this Agreement or any fact relating thereto, including, without limiting any representations or warranties concerning the physical condition of the Property, access, zoning laws, environmental matters, utilities, leases or any other matter affecting the Property or Dearborn Center, which have been or may be relied upon by WELP in connection with this Agreement or the Property. Except as otherwise provided in this Agreement, upon Closing, WELP, in becoming an owner of LLC
               Interests, will accept the Property "AS IS, WHERE IS" with all faults.

          D. No mortgage broker was or will be involved in obtaining the loan described in the HELABA Loan Term Sheet.

9.4 Update. At the time of Closing, PGRLP and WELP will update their respective representations and warranties contained in Sections 9.1 and
         9.3 by certification to the other party if they can truthfully do so. If either PGRLP or WELP cannot do so as to any paragraph in Section 9.1 or 9.3, respectively, then such party shall be in default hereunder unless the inability to update a representation and warranty is the result of actions of Dearborn Center permitted pursuant to Section 10.2 or if the inability to update arises from any event beyond the reasonable control of PGRLP or WELP (collectively "Excusable Reason"). If the inability to update as provided in this Section is solely the result of Excusable Reason, the other party, as its sole remedy, shall have the right to terminate this Agreement and in such event a refund of the earnest money deposits will be made to WELP.

9.5 Indemnification. PGRLP hereby agrees to indemnify and hold WELP free and harmless from and against all claims, costs and expenses incurred by WELP as a result of a material breach of or the material falsity of any of the representations or warranties pursuant to Section 9.1 and, in the event WELP is made a party to any arbitration, mediation or litigation as a result of such breach or falsity, PGRLP will pay all the costs and expenses thereof including reasonable attorneys' fees. WELP hereby agrees to indemnify and hold PGRLP and Dearborn Center free and harmless from and against all claims, costs and expenses incurred by PGRLP or Dearborn Center as a result of a material breach of or the material falsity of any of the representations or warranties pursuant to Section 9.3 and, in the event PGRLP and/or Dearborn Center is made a party to any arbitration, mediation or litigation as a result of such breach or falsity, WELP will pay all costs and expenses thereof including reasonable attorneys' fees. The provisions of this Section
         9.5 will survive the Closing for a period of twenty-four (24) months.

                                   ARTICLE 10
                               OPERATING COVENANT

10.1 Maintenance and Operations. PGRLP and Dearborn Center agree and covenant that Dearborn Center will prior to Closing operate, manage and maintain the Project in its present condition, normal wear and tear and damage by casualty excepted, and to the same standards which Dearborn Center has operated, managed and maintained the Project prior to the Effective Date. Dearborn Center shall comply in all material respects with all material obligations of the landlord under the Leases and all other material agreements and contractual arrangements affecting the Project by which Dearborn Center is bound. Dearborn Center shall provide notice to WELP of any written notice from any party alleging that Dearborn Center is in material default in its obligations under any of the Leases or under any permit or material agreement affecting the Property or any portion or portions thereof as well as any other written notices pertaining to or affecting the Project in any material way received from any governmental or quasi-governmental body, utility supplier or fire underwriter.

10.2 Contracts and Leasing. After the expiration of the Investigation Period (and provided WELP has not terminated this Agreement) no contract out of the ordinary course of business for or on behalf of or affecting Dearborn Center or the Project shall be negotiated or entered into which is in excess of $10,000.00 or cannot be terminated on 30 days' or less notice unless WELP shall have approved same, which approval will not be unreasonably withheld or delayed (and shall be deemed given if written objection is not made within five (5) business days after receipt of a request for such approval). After the expiration of the Investigation Period (and provided WELP has not terminated this Agreement) any and all new Leases and renewals other than those renewals of Existing Leases (the terms of which are contained in the Existing Leases provided to WELP as part of the Property Materials)
         entered into from and after the Effective Date shall be subject to WELP's prior approval, which approval shall not be unreasonably withheld or delayed (and shall be deemed given if written objection is not made within five (5) business days after receipt of a request for such approval). All of such Leases and renewals shall be in the ordinary course of Dearborn Center's business and shall be for a use which is consistent with the present operations of the Project. Copies of all Leases and modifications entered into by Dearborn Center after the Effective Date shall be delivered to WELP promptly after complete execution thereof. In addition, Dearborn Center will advise and consult with WELP regarding any new Leases or material modifications of any Existing Leases or new contracts which are in excess of $10,000 which Dearborn Center intends to enter into after the Effective Date and prior to the expiration of the Investigation Period, provided that WELP shall have no approval rights over such matters. All leasing commissions, including leasing commissions to third party brokers, and tenant improvement costs and allowances for Leases entered into after the Effective Date and prior to Closing in accordance with the provisions of this Section 10.2 shall be paid out of the $22,500,000.00 reserve referred to in Section 1.2. After the expiration of the Investigation Period (and provided WELP has not terminated this Agreement) Dearborn Center will not enter into any new personal property leasing or financing arrangements without obtaining WELP's prior written approval which will not be unreasonably withheld or delayed (and shall be deemed given if written objection is not made within five (5) business days after receipt of a request for such approval).

10.3 Liabilities. Except as otherwise expressly provided hereunder or to the extent closing adjustments and prorations have taken into account any obligations, expenses, costs, liabilities or claims accruing for periods before the Closing date and in any way pertaining to or arising from the ownership or operation of either Dearborn Center or the Project, PGRLP shall be responsible to pay the same when due. PGRLP agrees to indemnify and save WELP and Dearborn Center free and harmless from all of such claims. This Section 10.3 will survive Closing.
         Dearborn Center shall pay all such obligations, expenses, costs, liabilities and claims first arising for periods on or after the Closing date pertaining to or arising from the ownership or operation of either Dearborn Center or the Project and shall indemnify and save PGRLP free and harmless from all of such claims, unless such claims arise from a breach by PGRLP or Dearborn Center of a representation and warranty under this Agreement. Anything in this Agreement to the contrary notwithstanding there shall not be any time limit on WELP's ability to assert a claim against PGRLP for any unpaid taxes of Dearborn Center due and payable prior to Closing hereunder or (except for real estate and personal property taxes for the year 2003) attributable to the period prior to Closing. In addition, PGRLP at its cost (but utilizing funds from the Citadel Cash Escrow) will cause Dearborn Center to fully perform the Landlord's Reimbursement Obligations as defined in Section 43 of the Citadel Lease and the amount of the Citadel Cash Escrow will not limit PGRLP's liability on account thereof.

                                   ARTICLE 11
                              CONDITIONS PRECEDENT

11.1 WELP's Preconditions. The following are conditions precedent to WELP's obligations under this Agreement and in the event any one or more of such conditions in subparagraphs A, D, E, F, or G below are not in any material respect met on or before the dates set forth (or the Closing date if no other date is set forth), WELP shall have the unqualified right (which, if such failure of condition also constitutes a default by PGRLP or Dearborn Center, shall be in addition to any other remedies available to WELP under this Agreement on account of PGRLP's default), to terminate this Agreement and obtain from Escrow Agent a refund of its earnest money deposits. If one or more of the conditions precedent in subparagraphs B, C, or H is not met, WELP's sole remedy shall be to extend the Closing date for a period not to exceed thirty (30) days, to see if the condition can then be met or to terminate this Agreement (on the applicable extended Closing date if the condition is still not met, at WELP's election) and obtain a refund of its earnest money deposit(s) from Escrow Agent:

          A. Subject to the provisions of Section 9.4 above, the representations and warranties of PGRLP and Dearborn Center shall be true and correct in all material respects as of the Closing date and Dearborn Center and PGRLP shall have performed in all material respects all of their material obligations hereunder to be performed at or prior to the Closing.

          B. Dearborn Center will have obtained and delivered to WELP estoppel letters addressed to WELP and Dearborn Center substantially in the form required under the Leases, and if no specific form of estoppel letter is required under any Lease, then substantially in the form attached as Exhibit "IV" hereto, from all tenants who have signed Leases for space in the Project in excess of 5,000 square feet.

          C. There shall not be any local insurrection, war, disaster, moratorium preventing tenants from operating, or other event (other than a matter covered by Article 14 hereof) preventing the Real Property from being occupied by a material number of tenants with concurrent right to tenants not to pay rent.

          D. Any and all loans made by PGRLP or any affiliates to Dearborn Center will have been paid in full and will have been cancelled.

          E. A balance sheet dated as of the date of Closing for Dearborn Center shall be delivered to WELP reflecting that the only assets of Dearborn Center are the Property, the Leases pertaining thereto, the contracts referred to in this Agreement and rights under this Agreement, and those assets reflected on the pro forma balance sheet ("Pro Forma Balance Sheet") attached hereto as Exhibit "XVII". No liabilities are to be reflected on the balance sheet other than liabilities that are being assumed pursuant to this Agreement, if any, those liabilities reflected on the Pro Forma Balance Sheet, those that will be paid and satisfied in full by PGRLP as provided in Section 9.1(T) above, and those which arise out of transactions or matters permitted under this Agreement, including, without limitation, pursuant to Section
               10.2 above.

          F.   Dearborn  Center will have  delivered to WELP a certified copy of
               its   Articles  of   Organization   filed  in  Delaware  and  the
               qualification documents filed in Illinois for Dearborn Center.

          G. UCC, tax lien and judgment searches on Dearborn Center and PGRLP ("UCC Searches") will be obtained by WELP reflecting the absence of any liens, security interests or encumbrances against Dearborn Center, the LLC Interests and the Personal Property except for
               (i) security interests against Dearborn Center incident to and securing the Approved Loan, (ii) equipment and other Personal Property leases otherwise permitted under this Agreement, (iii) those that will be released at Closing, (iv) Permitted Exceptions, and (v) those that have been insured or bonded over by the Title Company, if WELP has agreed in its reasonable judgment to accept such insurance or bonding by the Title Company.

          H. An estoppel certificate addressed to WELP and Dearborn Center as to the Redevelopment Agreement in form reasonably satisfactory to WELP, will be provided by the City of Chicago ("City"), provided that if after PGRLP uses commercially reasonable efforts to obtain such certificate from the City, the City is not willing to furnish such certificate, then PGRLP shall: (i) itself provide such certificate, and (ii) include within the scope of the PGRLP Indemnification Agreement (defined below), any liability and obligations of Dearborn Center under the Redevelopment Agreement which are incurred prior to Closing, which shall be deemed to satisfy the condition set forth in this Subsection H.

11.2 PGRLP's Preconditions. The following are preconditions to PGRLP's obligations under this Agreement and in the event the condition in subparagraph A below is not met on or before the Closing date, WELP shall be in default hereunder and PGRLP shall be entitled to avail itself of the remedy provided in Article 17:

          A. Subject to the provisions of Section 9.4 above, the representations and warranties of WELP shall be true and correct in all material respects as of the Closing date and WELP shall have performed in all material respects all of its material obligations hereunder to be performed at or prior to the Closing.

11.3 Mutual Preconditions. The following are preconditions to the obligations of all parties to this Agreement and, if not met, will entitle any party hereto as its sole remedy to terminate this Agreement, in which case the earnest money deposits paid by WELP will be refunded to WELP: (a) a binding commitment for the Approved Loan containing the terms set forth in Section 1.2 above, including a fixed rate of interest acceptable to both PGRLP and WELP in their sole discretion will have been obtained on or prior to the expiration of the Investigation Period on the terms set forth in this Agreement or as otherwise agreed to by WELP and PGRLP in their sole discretion; (b) a letter appraisal of the Project shall have been obtained by the Lender on or before the expiration of the Investigation Period in an amount which satisfies any appraisal condition required under the terms of the Approved Loan; (c) the Approved Loan shall have closed on the date of Closing pursuant to documents reasonably satisfactory to WELP and PGRLP; (d) if required under the Redevelopment Agreement, the consent of the City to the transactions contemplated under this Agreement will have been obtained at or prior to the expiration of the Investigation Period; (e) Bank One shall have waived its right to purchase the Project pursuant to Section 39 of the Bank One Lease ("Bank One ROFO") on or before the date which is thirty-five (35) days after the Effective Date; and (f) PGRLP and WELP shall have agreed upon the amount of the Existing Tenant Improvements Escrow prior to the expiration of the Investigation Period. WELP agrees to provide any information requested by the City in connection with obtaining any required consent from the City.

                                   ARTICLE 12
                                     CLOSING

12.1 Place, Time, Etc. Subject to satisfaction or waiver of the conditions precedent to closing set forth in Article 11 above and the other provisions of this Agreement, closing of the transactions contemplated by this Agreement (the "Closing") shall take place in Chicago, Illinois at the office of PGRLP's attorneys, or at such other place or in the manner as the parties may mutually agree on a date selected by the parties, but in no event later than October 15, 2003.

12.2 Documents, etc. by PGRLP. PGRLP and/or Dearborn Center, as appropriate, shall cause copies of the form of all closing documents that are to be prepared by them to be delivered to WELP for review at least three (3) business days prior to Closing. The documents and other materials to be executed (where applicable) and delivered (where applicable) by PGRLP for closing include:

          A.   Closing Statement.

          B.   Capital pursuant to Section 8.3

          C. Indemnification made by PGRLP pursuant to Section 8.6, in the form attached hereto as Exhibit "XX".

          D. Affidavit of Dearborn Center typically required by the Title Insurance Company.

          E. Certificate updating representations and warranties in accordance with Section 9.4.

          F. Evidence of the authority of the PGRLP and Dearborn Center and, if applicable, the constituent members thereof to act and limited liability company (or other entity, if applicable) resolutions authorizing the actions of all such parties.

          G. Certificates of good standing of PGRLP and Dearborn Center in the states of their organization and, if required by law, to qualify to do business in the State of Illinois.

          H. Updates of certified articles of organization of Dearborn Center pursuant to Section 8.6C.

          I.   Estoppel letters from tenants per Section 11.1.(B).

          J.   Management Agreement.

          K.   Loan documents in connection with Approved Loan.

          L.   Operating Agreement of Dearborn Center pursuant to Section 8.5.

          M. Documents to change the bank account or signatories on the bank and other accounts of Dearborn Center.

          N.   Termination of present property management agreement.

          O. Membership Certificate to WELP for the LLC Interests in the form attached as Exhibit "XVIII" attached hereto.

          P. Special guaranties and indemnifications described in Section 12.4, in the form attached hereto as Exhibit XX.

          Q.   Resignation  of  all  present   managers  and/or   administrative
               officers of Dearborn Center as such managers or administrative officers.

          R. Existing Tenant Improvements and Citadel Cash Escrow Agreement, as provided in Section 12.4 below.

          S.   Evidence that Bank One has waived the Bank One ROFO.

12.3 Documents, etc. By WELP. WELP shall cause copies of documents that are to be delivered by WELP to PGRLP at closing to be delivered to PGRLP for review at least three (3) business days prior to Closing. The documents and materials to be executed (where applicable) and/or delivered (where applicable) by WELP for closing include:

          A. Evidence of the good standing and qualification to transact business in the State of Florida and in the State of Illinois, for WELP, if required by applicable law.

          B. Evidence of authority of WELP to act and resolution authorizing the actions of the general partner signing on behalf of the WELP.

          C. Sufficient immediately available funds to the Title Insurance Company escrow account to complete the Closing and to satisfy the contribution by WELP of the WELP Invested Equity.

          D.   Operating Agreement of Dearborn Center pursuant to Section 8.5.

          E.   Documents in connection with the Approved Loan.

          F. Certificate updating representations and warranties in accordance with Section 9.4.

          G.   Earnout Guaranty.

          H. Existing Tenant Improvements and Citadel Cash Escrow Agreement, as provided in Section 12.4 below.

12.4 Special Guaranties and Indemnifications. At Closing, PGRLP shall (A) deposit in the Existing Tenant Improvements Escrow, to the extent not previously funded, all completion costs for shell and core of the Project and all costs related to tenant improvements and allowances with respect to the Existing Leases, as reflected on Exhibits X and XIV attached hereto, and (B) deposit $14,645,000.00 in the Citadel Cash Escrow to secure the Landlord Reimbursement Obligations in connection with the Citadel Lease, both pursuant to an escrow agreement in the form attached hereto as Exhibit "XIX" ("Existing Tenant Improvements and Citadel Cash Escrow Agreement"), which such Escrow Agreement will permit PGRLP and Dearborn Center to use the funds in the Citadel Cash Escrow to satisfy the Landlord Reimbursement Obligations and the funds in the Existing Tenant Improvements Escrow to satisfy PGRLP's obligations under clause A of this Section 12.4. PGRLP will also execute an indemnification agreement ("PGRLP Indemnification Agreement") in the form attached hereto as Exhibit "XX", agreeing to hold Dearborn Center and WELP free and harmless from all obligations arising under clauses A and B of this Section 12.4 and neither the amount of the Citadel Cash Escrow nor the amount of the Existing Tenant Improvements Escrow shall be the limit of PGRLP's liability with respect to PGRLP's obligations under clauses A and B of this Section
         12.4. In the event there are any funds left in the Existing Tenant Improvements Escrow or Citadel Cash Escrow after PGRLP's obligations under clauses A and B of this Section 12.4 are completed, PGRLP shall be entitled to return of same. The PGRLP Indemnification Agreement shall also include the agreement of PRLP to indemnify WELP and Dearborn Center with respect to any liability regarding the Bank One Rights, all of which shall be assumed at Closing by PGRLP, and WELP shall have setoff rights with respect thereto, as provided in the Operating Agreement.

12.5 Further Documents. WELP, PGRLP and Dearborn Center each agree to execute all the documents reasonably contemplated by this Agreement to be executed by them to complete Closing hereunder and such further documents and instruments and to deliver to each other such further materials in their possession at Closing (or thereafter if forgotten at Closing or if the need did not become apparent until after Closing) as may be reasonably necessary or appropriate to accomplish the purpose and intent hereof. All such documents are subject to the approval of PGRLP and WELP, which approval will not be unreasonably withheld or delayed.

                                   ARTICLE 13
                       CLOSING ADJUSTMENTS AND PRORATIONS

13.1 The following items are to be apportioned at Closing in an equitable manner as of 11:59 p.m. on the last day immediately preceding the day on which the Closing occurs (the "Adjustment Date") so that the income and expense items with respect to the period on and prior to the Adjustment Date will be for the account of Dearborn Center prior to the time when WELP becomes a member and the income and expense items with respect to the period after the Adjustment Date will be for the account of Dearborn Center after the time that WELP becomes a member:

          A.   Rents  and  additional  rents,  and all  other  receipts  such as parking fees, supervision and construction fees and similar items, as and when collected. If at the time of the Adjustment Date there are basic rents owed by tenants that have not been collected by Dearborn Center and are applicable to any period of time prior to the Adjustment Date, PGRLP shall deliver to WELP a schedule of such uncollected rents, and WELP agrees that such rents, if and when collected, shall be paid by Dearborn Center to PGRLP. Rents collected by Dearborn Center shall be applied first to then current rents on a tenant by tenant basis, and only after they have been paid will application be made to past-due rents and then in reverse order of accrual. Notwithstanding anything to the contrary set forth in this Article 13, the payments to be made by Bank One and Citadel representing such tenant's proportionate share of the second installment of the 2002 real estate taxes (due in 2003) required to be paid under the Bank One Lease and Citadel Lease, respectively, shall be paid to PGRLP, regardless of whether such payments are received prior to or after the Closing.

               Any percentage rentals received after the Closing date and attributable entirely or in part to a period before the Closing date shall be allocated between Dearborn Center and PGRLP such that PGRLP's share with respect to each tenant shall be an amount equal to the total percentage rentals received for such tenant's lease year, multiplied by a fraction equal to that portion of such tenant's lease year preceding the closing date. Prorated percentage rentals will be paid by the party receiving the percentage rentals from the tenants within ten days after receipt, as and when received.

               Payments of utility, common area, sprinkler, insurance, and other charges (including, without limitation, sewer charges, insurance, and marketing fund or promotion fund charges, if any) from tenants shall be apportioned in an equitable manner.

          B. Real estate taxes (for 2002 and prior years) and annual installments of special assessments, and other state, county or city taxes or assessments, if any, due and payable in 2003 and for any prior years shall have been paid at or prior to Closing by PGRLP. There shall be no prorations of any real estate taxes or special assessments.

          C. Amounts paid or payable in respect of any service contracts that remain in effect and all costs and expenses incurred in common area maintenance charges, or insurance charges attributable to vacant space in the Project. Following issuance of any annual reconciliations to the tenants of the Project and receipt of any reconciliation payments due from the tenants, WELP and PGRLP shall readjust the items under this paragraph C and the corresponding income items under paragraph A.

          D. Water, electricity, oil, gas, steam, telephone, sewer and other utilities based on actual charges when final meter readings have been obtained or actual expenses determined. PGRLP, to the extent current readings are available, shall endeavor to furnish readings made on or immediately prior to the Adjustment Date.

          E. Wages and payroll taxes, vacation pay and fringe benefits for employees of Dearborn Center, if any, to be retained after Closing.

          F. Such other apportionments and adjustments as are customarily apportioned upon transactions similar to those contemplated by this Agreement, including any applicable adjustments with respect to the Redevelopment Agreement.

          G. Interest on any escrows or deposits that will remain after Closing.

                                   ARTICLE 14
                                  RISK OF LOSS

14.1 Damage. If the improvements at the Project are damaged by fire or other casualty prior to Closing, then the following provisions shall apply. PGRLP shall promptly notify WELP of the occurrence of the fire or other casualty. If the cost of restoring the damage, as reasonably estimated by the contractor selected by PGRLP to perform the restoration, is less than an amount which is ten percent (10%) of the total replacement cost for the Project, and if the income from the Property is not materially adversely affected (either because tenants continue to pay rent and other charges, insurance covers any loss of income and/or PGRLP makes up any shortfall to Dearborn Center) then, PGRLP shall cause Dearborn Center to proceed to restore the Project provided there is made available by the existing lenders of Dearborn Center and PGRLP, sufficient insurance proceeds for such restoration and Closing shall occur as scheduled hereunder. If restoration cannot be completed within one hundred eighty (180) days after the Closing date set forth herein, as reasonably estimated by the contractor selected by PGRLP to perform the restoration, WELP may terminate this Agreement by giving written notice to PGRLP within 30 days after PGRLP notifies WELP of such casualty and of the estimated time and cost of restoration. If the cost of restoring the damage is an amount which is ten percent (10%) of the total replacement cost for the Project or more, as reasonably estimated by the contractor selected by PGRLP to perform the restoration, then WELP or PGRLP may terminate this Agreement by giving notice to PGRLP within thirty (30) days after PGRLP notifies WELP of such casualty and the earnest money deposits shall be returned to WELP.

14.2 Taking. In the event there shall be a threatened, pending or completed exercise of the power of eminent domain or deed in lieu thereof of any material or substantial portion of the Project, either PGRLP or WELP shall have the option, to be exercised within 30 days after WELP is given written notice thereof, to terminate this Agreement.

14.3 Termination. Upon any termination under this Article 14, WELP shall be refunded its entire earnest money deposit(s) and neither party shall have any further liability to the other under this Agreement, except that the indemnification and repair obligations of WELP under Section
         4.4 shall survive.

                                   ARTICLE 15
                                    EXPENSES

15.1 PGRLP's Expenses. PGRLP shall pay all documentary stamps and/or transfer or recording taxes, if any, in connection with the transactions described herein, the cost of the title insurance commitment and the owner's title insurance policy premiums and endorsements thereto and the costs of updating the survey, and half of any Closing escrow fees charged by the Title Company. Dearborn Center will pay all costs, fees and expenses associated with closing the Approved Loan; and the cost of any mortgagee's title policy.

15.2 WELP's Expenses. WELP shall pay WELP's Counsel fees; any of WELP's Investigation Period studies and tests; the costs of any UCC Searches, and half of any Closing escrow fees charged by the Title Company.

                                   ARTICLE 16
                              MANAGEMENT AGREEMENT

16.1 Management Agreement. As an inducement to WELP and to PGRLP to enter into this Agreement, WELP and PGRLP have agreed that the Project will be managed on behalf of Dearborn Center in accordance with the terms of the Management Agreement.

                                   ARTICLE 17
                                     DEFAULT

17.1 If WELP shall default in WELP's obligations under this Agreement in any material manner, the earnest money deposit(s) paid to date by WELP together with any interest that may have been earned thereon, shall be paid to PGRLP as full, complete and liquidated damages in full settlement of any and all claims hereunder, whereupon all parties shall be released of all obligations under this Agreement. If PGRLP or Dearborn LLC shall default in any of their obligations under this Agreement in any material manner, WELP may elect as its sole and exclusive remedies to (i) terminate this Agreement and obtain a refund of its earnest money deposit(s) or (ii) WELP may avail itself of specific performance, and recover actual damages in a maximum amount equal to the amount of the earnest money deposits then being held pursuant to this Agreement.

                                   ARTICLE 18
                              BROKERAGE COMMISSION

18.1 No Broker. Any payments made to any brokers or consultants related to this Agreement shall not be deemed to be part of either party's Invested Equity. PGRLP hereby agrees to hold WELP and Dearborn Center free and harmless from all brokerage, consulting, finders or similar claims made by any entity claiming through or as a result of dealings with PGRLP or PGRLP's affiliates. WELP hereby agrees to hold PGRLP and Dearborn Center free and harmless from all brokerage, consulting, finders or similar claims made by any person or entity claiming through or as a result of dealings with WELP or WELP's affiliates. The provisions of this Section shall survive Closing hereunder and shall survive any termination of this Agreement.

                                   ARTICLE 19
                         SURVIVAL OF CERTAIN PROVISIONS

19.1 Wherever in this Agreement obligations of any party are stated to survive Closing hereunder, such obligations shall survive Closing and delivery of the Closing documents, subject to any limitations on the period of survival set forth in this Agreement.

                                   ARTICLE 20
                                     NOTICES

20.1 How Given. All notices hereunder shall be written and shall be deemed given upon receipt thereof or, if receipt is refused, upon the date of refusal. Notices shall be valid if delivered by any of the following means: certified mail, return receipt requested; telecopier; hand delivery or delivery by bonded courier, or reputable overnight delivery services.

20.2 Notices to PGRLP and Dearborn Center shall be sent to PGRLP at the address set forth at the beginning of this Agreement with copies to:

                                    James F. Hoffman, Esq.
                                    Executive Vice President and General Counsel
                                    Prime Group Realty Trust
                                    77 West Wacker Drive, Suite 3900
                                    Chicago, Illinois  60601
                                    Telecopier No.:  (312) 917-1684
                                    and

                                    Donald I. Resnick, Esq.
                                    Jenner & Block
                                    One IBM Plaza
                                    Chicago, Illinois  60611
                                    Telecopier No.:  (312) 840-7656

20.3 To WELP. Notices to WELP shall be sent to WELP at the address set forth at the beginning of this Agreement with copies to:

                                    Dean Vegosen, Esq.
                                    Boose Casey Ciklin Lubitz  Martens  McBane &
                                    O'Connell  515  North  Flagler  Drive,  18th
                                    Floor  West  Palm   Beach,   Florida   33401
                                    Telecopier No. 561-820-0389

20.4 Change. Any party may change its address or telecopier number for notices by giving due notice of such change to the other party hereto.

                                   ARTICLE 21
                              INTENTIONALLY DELETED

                                   ARTICLE 22
                                  MISCELLANEOUS

22.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns; provided, however, no party hereto may assign this Agreement without the prior written consent of the other party, which, except as may otherwise expressly provided herein, may be withheld in the sole discretion of the non-assigning party. Notwithstanding the foregoing, WELP may, without consent of PGRLP, assign this Agreement to an entity which is controlled by the principals of WELP or WELP itself provided that no such assignment shall release WELP from any liability hereunder. This Agreement may be executed in multiple counterparts and, when executed by all parties, shall constitute one agreement effective and binding on all parties.

22.2 Severability. In the event of the invalidity of any provision hereof, same shall be deemed stricken from this Agreement, which shall continue in full force and effect as if the offending provision were never a part hereof.

22.3 Pronouns. Use of pronouns or nouns in any form where they appear in this Agreement shall be read as either masculine, feminine or neuter and either singular or plural wherever the context and facts permit.

22.4 Headings and Exhibits. Article, Section and paragraph headings are inserted solely for ease of reference and shall not be construed to enlarge, modify or limit the provisions hereof. References to numbered or lettered Articles, Sections or paragraphs refer to Articles, Sections and paragraphs of this Agreement unless specified to the contrary. References to Exhibits are to the Exhibits attached hereto which are, by this reference, made a part hereof.

22.5 Time of the Essence. Time is of the essence hereunder. However, if any due date hereunder falls on a Saturday, Sunday or nationally-recognized holiday, the due date shall be the first day thereafter which is not a Saturday, Sunday or holiday.

22.6 Attorneys' Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reimbursement of the costs and expenses thereof from the other party or parties, including reasonable attorneys' fees and including such costs, expenses and fees incurred on appeals of such litigation.

22.7 Construction of Agreement. The parties agree that this Agreement was prepared jointly by them and shall be construed on a parity as between the parties. There shall be no canon of construction for or against any party by reason of the physical preparation of this Agreement.

22.8 Effect of Words. Wherever the word "including" appears in this Agreement, it shall be deemed to mean "including, without limitation" if the context permits.

22.9 No Amendment. No amendment, modification, change or alteration of this Agreement shall be valid or binding unless in writing and signed by all the parties.

22.10 No Agency. Nothing in this Agreement shall be deemed to create an agency relationship between PGRLP and WELP. The relationship of the parties is strictly that of a PGRLP and a WELP.

22.11 Governing Law/Venue. All matters involving this Agreement shall be governed by and construed in accordance with Illinois law. All legal actions under this Agreement shall be taken in a court of competent jurisdiction within Cook County, Illinois, the county were both the principal place of business of Dearborn Center and the Property is located, and the parties hereby waive and agree that they shall not assert that such forum is inconvenient.

22.12 Entire Agreement. Except for a Confidentiality Agreement between PGRLP and an affiliate of WELP dated June 27, 2003, which shall survive execution hereof, this Agreement is the only agreement among the parties and/or their affiliates pertaining to the Project, Dearborn Center and the LLC Interests and all prior negotiations and agreements with respect thereto (except those specifically mentioned above) are merged herein. WELP hereby assumes all of the obligations of its affiliate under such Confidentiality Agreement.

22.13 Faxes. Faxed signatures hereon shall be binding as if they were originals.


22.14 Obligations. All obligations of PGRLP and Dearborn Center hereunder are joint and several.


22.15 German Interests. PGRLP acknowledges that WELP may syndicate in Germany ownership interests in WELP, but not any LLC Interests (the "Syndication"). WELP hereby agrees to indemnify, defend and hold PGRLP and Dearborn Center harmless from and against any and all claims, liabilities, damages, expenses (including reasonable attorneys' fees) and losses which either or both of PGRLP or Dearborn Center may incur by reason of or related to the Syndication, which such obligation of WELP shall survive the Closing. PGRLP and all affiliated and related entities under PGRLP's control (all collectively called "Restricted Parties") agree that they will not during the term of this Agreement, negotiate with or discuss the Property, or this transaction with any "Germans" as defined below (unless as part of a "Company Transaction", as defined below). If this Agreement expires or is terminated or if it is validly terminated by PGRLP or by WELP prior to Closing other than by reason of a default by WELP hereunder and if any of the Restricted Parties should within a period of twelve (12) months after expiration or termination of this Agreement, then close a transaction (other than with respect to a Company Transaction) with any Germans related to or pertaining to the Property or Dearborn Center, then, in such case, PGRLP shall pay to WELP an amount equal to one and one-quarter percent (1.25%) of the total value (defined as the funds being provided by the Germans) of the transaction closed with the Germans (the "Stipend"). The Restricted Parties shall not, during the term of this Agreement, seek to involve any Germans in the ownership of the Property or Dearborn Center or in a participation with PGRLP or other Restricted Parties in any manner relating to the Property or Dearborn Center without WELP's consent (other than with respect to a Company Transaction). In the event any of the Restricted Parties violates the provisions of the immediately preceding sentence and close a transaction relating to the Property or Dearborn Center with any Germans (other than with respect to a Company Transaction), PGRLP shall pay the Stipend to WELP. For purposes of this paragraph, the term "Germans" means any party or parties that meet the following test: is
         (a) a business entity or trust formed under the laws of Germany, (b) a German resident or citizen or (c) an entity (other than a publicly traded entity that is formed under the laws of a nation other than Germany) that is known by PGRLP to be at least 25% owned by German entities and/or German residents or citizens. Notwithstanding anything to the contrary set forth in this Section 22.15, the Restricted Parties will be permitted at any time without liability for the Stipend or otherwise being considered in violation of this Section 22.15 to discuss with and to close on any mortgage and/or mezzanine financing involving the Center with any German bank or other German financial institution that does not involve equity participation by such bank or financial institution or any of their affiliates. A "Company Transaction" shall mean any issuance of interests in PGRLP and/or its partners or in connection with any merger, consolidation, reorganization, sale, liquidation or other similar transaction with respect to PGRLP, any of its partners, affiliates or related parties.

22.16 Exhibits. The parties acknowledge that none of the exhibits ("Exhibits") hereto (other than Exhibits III, XXI and XXII) have been finalized, agreed to by the parties or attached hereto as of the Effective Date. PGRLP shall provide Exhibits I, IV, V, VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, and XVIII within ten (10) business days after the Effective Date. PGRLP and WELP shall use good faith efforts to finalize and agree upon Exhibits II, XIX, XX and XXIII within ten (10) business days after the Effective Date and if they are not able to reach agreement on the final form of any of such Exhibits, then, notwithstanding anything to the contrary set forth in this Agreement, either PGRLP or WELP may terminate this Agreement as its sole remedy and in such event the earnest money deposit(s) shall be returned to WELP.

22.17 Confidentiality. PGRLP and WELP acknowledge and agree that the transaction contemplated by this Agreement is of a highly sensitive and confidential nature and, except to the extent disclosure is required by law or is otherwise permitted by this Section 22.17, WELP and PGRLP agree that all documents and information concerning the Property and Dearborn Center received by WELP, the subject matter of this Agreement and all negotiations with respect hereto and the subject matter hereof shall remain confidential. Prior to and after the Closing of the transaction contemplated by this Agreement, any release or disclosure to the public of information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement shall be made only in the form approved by WELP and PGRLP and their respective counsels (which approval shall not be unreasonably withheld or delayed, and shall be deemed to have been approved if not expressly disapproved within three
         (3) business days after request for approval). Notwithstanding the foregoing to the contrary, this Section 22.17 shall not prevent (a) either party from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement if and to the extent that such disclosure is required by applicable law or a court or other binding order or by applicable administrative rule or regulation or order of any regulatory or supervisory agency or authority with competent jurisdiction over such matter (in which case, the disclosing party shall advise the other party of its intention to disclose such information (unless prohibited by applicable law) and permit the non-disclosing party to attempt to obtain a protective court order with respect thereto), (b) PGRLP or WELP from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement to any of their respective, current, or prospective lenders, members, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners and/or shareholders (and any of the respective lenders, members, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners and/or shareholders of any such parties); provided that all of the foregoing are advised of the confidential nature of such information, matters, terms and provisions, and agree to be bound by the terms and conditions of this Section 22.17 for the benefit of both PGRLP and WELP, (c) PGRLP and/or Prime Group Realty Trust from making any public statement, filing or other disclosure which any of them reasonably believes to be required or desirable under applicable securities laws or in connection with any securities offering or registration by PGRLP and/or Prime Group Realty Trust, or as may be requested or required by the New York Stock Exchange or other securities market, or (d) WELP from making releases of or disclosing information pertaining to the transaction contemplated herein in connection with its syndication, but only if such releases and disclosure occur in Germany. Notwithstanding any statement to the contrary in this Agreement, the confidentiality requirements of this
         Section 22.17 shall not apply to the tax treatment and tax structure of the transactions contemplated by this Agreement, provided that (i) no person may disclose information identifying the parties to the transactions contemplated hereby, and (ii) no person may disclose any nonpublic commercial or financial information. The provisions of this
         Section 22.17 shall survive the Closing of the transaction contemplated by this Agreement or termination of this Agreement (whichever shall occur) without restriction or limitation.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

     In the Presence of:                    PGRLP:

/s/ James F. Hoffman                        PRIME GROUP REALTY, L.P., a Delaware
-----------------------------               limited partnership

/s/ Jeffrey A. Patterson
-----------------------------
                                            By:  Prime Group Realty Trust,
                                            A Maryland real estate investment
                                            trust, its managing general partner


                                            By: /s/ Stephen J. Nardi
                                            ------------------------------------
                                            Printed Name:  Stephen J. Nardi
                                            ------------------------------------
                                            Title:  Chairman
                                            ------------------------------------

                                            WELP:

                                            WELP CHICAGO, L.C., a Florida
                                            limited liability company

                                            By:  Estein Management Corporation,
                                            a Florida corporation, its manager
/s/ Denise O. Purinton
----------------------
                                            By:/s/ Lothar Estein
/s/ Ann Avery                                  ---------------------------------
----------------------                         Lothar Estein, President

                                     JOINDER

         Dearborn Center, L.L.C. joins in this Agreement for the purpose of agreeing to be bound by the provisions hereof which expressly pertain to it.

                                     DEARBORN CENTER, L.L.C., a Delaware limited liability company


                                     By:  Prime Dearborn, L.L.C., a Delaware
                                     limited liability company, its sole member

                                     By:  Prime Group Realty, L.P., a Delaware
                                     limited partnership, its sole member

                                     By:  Prime Group Realty Trust, a Maryland
                                     real estate investment trust,
                                     its managing general partner


                                     By:  /s/ Stephen J. Nardi
                                          -------------------------

                                     Its: Chairman
                                          -------------------------

                                   SCHEDULE OF
                                    EXHIBITS

I.   Rent Roll

II.  Management Agreement

III. Amended and Restated Operating Agreement

IV.  Form of Tenant Estoppel Certificate

V.   Legal Description

VI.  Redevelopment Agreement

VII. Permitted Exceptions

VIII. Contracts Over $10,000 or not Terminable on 30 Days' Notice

IX.  Notices of Violations

X.   Brokerage Commission for Existing Leases

XI.  Hook Up and/or Impact Fees

XII. Employees and Employment Matters

XIII. Tenant Defaults

XIV. Landlord's Funding Obligations Under Existing Leases

XV.  Third Party Claims

XVI. Existing Articles of Organization and Operating Agreement

XVII. Pro Forma Balance Sheet

XVIII. Membership Certificate

XIX. Existing Tenant Improvements and Citadel Cash Escrow Agreement

XX.  PGRLP Indemnification Agreement

XXI. Earnest Money Escrow Agreement

XXII. HELABA Loan Term Sheet

XXIII Earnout Guarantee

                                    EXHIBIT I

                                    Rent Roll

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT II

                              Management Agreement

                                 [SEE ATTACHED]

                        MANAGEMENT AND LEASING AGREEMENT

         THIS MANAGEMENT AND LEASING AGREEMENT (this "Agreement"), dated as of this ___ day of , 2003, is made and entered into by and between DEARBORN CENTER, L.L.C., a Delaware limited liability company ("Owner"), and PRIME GROUP REALTY SERVICES, INC., a Maryland corporation ("Manager").

                                R E C I T A L S:

         WHEREAS, Owner owns fee title in and to that certain property commonly known as Bank One Center and located at 131 South Dearborn, Chicago, Illinois, including all improvements located thereon, which property is legally described on Schedule A attached hereto and made a part hereof (the "Property"); and

         WHEREAS, Manager is experienced and qualified in the business of managing, marketing, leasing and operating properties such as the Property; and

         WHEREAS,   Owner  desires  to  engage  and  utilize  the  services  and experience of Manager in connection with the management, marketing, leasing and operation of the Property; and

         WHEREAS, Manager desires and is willing to render such services and operate the Property, all upon the terms and subject to the conditions set forth in this Agreement.

                              A G R E E M E N T S:

         NOW, THEREFORE, in consideration of the foregoing Recitals (which Recitals are, by this reference, incorporated into the text of this Agreement as if fully set forth herein) and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.   Responsibilities   of  Manager..   Responsibilities  of  Manager.
         Responsibilities of Manager.. Responsibilities of Manager.

         (a) Owner hereby engages and appoints Manager, on an exclusive basis, to manage, market, lease and operate the Property, which shall include, without limitation, the construction and installation (or the administration and/or supervision thereof) of any tenant improvements in, at or upon the Property, and Manager hereby accepts such engagement and appointment and, subject to the conditions set forth in this Agreement, agrees to manage, market, lease, supervise and operate, at Owner's expense, the Property in accordance with the terms, provisions, covenants and conditions set forth in this Agreement. During the Term (as defined in Section 4 below) of this Agreement, and subject to the limitations contained herein, Manager shall, subject to the provisions hereof, the Annual Leasing Plan and the Annual Budget, have (1) full authority to manage, market, lease and operate the Property as a mixed-use office and retail building in accordance with the terms and conditions hereof, (2) full and complete control and reign over, and use of, the entire Property, including, without limitation, its common areas, and (3) the right to determine operating policies, standards of operation, quality of service and any other matters affecting tenant or public relations with respect to the Property. Without limiting the generality of the foregoing, Manager shall have full authority and responsibility, at Owner's cost and expense, as follows:

                  (i) Operational Policies and Forms(i) Operational Policies and Forms(i) Operational Policies and Forms(i) Operational Policies and Forms. Subject to the applicable Annual Budgets (as defined in Section 1(a)(xii) below) and subject to Owner's reasonable supervision, Manager shall be permitted to establish and implement such operational policies and procedures, and develop such new policies and procedures, as Manager may deem reasonably necessary to cause or to ensure the establishment and maintenance of operational standards appropriate for the nature of the Property.

                  (ii) Manager's Control. Subject to the terms and conditions of this Agreement, Manager shall have day-to-day responsibility for the operation of the Property. Manager shall, with the prior approval of Owner (which shall not be unreasonably withheld or delayed) determine, (a) rental rates and related concessions, and (b) charges to tenants for other Property services and for the use of the Property for all customary purposes. Manager shall, with Owner's supervision, determine
                  (x) the terms of security at the Property, (y) policies relating to credit, and (z) all phases of publicity and promotion related to the Property. Notwithstanding the foregoing, Manager shall not decrease the minimum rental rates below, or increase the maximum tenant improvements allowance and other concessions above, the amounts which are specifically delineated therefor in the then adopted Annual Leasing Plan (as defined in Section 1(a)(xii) below) without first obtaining Owner's written consent thereto. Owner and Manager agree that, upon request from the other party, each promptly will deliver to the other, as the case may be, copies of all leases and amendments and modifications thereto and extensions, renewals and terminations thereof that may affect the Property from time to time.

                  (iii) Information; Advertising(iii) Information(iii) Information(iii) Information. Subject to Owner's supervision,
                  (a) Manager shall be permitted to develop any informational material, mass media releases and other related publicity materials that Manager deems necessary for the management, marketing, leasing and operation of the Property, and (b) to the extent approved in the Annual Budgets, Manager shall be permitted to advertise and promote the business of the Property at such times and in such manner as Manager deems appropriate.

                  (iv) Regulatory Compliance(iv) Regulatory Compliance(iv) Regulatory Compliance(iv) Regulatory Compliance. Manager shall use commercially reasonable efforts (a) to maintain and keep in full force and effect all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority with jurisdiction over the Property required for the management, marketing, leasing and operation of the Property,
                  (b) to manage, market, lease and operate the Property in material compliance with all laws, statutes, codes, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property (collectively, "Legal Requirements"), and (c) to comply with all Legal Requirements in performing Manager's obligations under this Agreement. In addition, Manager shall supervise and coordinate the preparation and filing of (and, where required to do so under the Legal Requirements, file) all reports or other information required by all state or other governmental agencies having jurisdiction over the Property, and shall deliver copies of all such reports and information to Owner upon request. Upon the expiration or other termination of this Agreement, any and all licenses, permits and approvals which Manager has obtained and which relate to the Property or to the use or operation thereof or the construction or installation of improvements thereon (all of which shall be in Owner's name except if otherwise required by applicable Legal Requirements), shall be delivered to Owner or Owner's designee. Further, Manager understands and agrees that, in connection with any financing Owner obtains for the Property, the Lender (as defined in
                  Section 1(a)(vii)) of such financing may require that Manager's or Owner's interest, as the case may be, in any and all such licenses, permits, qualifications and approvals be assigned to such lender for collateral purposes. Manager hereby agrees to execute and deliver any such collateral assignment and other documents which are reasonably required by any such lender and acceptable to Manager promptly upon request therefor by Owner. In the event any alterations, additions or improvements, structural or non-structural, shall be required to be made to the Property to comply with any Legal Requirements, such alterations, additions and improvements shall be the responsibility of and shall be performed at the sole expense of Owner but as part of Manager's duties hereunder Manager will supervise same on behalf of Owner. Manager shall defend, if requested by Owner, any actions, suits or other proceedings alleging non-compliance with any Legal Requirements. Manager shall contest, if requested by Owner, by appropriate legal proceedings conducted in good faith, in the name of Manager or Owner, or both, the validity or application of any Legal Requirements. If Owner shall approve any such contest, Owner shall execute and deliver any appropriate documents which may be necessary or proper to permit Manager to prosecute such contest.

                  (v) Equipment and Improvements(v) Equipment and Improvements(v) Equipment and Improvements(v) Equipment and Improvements. Subject to the applicable Annual Budget, Manager shall, on behalf of Owner, acquire and install or effect the acquisition and installation of equipment and improvements which are needed (a) to maintain or upgrade the quality of the Property or its services, (b) to replace obsolete or run-down equipment, or (c) to correct any other deficiencies which may be identified by Manager during the Term of this Agreement. In connection therewith, Manager shall make, or engage third parties to make, all such repairs, replacements and maintenance and shall cause to be acquired all necessary equipment, including replacement equipment.

                  (vi) Accounting(vi) Accounting(vi) Accounting(vi) Accounting. Manager shall supervise and coordinate accounting support to, and prepare and maintain books, records and reports for, the Property and the Owner, including the following:

                           A.  a  monthly   balance   sheet  and   statement  of
                           operations for Owner;

                           B. tenant billing records;

                           C. accounts receivable and collection records;

                           D. accounts payable records;

                           E. all payroll functions, including preparation of payroll checks, establishment of depository accounts for withholding taxes, payment of such withholding taxes (at Owner's sole expense), filing of payroll reports and the issuance of W-2 forms to all employees, if any;

                           F. a complete general ledger for the purposes of recording and summarizing all transactions for the Property;

                           G. the preparation and filing of all necessary reports as required by any and all governmental authorities having jurisdiction over the Property or the operation thereof. Manager shall file, on its own behalf or on behalf of Owner, all such reports as are required to be filed by Manager or Owner;

                           H. monthly occupancy and tenant delinquency reports; and

                           I. regular leasing reports for the Property setting forth the common area charges, taxes and insurance incurred or payable (or expected to be incurred or payable) with respect to the operation of the Property and each tenant's proportionate share thereof.

                           In  connection  with the  performance  of its  duties
                  under this Section 1(a)(vi), Manager will develop accounting procedures and systems to facilitate the preparation of the books, records and reports (the "Accounting Procedures"). All Accounting Procedures developed by Manager shall comply with generally accepted accounting principles ("GAAP") and will not materially distort income or loss from the operation of the Property. Any modifications to the Accounting Procedures will be subject to Owner's approval, which will not be unreasonably withheld or delayed. Subject to the applicable Annual Budgets, nothing herein shall preclude Manager at Owner's cost from engaging a third party to assist it in the performance of the accounting duties provided for herein including, without limitation, Owner's independent accounting firm (the "Company Accountant"); provided that the cost of the accounting duties described in Section 1(a)(vi)(A)-(I), inclusive, will be borne by Manager and not by Owner. Manager shall maintain such books and records either at the Property or Manager's principal place of business in Chicago, Illinois. Owner, or any agents or employees of Owner or the Company Accountant shall have the right from time to time, during normal business hours and upon reasonable prior notice to Manager, to examine such books and records at the offices of Manager.

                  (vii) Operating and Tax Reports(vii) Reports(vii) Reports(vii) Reports. In addition to the reports to be prepared by Manager pursuant to Section 1(a)(vi) of this Agreement, Manager will supervise and coordinate the preparation of the following operating and tax information for the Property and Owner, all of which will be prepared (to the extent applicable) in accordance with GAAP:

                           A. Within twenty (20) days after the end of each calendar month, (1) an unaudited balance sheet for Owner, dated as of the last day of such month, and unaudited statements of income and expenses (with budget variance explanation) and cash flow for such month relating to the operation of the Property (collectively, the "Monthly Statements"), (2) a leasing report detailing letters of intent and leases entered into in the previous calendar month and information regarding any lease renewals, modifications, extensions and terminations (if any) during the previous calendar month; (3) a capital expenditures report detailing the nature and amount of capital expenditures made in the previous calendar month; and (4) bank account reconciliations and copies of bank statements.

                           B. Within thirty (30) days after the end of each calendar quarter (other than the last calendar quarter of each year), (1) an unaudited balance sheet for Owner, dated as of the last day of such calendar quarter, and unaudited statements of income and expense (with budget variance explanation) and cash flow for such quarter relating to the operation of the Property, (2) a report containing information regarding changes in the capital accounts of Owner's members (the "Statement of Capital Accounts"), which shall include the amount of capital contributions credited to each member's capital account during such period, any distribution received by any member during such period, and any items of profit or loss from Owner's activities and the operation of the Property during such period, and (3) a quarterly marketing report relating to the leasing activity at the Property.

                           C. Within ninety (90) days after the end of each calendar year (1) a final unaudited balance sheet for Owner, dated as of December 31 of each calendar year during the Term, and unaudited statements of income and expenses (with budget variance explanation) and cash flow for such calendar year, in sufficient detail to enable the Company Accountant to audit the financial statements for Owner and the Property, and
                           (2) a Statement of Capital Accounts for such calendar year.

                           D. At such time or times as may be required by the loan documents for Owner's mortgage loan encumbering the Property (the "Loan Documents"), Manager will prepare and submit to Owner and the relevant lenders (individually and collectively, the "Lender") such financial reports as may be required by the Loan Documents. Manager will familiarize itself with the provisions contained in Owner's Loan Documents and shall, to the extent funds are made available to Manager hereunder for such purpose, use commercially reasonable efforts to keep Owner and the Property in compliance with all material provisions thereof; provided, however, that the foregoing requirement does not include any obligation to make payments of debt service under any Loan Documents or any other amount payable to the Lender pursuant to Owner's Loan Documents. Manager acknowledges that the Loan Documents provide for a holdback of $22,500,000 to be used to pay costs incurred by the Owner for tenant improvements and leasing commissions (the "Holdback Amount"), and that, subject to the requirements of the Lender, such funds are intended by Owner to be utilized to pay for such costs prior to any utilization of the Operating Account (defined below) or other funds of Owner for such costs. Therefore, any delay in receiving these funds in connection with the draw process set forth in the Loan Documents shall not be a default by Owner under this Agreement or Schedule B attached.

                           E. Manager also shall prepare and submit to Owner and its members, such monthly, quarterly and annual returns and reports for Owner and the Property containing such information as may be reasonably necessary for Owner and its members to prepare and file on a timely basis any monthly, quarterly and/or annual returns or reports required to be filed by Owner or any of its members with the Securities and Exchange Commission, the Internal Revenue Service or other governmental bodies and such other reports and information as Owner or Prime Group Realty, L.P. ("PGRLP") reasonably requests including, without limitation, such information as PGRLP reasonably requests with respect to reporting and other requirements applicable to real estate investment trusts generally and Prime Group Realty Trust, in particular.

                  Owner will provide Manager with such information as Manager reasonably requests to enable Manager to timely prepare all reports required to be prepared by Manager including, without limitation, the Loan Documents and information relating to the distribution and other transactions affecting the members' capital accounts. Manager shall not be considered to be in default of any of its obligations under this Section 1(a)(vii) if Manager is unable to complete and deliver any reports required hereunder because Owner or PGRLP fails to promptly deliver any information reasonably requested by Manager. Owner and Manager hereby acknowledge and agree that Manager shall be responsible for the preparation and maintenance of all books and records of the Property and Owner including, without limitation, the accounting and tax records for Owner and the Property and that Manager shall be responsible for the preparation of all Federal, state and local income tax returns and reports for Owner and the Property. In this regard, Owner agrees to promptly deliver to Manager all bank statements received by Owner for the Company Account, the Operating Account and any other bank or similar account maintained by Owner with respect to the Property and to promptly notify Manager of any and all transactions, withdrawals, payments, receipts, wire transfers and other activity in any such accounts to enable Manager to maintain and prepare all of the accounting, income tax and other books and records for Owner and the Property. Owner agrees to pay Manager (in addition to the Management Fees (defined below) and to any costs attributable to the Company Accountant) an amount equal to ten cents ($.10) per rentable square foot of the Property each year to cover the costs and expenses incurred by Manager in preparing, supervising and coordinating the books, records, reports, accounting, tax and other materials under this
                  Section 1(a)(vii) including, without limitation the allocated share of the wages, salaries and benefits of Manager's or any of its Affiliates' and its Affiliates and their respective employees that prepare any of the foregoing. Such amount may be increased from time to time as mutually agreed by Owner and Manager in their reasonable discretion to reflect actual increases in such costs and expenses.

                  (viii)   Bank    Accounts(viii)   Bank   Accounts(viii)   Bank
                  Accounts(viii) Bank Accounts. All rents and other sums received from tenants and other third parties relating to the Property shall be deposited in an account at SunTrust Bank or another bank designated by Owner (the "Company Account"). Owner also shall establish a segregated account or accounts for and in the name of Owner at such bank as is agreed upon by Owner and Manager from time to time (the "Operating Account"). If Owner and Manager decide to change such bank, Manager shall promptly transfer all funds remaining in the previously established Operating Account to the new bank account. Manager shall deposit into the Company Account all money received by Manager on Owner's behalf from the management, marketing, leasing and operation of the Property. After payment of all amounts due under the Loan Documents, Owner shall make regular, monthly (or more often, if necessary) deposits into the Operating Account (to the extent sufficient funds are available in the Company Account and any other accounts Owner maintains for the Property) to pay all expenses and capital items (including, but not limited to, improvements, tenant improvements, leasing commissions and leasing costs) of the Property and other amounts to be paid by or to Manager pursuant to this Agreement including, without limitation, all amounts contemplated by the Annual Budgets. Notwithstanding the foregoing, payment for leasing commissions and tenant improvements will be made from the Holdback Amount and will be due only from those funds until the Holdback Amount is exhausted and will be disbursed as provided in the relevant Loan Documents. Withdrawals and payments from the Operating Account shall be made only on checks signed (personally or by facsimile signature) by one or more person or persons designated by Manager. Manager shall give Owner written notice as to the identity of such authorized signatories on such account. Notwithstanding the foregoing, a single representative of Owner shall also have signatory authority on the Operating Account provided such signatory authority by Owner shall not be exercised without Owner having first provided Manager with at least two (2) business days' prior written notice of such exercise. In no event shall the exercise by Owner of such signatory authority cause the Operating Account to become overdrawn or otherwise be exercised in any manner which would interfere with Manager's rights and obligations under this Agreement. Subject to
                  Section 1(a)(xii)(b) below, any and all expenditures and expenses (ordinary, extraordinary, capital, foreseen and/or unforeseen) incurred in the management, marketing, leasing and operation of the Property (other than those relating to the payment of interest, principal, and other amounts due under the Loan Documents), including, but not limited to, payroll and employee benefits, real estate taxes, repair and maintenance expenses, Leasing Fees payable to Outside Brokers (as defined in Schedule B attached hereto), reserves established pursuant to the applicable Annual Budgets, capital items (including, but not limited to, improvements, tenant improvements, leasing commissions and leasing costs) and other operating expenses of the Property, shall be paid by check drawn on the Operating Account and, accordingly, Owner hereby authorizes Manager to pay such expenditures and expenses as and when the same shall become due and payable and in all events prior to delinquency, subject to the availability of sufficient funds in the Operating Account. Management Fees and Leasing Fees (as such terms are defined in Section 8 below), other than those due to any Outside Broker, will be paid by
                  Owner to Manager from the Company Account on a pari passu basis with the monthly UST Administrative Fee (as defined in Operating Agreement) payable to UST XI Dearborn, Ltd. ("UST"). Any Management Fees, Leasing Fees and other amounts due and payable pursuant to this Agreement which are not paid when due as a result of Owner's failure to deposit funds in the Operating Account or any default by Owner under Section 5 of this Agreement shall (a) accrue, (b) be due and payable promptly by Owner directly to Manager, and (c) if not paid within five (5) days after due, shall accrue interest at the Default Rate (as defined in Section 23 below) until paid. If any Management Fees, Leasing Fees or other amounts payable hereunder are not paid when due because of an insufficiency of funds in the Company Account or other accounts maintained by Owner with respect to the Property (and such insufficiency is not due to distributions made by Owner to any of its members) or because the Lender has not yet funded such amounts from the Holdback Amount pursuant to the Loan Documents, then such amounts shall accrue and shall be paid promptly after sufficient funds are available in the Company Account or are funded from the Holdback Amount, as applicable, but shall not accrue interest. Owner agrees that during the Term of this Agreement and subject to the availability of funds in the Company Account, a minimum balance of $500,000.00 or such other amount as agreed upon in writing by Owner and Manager, shall be maintained in the Operating Account. If for any reason, the amount of funds in the Operating Account falls below the aforesaid minimum balance threshold or because of a draft to be written upon Operating Account the balance thereof will fall below such minimum balance threshold, Manager shall promptly notify Owner. Thereafter, subject to the availability of funds in the Company Account, Owner shall immediately cause funds to be deposited into the Operating Account in an amount sufficient to restore the balance thereof to a level equal to or greater than the aforementioned minimum balance threshold. After payment of all amounts pursuant to this subsection
                  (viii), and subject to the foregoing minimum balance threshold, any excess funds remaining in the Operating Account as of the end of a calendar month shall be, if applicable, deducted from the amounts required to be transferred by Owner into the Operating Account for the following month. Copies of all cancelled checks and deposit slips shall be maintained at the offices of the Manager in Chicago, Illinois.

                  (ix) Personnel(ix) Personnel(ix) Personnel(ix) Personnel. Manager shall have full power and authority to recruit, hire, train, promote, direct, discipline and fire all personnel performing services relating to the Property; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as Manager determines, in its sole discretion, to be necessary or desirable during the Term of this Agreement to ensure the efficient and satisfactory operation of all departments within, and all services offered by, the Property. All of the foregoing obligations shall be undertaken in accordance with the Annual Budgets and all Legal Requirements. All of the personnel shall be the employees of Manager, unless otherwise agreed by Owner and Manager, and all salary, bonuses, fringe benefits, payroll taxes and related expenses payable to or in respect of the personnel shall be expenses of the Property. Owner shall reimburse Manager for all reasonable travel expenses incurred in good faith by any of Manager's employees relative to hiring and training of Property employees, maintaining the physical condition and appearance of the Property, maintaining and promoting proper operational procedures and practices, maintaining books and records and otherwise performing duties undertaken by or rights granted to Manager in this Agreement. Notwithstanding the foregoing, Manager shall not be reimbursed under this Agreement for the following expenses: cost of salary, wages, commissions or other remuneration, and related benefits for any officer, director, partner, principal or executive of Manager, except that Manager will be (i) reimbursed the salary and other benefits of the employees of Manager working solely at the Property, including, but not limited to, the full-time building manager ("Building Manager"), as an operating expense of the Property and (ii) the costs incurred by Manager to pay salary and benefits or compensation to Manager's employees as provided in Section 1(a)(vii) above.

                  (x) Supplies, Materials and Equipment(x) Supplies and Equipment(x) Supplies and Equipment(x) Supplies and Equipment. Manager shall be permitted to purchase all supplies, materials and non-capital equipment as Manager deems reasonably necessary to manage, market, lease and operate the Property within the budgetary limits set forth in the Annual Budgets.

                  (xi) Legal Proceedings(xi) Legal Proceedings(xi) Legal Proceedings(xi) Legal Proceedings. Manager shall have the right, through legal counsel designated by Manager, to direct all legal matters and proceedings that are within the scope of Manager's authority pursuant to this Agreement, including without limitation, (a) defending any claims instituted by third parties relating to the Property, and (b) instituting any necessary legal actions or proceedings to collect obligations owing to Manager, Owner and/or the Property, canceling or terminating any lease, contract or agreement relating to the Property for breach thereof or default thereunder, and otherwise enforcing the obligations of the tenants, sponsors, licensees, customers and any other occupants and users of the Property. Notwithstanding the foregoing, Manager will not commence any litigation or terminate or cancel any lease, contract or agreement on behalf of Owner and in performance of its obligations and duties under this Agreement without Owner's consent, which will not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, Manager is authorized to settle, in the name and on behalf of Owner and on such terms and conditions as Manager may deem to be in the best interests of the Property, any and all claims or demands arising out of, or in connection with, the management, marketing, leasing and operation of the Property, whether or not legal action has been instituted, provided that any such settlement resulting in the expenditure of funds from the Operating Account does not exceed the amount for each such individual claim or demand as set forth in the most recently approved Annual Budgets; and provided further that Manager shall be required to obtain Owner's consent (which will not be unreasonably withheld or delayed) to settle any matter for which the amount in controversy exceeds $25,000.00, unless a greater amount was previously approved in the applicable Annual Budget. All such amounts paid in respect of any such settlements shall be expenses of the Property. Manager will give prompt notice to Owner of all demands and claims and all settlements and legal actions.

                  (xii) Annual Budgets.

                       (a) Preparation  and   Submission.   Attached  hereto  as
                           Schedule C are the Annual Budgets for the remainder of calendar year 2003 and calendar year 2004, which Annual Budgets are hereby approved by Manager and Owner. The Annual Budgets shall be comprised of three
                           (3) components consisting of the following: (i) the Annual Leasing Plan, which identifies the prospective lease terms for the coming year and projects the revenues available and funds required during such calendar  year in  order  to  lease  and  market  the
                           Property and includes lease guidelines pursuant to which Manager will have authority to lease the Property, (ii) the Annual Capital Plan, which projects the revenues available and funds required during such calendar year to make the capital improvements necessary or desirable in order to keep the Property in good condition and repair, and (iii) the Annual Operating Budget, which projects the revenues available and funds required during such calendar year in order to manage, maintain and operate the Property and keep the Property in compliance with the terms and conditions of this Agreement. Any references herein to the Annual Budgets shall be deemed to collectively refer to the Annual Leasing Plan, the Annual Capital Plan and the Annual Operating Budget and any reference to an Annual Budget shall mean the Annual Leasing Plan, the Annual Capital Plan or the Annual Operating Budget, as applicable. Except for the Annual Budgets for the remainder of the 2003 calendar year and the 2004 calendar year, at least forty-five (45) days prior to the end of each calendar year during the Term of this Agreement, Manager shall submit to Owner a proposed Annual Leasing Plan, Annual Capital Plan and Annual Operating Budget for the following calendar year (the "Proposed Annual Budgets"). The Proposed Annual Budgets shall be based upon data and information then available to Manager and shall include, without limitation, estimated salaries and fringe benefits for all personnel groups, projected staffing patterns for the Property, estimates of required capital expenditures and purchases of equipment, supplies, materials, inventory, food and similar items, and an estimate of the level of rates and charges to tenants of the Property sufficient to generate revenue necessary to manage, market, lease and operate the Property and make the capital improvements projected in the applicable Proposed Annual Budget. The Proposed Annual Budgets shall include an estimate of revenues, costs, expenses and expenditures, and Owner and Manager acknowledge and agree that (1) projected revenue may not be actually received and (2) projected costs, expenses and expenditures may be exceeded by actual costs, expenses and expenditures incurred in connection with the management, marketing, leasing, repair and operation and maintenance of the Property. By submitting the Proposed Annual Budgets, Manager shall not be deemed to be providing a guarantee or warranty as to the projected revenue, costs, expenses or expenditures of, or as to any other financial matter relating to, the Property, except that Manager does represent and warrant that Manager will prepare the proposed Annual Budgets in good faith and based on commercially reasonable assumptions.

                           (b) Adoption. The Annual Budgets, as finally adopted in accordance with this subsection (b) (including as it may thereafter be revised from time to time during any calendar year pursuant to the written agreement of Owner and Manager) shall constitute the "Annual Budgets" for all purposes of this Agreement. Owner shall, within thirty (30) days following receipt from Manager of the Proposed Annual Budgets, notify
                           Manager of either (1) Owner's approval of the Proposed Annual Budgets (or individually, the proposed Annual Leasing Plan, Annual Capital Plan, or Annual Operating Budget) or (2) those items of each such budget or plan that Owner approves and those items of each such budget or plan that Owner disapproves. If Owner shall approve the Proposed Annual Budgets (or any of them), the same automatically shall be adopted as the applicable Annual Budget for the applicable calendar year. In the event that Owner does not notify Manager in writing of Owner's approval or disapproval, in total or in part, of the Proposed Annual Budgets within such thirty (30) day period, then all of the Proposed Annual Budgets shall be deemed approved by Owner and automatically shall be adopted as the Annual Budgets for the applicable calendar year. If Owner disapproves of the Proposed Annual Budgets either in total or in part within such thirty (30) day period as aforesaid, then Owner and Manager shall have an additional fifteen (15) days from the date of Manager's receipt of Owner's disapproval notice to formulate and adopt the mutually agreeable Annual Budgets. If the parties are unable to reach an agreement on any line-item in the Proposed Annual Budgets within said additional fifteen (15) day period, then the applicable line-items which are the subject of such dispute in the Annual Budgets for the calendar year immediately preceding the calendar year for which Owner and Manager are unable to agree (i.e., the calendar year in which the approval process for such budget was to occur), including any such prior Annual Budgets determined in accordance with this sentence, shall be increased by the percentage increase in the Consumer Price Index -- Urban Wage Earners (or, if such index is no longer published, such other index as is determined by Manager in good faith to be comparable) during the 12-month period ending on November 30th of such preceding year, and such increase shall constitute the relevant line-items in the Annual Budgets pending the final adoption of the Annual Budgets; provided, however, that the budgeted items for the categories of heat, light, power, insurance, real estate taxes and other operating items necessary for the day-to-day operation of the Property shall be deemed increased as required to reflect actual expenses for the succeeding calendar year. The terms of the immediately preceding sentence shall apply separately to each line-item of the Proposed Annual Budgets
                           (e.g., should Manager and Owner agree on all line-items in the proposed Annual Leasing Plan and not in the Annual Capital Plan or the Annual Operating Budget, the agreed-upon proposed Annual Leasing Plan and agreed upon line items in the Annual Capital Plan and Annual Operating Budget shall be adopted for the applicable calendar year while the disputed line items in the Annual Capital Plan and the Annual Operating Budget shall be determined in accordance with this Section 1(a)(xii)(b)).

                           (c) Efforts to Operate within Annual Budgets. Manager agrees to use commercially reasonable efforts to manage, market, lease and operate the Property in accordance with the Annual Budgets. Subject to the foregoing limitation, Owner shall be responsible, as and when needed, for the payment of any and all costs, expenses and expenditures incurred in connection with the management, marketing, leasing, operation, repair and maintenance of the Property, including, without limitation, Management Fees, Leasing Fees and cost overruns, which exceed the projections in the then current Annual Budgets and including the cost of all litigation and other proceedings relating to the Property and compliance with Legal Requirements. In no such event, without Owner's prior written approval, shall Manager make expenditures in excess of any line item in the then applicable Annual Operating Budget to the extent such increased expenditures (i) exceed the amount of the applicable line item by more than five percent (5%) of such line item for any calendar year; or (ii) exceed the total aggregate amount of all line items by more than one percent (1%) for any calendar year. Notwithstanding anything in this Agreement to the contrary, if Manager determines in good faith that the incurrence of any cost, expense or expenditure is required in order to comply with any Legal Requirements or is required or desirable in the event of an emergency or other occurrence where prompt action is necessary, then, without Owner's prior approval, Manager shall be entitled to incur such costs and expenses and make such expenditures, all of which shall be deemed, for all purposes of this Agreement, to be in accordance with the then current Annual Operating Budget.

                  (xiii) Collection of Accounts. Manager shall issue bills for, and use commercially reasonable efforts to collect, all rents, receipts, income and security deposits and all other sums of money whatsoever which may be or become due and payable to Owner in connection with the occupancy, use or enjoyment of the Property or that may be owed for goods and services furnished by the Property, Owner or Manager, including, but not limited to, enforcing the rights of Owner and the Property as creditor under any contract or in connection with the rendering of any services. Owner hereby authorizes Manager to request, demand, collect, receive and receipt for any and all such rents, receipts, income, security deposits and other sums of money and to recommend to Owner the institution of legal proceedings for the collection thereof and for the dispossession of tenants and other persons from the Property. Any actions taken by Manager to collect said accounts receivable shall be in accordance with any Legal Requirements governing the collection of accounts receivable and in accordance with the applicable Annual Budget.

                  (xiv) Maintenance and Repairs. To the extent of the expenditures set forth in the then approved Annual Budgets for maintenance and repairs, Manager shall cause to be made all repairs, corrections and maintenance as shall be required in the normal and ordinary course of operation of the Property in order to maintain the Property in good order and in a safe condition and in compliance with all Legal Requirements including, without limitation, keeping the sidewalks, parking areas, and common areas forming a part of the Property or serving the Property free of debris and from ice and snow. Any repairs, corrections or maintenance in excess of the expenditures approved therefor in the then adopted Annual Budgets shall be caused to be made only upon the prior written approval (not to be unreasonably withheld or delayed) of Owner and in any case where written approval is required, once such written approval has been obtained, Manager is authorized to take all actions and to make and enter into all such contracts and purchase orders as Manager deems necessary or desirable. Notwithstanding the foregoing or anything to contrary contained herein, in the event a condition should exist, or an event or circumstance should occur, in or about the Property of an emergency or other nature which immediately requires that repairs be made or actions to be taken to preserve and protect the Property or assure its continued operation, or to protect the tenants, employees and/or invitees in the Property or Manager, or is otherwise related to or concerning the safety of the Property or any person, Manager is hereby authorized to take all actions, enter into all contracts and purchase orders and to make all expenditures as Manager deems reasonably necessary or desirable to repair and correct any such condition and/or cure and respond to such event or circumstance; provided, however, that Manager shall, to the extent practicable, endeavor to first contact and inform Owner of the necessity, nature and estimated costs of such emergency repairs or expenditures.

                  (xv) Contracts. Manager shall negotiate, enter into, secure, amend, modify, alter, extend, renew, cancel and/or terminate such agreements and contracts which Manager may deem necessary or advisable for the management, marketing, leasing and operation of the Property, including, without limitation, the leasing of space, the furnishing of concessions, supplies, utilities, extermination, refuse removal, the retention of real estate tax and insurance consultants (which shall be subject to Owner's approval, not to be unreasonably withheld or delayed) and other services. Where lawful, said agreements and contracts will be entered into by Manager in the name of and on behalf of Owner. At the request of Owner and/or when determined desirable by Manager, Manager shall contract with a tax service to make a review of and submit a report with respect to all real estate and personal property taxes and assessments affecting the Property and shall file all personal property tax returns after consulting with Owner concerning the contents thereof.

                  (xvi) Tenant Relations. Manager shall use good faith efforts to maintain businesslike relations with all tenants of the Property and shall receive, consider and record all service requests from such tenants in a systematic fashion and shall take commercially reasonable actions in response to each such request. Serious complaints from tenants of the Property, after investigation, shall be duly reported to Owner with recommendations as to the manner in which or course of action to take with respect thereto. Manager agrees that, except for services of the types delineated on Schedule D attached hereto, neither Manager nor its Affiliates or any of their respective employees shall perform any services directly for any tenant of the Property (as opposed to those performed for Owner and the Property pursuant to this Agreement) without the consent of Owner, which will not be unreasonably withheld or delayed.

                  (xvii) Leasing. Manager shall devote its commercially reasonable efforts and time to the negotiation of leases and lease amendments, extensions and renewals for any space within the Property that is now or hereafter becomes vacant during the term (as may be extended as provided herein) of this Agreement. Manager shall be the exclusive leasing broker of Owner for the purpose of leasing the Property or any portion thereof; provided, however, that Manager may engage sub-agents to perform its obligations under this Section 1(a)(xvii) including, without limitation, with respect to the leasing of the retail portion of the Property, Mid-America Real Estate Corporation. Owner shall have the right, in its reasonable discretion, to approve the terms, provisions, covenants, conditions and forms of any proposed lease or lease amendment, modification, extension, renewal, termination or cancellation, and to approve any prospective tenants of the Property. In the event that Owner fails to disapprove any proposed lease, or lease amendment, modification, extension, renewal, termination or cancellation, or any other agreement related to the use and occupancy of the Property or any portion thereof, within ten
                  (10) days after Manager delivers to Owner the proposed final draft thereof, then Owner shall be deemed to have granted its consent thereto and approval thereof. Manager shall use commercially reasonable efforts to comply in all material respects with any leasing requirements of any Lender contained in any Loan Document of which a copy has been delivered either to Manager or to PGRLP In the event that Owner enters into negotiations directly with any tenant at or prospective tenant of the Property, such negotiations shall neither affect the amount of any leasing commission or fee that would otherwise be due and payable to Manager with respect to such lease, amendment, modification, alteration, extension, renewal, termination or cancellation, nor affect the terms and conditions of this Agreement regarding whether and when a leasing commission and/or fee is deemed earned (it being the understanding and agreement of Manager and Owner that Manager shall be entitled to be paid a Leasing Fee as provided in
                  Section 8 below and Schedule B attached hereto with respect to any and all leases, lease amendments, lease modifications, lease extensions or renewals, licenses and other agreements related to the use and occupancy of the Property or any portion thereof by any party, regardless of whether or not Manager procured such party or was involved in negotiations). In the event any Outside Broker is involved by Manager in obtaining any new tenant of the Property on behalf of or in conjunction with Manager and a commission is due hereunder, Manager shall have the discretion to negotiate the fee payable to such outside broker, and any such commission shall be paid in accordance with the terms and provisions of Section 8 below and Schedule B attached hereto.

         (b) Exclusive Representative. It is understood and agreed that Manager shall be the sole and exclusive representative of Owner for purposes of communicating and dealing directly with the regulatory authorities, governmental agencies, employees, independent contractors, suppliers, tenants, sponsors, licensees, customers and guests of the Property. Any communications from Owner to such persons or entities or authorities shall be directed through Manager unless Owner and Manager mutually agree that direct communications between Owner and one or more such persons or entities is appropriate. In this regard, Owner hereby appoints Manager as its agent and authorized representative to negotiate, enter into, secure, amend, modify, alter, extend, renew, cancel and/or terminate any contracts and agreements contemplated by this Agreement including, without limitation, the contracts and agreements described in Section 1(a)(xii) and (xv) and all existing and future leases, licenses and other occupancy agreements, and all amendments, extensions, renewals, terminations and cancellations of any of the foregoing as contemplated by Section 1(a)(xii) and (xvii) hereof (collectively, the "Contracts and Leases"), subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, Manager acknowledges and agrees that Owner has the right to participate in any communication or dealing with regulatory authorities and governmental agencies and that Manager has no right to terminate or cancel leases without Owner's consent, which will not be unreasonably withheld or delayed.

         (c) Right to Replace Leasing Agent. Manager and Owner agree that in the event that the office portion of the Property is not Eighty Percent Leased (as defined below) by the Office Leasing Deadline (as defined below), then at any time after the Office Leasing Deadline until the date the office portion of the Property is Eighty Percent Leased, Owner shall have the right, upon thirty (30) days advance written notice to Manager, to replace Manager as the leasing agent for the Property, but not as the manager of the Property. In the event that the Manager is replaced as the leasing agent for the Property pursuant to this Section 1(c), Manager shall continue to have the right to receive Leasing Fees as contemplated by this Agreement for the 180-day period after such replacement. No replacement of Manager as leasing agent pursuant to this Section 1(c) shall affect Manager's right to receive Management Fees or any other amounts due under this Agreement except Leasing Fees. The term "Eighty Percent Leased" shall mean that eighty percent (80%) of the office portion of the Property as of the date of this Agreement consisting of a total of 1,402,234 square feet (and not including the 24,223 square feet of storage space and 95,349 square feet of retail space) is leased to tenants pursuant to signed leases, without the necessity of such tenants having yet occupied the space or commenced paying rent. The term "Office Leasing Deadline" shall mean the date that is the second annual anniversary of the date of this Agreement; provided that if on such date the Manager is negotiating the actual form of a lease or leases with one or more tenants pursuant to business terms consistent with leasing guidelines previously approved by Owner or otherwise reasonably acceptable to Owner, and the execution of such lease or leases would cause the office portion of the Property to be Eighty Percent Leased, then the Office Leasing Deadline shall be extended for such period of time, not to exceed an additional sixty
         (60) days, that such negotiations are ongoing until such lease or leases are signed or such negotiations cease on leases sufficient to cause the office portion of the Property to be Eighty Percent Leased. In addition, it shall not be a default by Owner under this Agreement if the Lender requires Owner to replace Manager as the leasing agent for the Property to the extent expressly provided in the applicable Loan Documents.

         2. Insurance.  Manager,  at Owner's  request,  cost and expense,  shall arrange for and shall maintain and keep in full force and effect insurance coverage with respect to the Property as agent of and on Owner's behalf, including, without limitation, (a) comprehensive general liability insurance, fire and extended coverage insurance, workers' compensation insurance, business interruption insurance and any other insurance customarily and usually procured in the operation of a Class A mixed-use office and retail building located in Chicago, Illinois and similar to the Property, or required by any Lender (provided that Owner delivers to Manager a copy of any such Lender's insurance requirements) and (b) the following types of insurance with respect to Manager and its employees performing duties under this Agreement: (i) comprehensive general liability insurance, including a broad form endorsement, hired and non-owned automobile insurance and workers' compensation insurance, covering Manager's employees performing duties under this Agreement; (ii) professional liability errors and omissions coverage for the management of the Property with minimum limit of $1,000,000 (or such higher amount as Owner may reasonably request) per claim (such coverage may be an endorsement of the general liability insurance policy); and (iii) crime coverage including employee dishonesty, forgery, theft of money and securities, with minimum limit of $2,000,000 (or such higher amount as Owner may reasonably request) per occurrence and in the aggregate. All such insurance shall be in reasonable amounts and effected by policies issued by insurance companies of good reputation and sound financial responsibility in Manager's reasonable discretion. Upon Owner's request, certificates of insurance evidencing such insurance shall be promptly delivered to Owner. All comprehensive general liability and hired and non-owned automobile insurance policies procured by Manager under this Section 2 shall name Owner and any Lender of the Property of whom Owner has informed Manager in writing as additional insureds. All such policies of insurance shall also be endorsed specifically to the effect that such policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner, Manager and any Lender with respect to the Property, if required by the terms of such Lender's mortgage. The parties acknowledge that the insurance required to be maintained by Manager on behalf of Owner under this Section 2 may be provided under blanket policies obtained by PGRLP and that may also cover other properties in which PGRLP or its Affiliates and/or related parties have interests. Likewise, the insurance policies to be maintained by Manager for itself and its employees under this Section 2 may be provided under blanket policies obtained by Manager and that also may cover other properties managed by Manager.

         3. Proprietary Interest. The systems, methods, procedures and controls employed by Manager including, without limitation, the Accounting Procedures and any written materials or brochures developed by Manager to document the same are to remain and shall be the property of Manager provided, however, that Manager shall provide Owner with a copy or copies of such materials and brochures upon request. The books, records and reports to be prepared by Manager pursuant to this Agreement will be and remain Owner's property, provided, however, that Manager will have the right to make and retain copies of any or all of the foregoing. Manager agrees to keep and maintain the books and records of the Owner that are prepared and maintained by Manager pursuant to this Agreement confidential; provided, however, that the foregoing agreement of Manager shall not apply to any disclosure of the books and records of Owner or any information contained therein (a) as contemplated by this Agreement; or (b) as may be required by applicable Legal Requirements or a court order or applicable administrative rule or regulations or order of regulatory or supervisory agency or authority of competent jurisdiction over such matter (in which case Manager shall advise Owner of its intention to disclose the information (unless prohibited by any Legal Requirement) and, if applicable, permit Owner to attempt to obtain a protective court order with respect thereto).

         4. Term of Agreement; Effect of Termination. (a) Unless this Agreement is sooner terminated as provided in Section 5 below or in this Section 4, the initial term of this Agreement shall commence on the date hereof and shall end on the date that is seven (7) years after the commencement date (the "Initial Term"). The Initial term of this Agreement is subject to renewal and extension as follows: (i) at the end of the Initial Term, if Owner or any Affiliate (as defined below) is the owner of the Property, then the Initial Term shall be automatically extended for a period equal to the term of the loan obtained by Owner or such Affiliate or Investor to refinance the loan encumbering the Property at the time the Initial Term ends (the "First Renewal Term") and (ii) after the First Renewal Term expires and for so long as Owner or any Investor or any Affiliate owns the Property, the Term of this Agreement shall automatically be renewed for successive one (1) year periods, with each such renewal period commencing on the day after the expiration of the First Renewal Term or any succeeding renewal period, as applicable, and ending on the first anniversary of the commencement date of such renewal period (each such renewal period, together with the Initial Term and the First Renewal Term, are referred to collectively in this Agreement as the "Term").

         (b) Notwithstanding the foregoing, this Agreement may be terminated (i) by Owner (A) at any time after the date hereof for Cause (hereinafter defined), or (B) upon the date of the closing of the sale of the Property, to any person other than an Affiliate of Owner, and (ii) by Manager upon ninety (90) days' prior written notice to Owner given at any time after the date hereof; provided, however, that in the event of a termination by Manager pursuant to clause (ii) above, Manager reasonably shall cooperate with and assist Owner, at Owner's cost and expense and for a period not to exceed ninety (90) days after the effective date of termination, in engaging a qualified replacement manager for the Property and assisting such replacement manager in the transition. Notwithstanding the foregoing, any transfer of PGRLP's membership interests in Owner pursuant to the terms and conditions of the purchase option contained in
Section 11.2 of the Operating Agreement shall result in a termination of this Agreement.

         (c) Upon any termination of this Agreement pursuant to subsection (b) above, except as provided in Section 5(c) below, the parties hereto shall have no further rights, obligations or liabilities other than (i) the right of Manager to receive and the obligation of Owner to pay to Manager (A) Management Fees through the effective date of termination, (B) Leasing Fees in accordance with Section 8 below for leases, lease amendments, lease modifications, lease extensions or renewals, licenses and other agreements related to the use and occupancy of the Property or any portion thereof executed (1) through the effective date of termination and/or (2) within one hundred eighty (180) days after the effective date of termination with any tenants or other parties with respect to which Manager has conducted conversations or negotiations and has notified Owner in writing prior to the date of termination, and (C) any other amounts due and owing Manager as of the effective date of termination, and (ii) Manager's obligation to reasonably cooperate with Owner, for a period of time not to exceed ninety (90) days after the effective date of termination, to facilitate a smooth transition of the management, marketing, leasing and operation of the Property to a qualified replacement manager; provided, however, that, upon the expiration or earlier termination of this Agreement for any reason, the parties reasonably shall cooperate (at Owner's expense) to minimize the impact of the change on the tenants and other occupants of the Property, and during any such period (not to exceed ninety (90) days after the effective date of termination) for which Manager provides services or assists in the operation of the Property in connection therewith it shall be entitled to receive a reasonable fee therefor.

         (d) For the purposes of this Agreement, the term "Affiliate" shall mean with respect to any natural person, corporation, limited liability company, trust, general partnership, limited partnership, joint venture, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau or other entity or authority (each individually, a "Person"), any other Person that directly, or indirectly through one or more intermediaries, controls is controlled by, or is under common control with the Person specified. For the purpose of this Section 4, "control" and words of similar import shall mean the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise. For purposes of this Agreement, "Cause" shall mean any Event of Default on Manager's part under Sections 5(a)(ii) or 5(a)(iii) below.

         5. Events of Default and Remedies.

          (a) Defaults. Each of the following shall constitute an Event of Default hereunder:

                  (i) if Owner shall fail, within five (5) days after the due date with respect thereto, to pay or allow payment of any installment of the Management Fees, the Leasing Fees and/or any other amounts due and payable to Manager in accordance with and/or pursuant to the terms and provisions of this Agreement, except for any failure by the Lender to release any portion of the Holdback Amount pursuant to the Loan Documents; or

                  (ii) if either Owner or Manager fails to perform any of their respective duties, obligations or covenants contained in this Agreement (other than payment of monetary obligations and as set forth in Section 5(a)(i) above) and such failure continues for a period of ten (10) days after written notice from the other party specifying such failure to perform and expressly referencing the ten (10) day cure period in this Section 5(a)(ii) (unless such failure is of a nature that cannot reasonably be cured within such 10-day period, in which event, the defaulting party shall have as much time as is reasonably necessary to cure such default/failure provided and subject to the condition that such defaulting party commences such cure within such 10-day period and diligently continues to pursue such cure to completion).

         (b) Remedies. At any time after the occurrence and during the continuance of an Event of Default, the party who has not committed or suffered the Event of Default may, at its option, and at any time prior to the cure of such Event of Default, terminate this Agreement by giving written notice to the other party and, except as provided in this Agreement, shall be entitled to exercise all rights and remedies available under this Agreement, at law and in equity; provided, however, that Owner may cause the effective date of any termination by Manager to be deferred for up to thirty (30) days to afford Owner the opportunity to engage a replacement manager of the Property and to facilitate a smooth transition to such replacement manager. If this Agreement shall be terminated as aforesaid, Manager shall be entitled to receive, and Owner shall pay, a reasonable fee for such transition services up to and including the effective date of such termination, which fee will be netted out against costs of termination and replacing Manager if this Agreement has been terminated for Cause.

         6. Facility Operations.

         (a) No Guarantee of Profitability. Manager does not guarantee that management, marketing, leasing and operation of the Property will be profitable.

         (b) Standard of Performance; Acting within Budget(b) Standard of Performance; Acting within Budget. In performing its obligations under this Agreement, Manager shall use commercially reasonable efforts and act in good faith and with professionalism in accordance with the Annual Budgets and the prevailing standards of Class A office buildings in Chicago, Illinois.

         (c) Force Majeure. Notwithstanding anything contained in this Agreement to the contrary, the parties hereby agree that neither shall be deemed to be in violation or default of or under this Agreement if they are prevented from performing any of their respective duties, obligations, covenants or agreements hereunder (other than any obligations related to the payment of money with respect to which this provision shall not apply) for any reason beyond the reasonable control of the party that claims to have been so prevented from performing such duties, obligations, covenants or agreements, including, without limitation, strikes, shortages, war, acts of terrorism, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency thereof having jurisdiction over the Property or the operations thereof (collectively, "Force Majeure Events"); provided, however, that such non-performing party shall only be excused from the performance of its duties, obligations, covenants and/or agreements for so long as such Force Majeure Event exists.

         7. Withdrawal of Funds by Manager. Owner and Manager acknowledge and agree that the efficient operation of the Property requires that Manager have ready access to the funds required therefor. Accordingly, Owner shall not have any right to withdraw funds from the Property's Operating Account.

         8. Fees.

                  (a) During the Term of this Agreement, Manager shall be entitled to receive, and Owner shall pay to Manager, on a monthly basis, management fees (the "Management Fees") in an amount equal to two percent (2%) of the monthly Gross Revenues of the Property during each month or portion thereof occurring during Term, until such time as there are signed leases pursuant to which the tenants have commenced paying rent for ninety percent (90%) of the rentable square footage of the Property, exclusive of the parking garage and any storage space in the Property (the "Leasing Target"); and from and after the date the Property achieves the Leasing Target, the Management Fees shall be increased to two and one-half percent (2.5%) of the monthly Gross Revenues of the Property (whether or not leasing at the Property later falls below the Leasing Target). Management Fees with respect to a particular month shall be due and payable by Owner to Manager promptly (i.e., within five (5) business days) after the delivery by Manager to Owner of the Monthly Statement for such particular calendar month and on a pari passu basis with the UST Administrative Fee. In addition, a schedule of leasing commissions and fees payable to Manager and Outside Brokers is attached hereto as Schedule B and made a part hereof. Manager shall be entitled to receive and, if and as applicable, pay to Outside Brokers leasing commissions (the "Leasing Fees") in accordance with Schedule B hereto; provided, however, that Leasing Fees payable to Manager (as opposed to Outside Brokers) shall be paid on a pari passu basis with the UST Administrative Fee. All Leasing Fees payable to Manager will be paid within ten (10) days after Manager submits an invoice to Owner for the payment of such Leasing Fees, subject to the release by Lender of the Holdback Amount pursuant to the Loan Documents for any amounts to be paid from the Holdback Amount. Leasing Fees payable to Outside Brokers will be due and payable in accordance with Schedule B attached hereto and the terms and conditions of the Outside Broker's commission agreement.

                  (b) For the purposes of this Agreement, the term "Gross Revenues" shall mean all amounts actually collected as rents or other charges for use and occupancy of the Property, but shall exclude: (i) income derived from interest on investments or otherwise, (ii) proceeds of claims on account of insurance policies (other than rent loss or business interruption insurance), (iii) abatement or refund of taxes;
         (iv) awards arising out of takings by eminent domain; (v) discounts and dividends on insurance policies; (vi) receipts and other income from or on account of vending machines and other concessions; (vii) all purchase discounts, concessions, rebates and allowances; (viii) reimbursement by any tenant, whether in a lump sum or in installments, of expenditures made by Owner for tenant improvements; (ix) security, cleaning and all other like deposits (until forfeited); and (x) parking income, except that parking income shall not be excluded that is collected during any period when Manager, rather than a third party, is managing the parking facilities located at the Property. Gross Revenues shall be reduced by any refund paid to a tenant respecting any sum that was originally included in Gross Revenues. For the purpose of determining Gross Revenues, income from automatic teller machines shall not be deemed to be income from or on account of vending machines or other concessions.

         9. Assignment. This Agreement shall not be assigned (including by operation of law, whether by merger, consolidation or otherwise) by Owner or Manager without the prior written consent of the other party hereto; provided, however, that (a) Manager may assign this Agreement without Owner's consent (i) to any Affiliate of Manager, or (ii) to any entity in connection with any merger, consolidation, reorganization, sale, liquidation or similar transaction with respect to Manager, any of its Affiliates or related parties; and (b) Owner may collaterally assign this Agreement without Manager's consent pursuant to
Section 1(a)(iv) of this Agreement. No assignment by Manager shall relieve Manager of its liability hereunder which shall continue in full force and shall be joint and several with that of the assignee.

         10. Notices. Any notices required or permitted to be sent hereunder shall be in writing and be delivered personally or mailed, certified mail, return receipt requested, or delivered by nationally-recognized, overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three (3) business days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivery by overnight courier service:

         If to Owner, to:

                           Estein & Associates USA, Ltd.
                           5211 International Drive
                           Orlando, Florida  32819
                           Attention:  Lothar Estein

         With a copy to:

                           Prime Group Realty, L.P.
                           c/o Prime Group Realty Trust
                           77 Wacker Drive, Suite 3900
                           Chicago, IL 60601
                           Attention:  Stephen J. Nardi

         And with copy to:

                           Boose Casey Ciklin Lubitz Martens McBane & O'Connell 515 North Flagler Drive, 18th Floor
                           West Palm Beach, Florida  33402
                           Attention:  Dean Vegosen

         If to Manager, to:

                           Prime Group Realty Services, Inc.
                           c/o Prime Group Realty Trust
                           77 West Wacker Drive
                           Suite 3900
                           Chicago, Illinois  60601
                           Attn:  Jeffrey A. Patterson

         With a copy to:

                           Prime Group Realty Trust
                           77 West Wacker Drive
                           Suite 3900
                           Chicago, Illinois  60601
                           Attn:  James F. Hoffman

         and a copy to:

                           Jenner & Block
                           One IBM Plaza
                           Chicago, Illinois  60611
                           Attn:  Donald I. Resnick

         10. Relationship of the Parties. The relationship of Manager to Owner in connection with this Agreement shall be that of an independent contractor, and all acts performed by Manager during the Term hereof shall be deemed to be performed in Manager's capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns, on the one hand, and Manager, its successors and assigns, on the other hand.

         11. Entire Agreement, Governing Law; Amendments. This Agreement and any documents executed in connection herewith contain the entire agreement among the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject, however, to the terms of Section 9 above), and shall be construed and interpreted in accordance with the laws of the State of Illinois. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

         12. Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Owner and Manager agree to cooperate reasonably in restructuring their relationship and this Agreement to eliminate such violation or to reduce the risk thereof to the extent such restructuring can be accomplished upon commercially reasonable terms; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Manager set forth in this Agreement. The parties agree that such amendment may require either or both parties to obtain appropriate regulatory licenses and approvals.

         13. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

         14. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

         15. Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to any of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of any party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the respective parties hereto may be exercised from time to time and as often as may be deemed expedient by such parties. To the extent either party hereto incurs legal fees and expenses in connection with such party's enforcement of any of its rights hereunder as a result of a breach of this Agreement by the other party hereto (the "Breaching Party"), then, to the extent it is determined by a court having competent jurisdiction over such dispute, that the Breaching Party had committed the alleged breach of this Agreement, then the Breaching Party shall pay all such reasonable attorneys' fees and expenses incurred by the other party in connection with such enforcement.

         16. Subordination. All rights of Manager hereunder shall be subject and subordinate at all times to all mortgages or deeds of trust which may now or hereafter be outstanding on the Property or the improvements thereon, and to all renewals, modifications, consolidations, replacements and extensions thereof and Manager shall execute any subordination agreement reasonably required by the holder of any such mortgage or deed of trust.

         17. Survival. All representations, warranties, agreements, obligations and indemnities of the parties hereto arising prior to the expiration or other termination of this Agreement shall survive such expiration or other termination.

         18. Further Actions. Owner and Manager agree to do, execute, acknowledge and deliver all contracts, agreements and other documents and to take all actions reasonably necessary or desirable to comply with the provisions of this Agreement and the intent thereof.

         19. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

         20. Time of Essence. Time is of the essence of this Agreement and the provisions contained herein.

         21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

         22. Default Rate. Except and otherwise provided in this Agreement, any amount which is not paid when due hereunder shall bear interest from the date due until the date paid at the annual interest rate equal to the Prime Rate in effect from time to time during such period plus six percent (6%), but in no event higher than the maximum rate permitted by law (the "Default Rate"). For purposes of this Agreement, the "Prime Rate" shall mean the rate of interest determined on a daily basis and listed in the Wall Street Journal as the prime date of interest. If the Wall Street Journal ceases to publish the prime rate of interest, the Prime Rate shall be equal to the prime rate or corporate base rate of interest then announced by a national lending institution selected by Manager.

         23. Rule of Construction. For the purposes of this Agreement, the words "hereunder", "hereof", "herewith" and "herein", and words of similar import, shall refer to this Agreement as a whole and not any particular section of this Agreement.

         24. Indemnification.

         (a) Owner shall indemnify, defend and hold Manager and its Affiliates and their respective officers, directors, shareholders, employees, trustees, agents and assigns harmless from and against any and all claims, demands, action (including enforcement proceedings initiated by any government agency), penalties, suits and liabilities (including the cost of defense, settlement, appeal and reasonable attorneys' fees and costs, but excluding consequential damages), which they or any of them may have alleged against them, incur, become responsible for, or pay out for any reason related to: (i) ownership or operation of the Property, including the employment and discharge of personnel (unless arising as a
                  result  of  an  act  or  omission  of  Manager)   and  matters
                  pertaining to the accessibility of the Property to persons with disabilities (but Manager agrees to call to Owner's attention any such matter that comes to Manager's attention);
                  (ii) an Event of Default by Owner with respect to any provision of this Agreement; (iii) contamination of or any adverse effects on the environment with respect to the Property (but Manager agrees to call to Owner's attention any such matter that comes to Manager's attention); (iv) any violation of any Legal Requirements (but Manager agrees to call to Owner's attention any such matter that comes to Manager's attention); provided, however, that in no event shall Owner's indemnification obligations under this Section 24 extend to any negligence, willful misconduct or fraud committed by Manager or its employees in the performance of Manager's duties under this Agreement, or for Manager's breach of this Agreement.

         (b) To the extent not covered by any liability insurance actually carried by Owner (which such insurance shall include a waiver of subrogation), Manager shall indemnify, defend and hold Owner and its Affiliates and their respective members, officers, employees, agents and assigns harmless from and against any and all claims, demands, actions (including enforcement proceedings initiated by any government agency), penalties, suits and liabilities (including the cost of defense, settlement, appeal and reasonable attorneys' fees and costs, but excluding consequential damages), which they or any of them may have alleged against them, incur, become responsible for, or pay out for any reason, to the extent such matters are caused by Manager's negligence, willful misconduct or fraud, or Manager's breach of this Agreement. Any deductible under Owner's liability insurance policy shall be paid by Owner.

         (c) Each of Owner and Manager hereby waives all claims and rights of recovery against the other and their respective officers, directors, shareholders, representatives, trustees, employees, agents, Affiliates and assigns for any loss or damage to their respective properties or interests, which loss is insured against, or required to be insured against, by Owner or Manager (as applicable) pursuant to this Agreement, regardless of fault or negligence, to the extent of the amount so covered and any applicable deductible.

         (d) The obligations set forth in this Section 24 shall survive any termination of this Agreement.

         25. Business Interruption. If the Property suffers damage or loss that results in an interruption in the operations of the Property other than due to a Force Majeure Event, Owner shall nevertheless be obligated to pay to Manager all amounts that would be due to Manager under this Agreement, including the Management Fee, Leasing Fees, and all Reimbursable Expenses, for the period of the business interruption. In the event of such a business interruption, the Management Fee shall be calculated based on (i) the Gross Revenue for the portion of the Property, if any, not subject to the damage or loss, and (ii) a proportionate amount of any business interruption insurance received with respect to the damaged portion of the Property related to the Management Fee. Owner shall, immediately on receipt, deposit any and all proceeds of business interruption insurance received by Owner in the Company Account and shall continue to fund the Operating Account in the manner required under this Agreement using the proceeds of such business interruption insurance, to the extent necessary.

         26. Manager Assumes No Liability. Manager assumes no liability whatsoever for any acts or omissions of Owner, or any previous owners of the Property, or any previous management or other agent of either. Manager assumes no liability for any failure of or default by any tenant in the payment of any rent or other charges due Owner or in the performance of any obligations owed by any tenant to Owner pursuant to any lease or otherwise. Nor does Manager assume any liability for previously unknown and/or known violations of environmental or other regulations which may become known during the period in which this Agreement is in effect, unless such violations are the result of such Manager's bad faith, gross negligence or willful misconduct or Manager acting clearly outside the scope of its authority on or after the date hereof. In addition, Manager shall not be liable for and assumes no liability whatsoever for any obligations, liabilities or claims made in connection with or pursuant to any of the Contracts and Leases executed and delivered by Manager as Owner's agent and authorized representative pursuant to the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Management and Leasing Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.





                                     OWNER:

                                     DEARBORN CENTER, L.L.C., a Delaware limited liability company

                                     By:   UST XI Dearborn, Ltd.,
                                           a Florida limited partnership,
                                           its administrative member

                                           By:    WELP Chicago, L.C.,
                                                  a Florida limited liability
                                                  company, its general partner

                                           By:    Estein Management Corporation,
                                                  a Florida corporation,
                                                  its manager

                                           By:
                                              ----------------------------------
                                                 Lothar Estein, President


                                    MANAGER:

                                    PRIME GROUP REALTY SERVICES, INC.,
                                    a Maryland corporation



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                   SCHEDULE A

                                Legal Description

Lots 5, 6, 7 and that part of Lot 8 lying East of the East line of Dearborn Street (excepting therefrom the North 9 feet of said Lots taken for alley) in Block 141 in School Section Addition to Chicago in Section 16, Township 39 North, Range 14, East of the Third Principal Meridian, in Cook County, Illinois.

                                   SCHEDULE B


                         LEASING COMMISSION/FEE SCHEDULE

1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement to which this Leasing Commission/Fee Schedule (the "Commission Schedule") is attached as Schedule B. For purposes of this Agreement, the following terms have the following meanings:

         "Average Annual Fixed Minimum Rent" means, with respect to a Lease (as hereinafter defined), the actual total base rent or actual fixed minimum rent payable by the tenant under such Lease (taking into account all "free rent" or other rent concessions given to the tenant thereunder) for the entire initial term of the Lease divided by the number of years in the initial term of the Lease, and specifically excludes (i) any rental escalation based on changes in operating expenses, taxes, the consumer price index or any similar index; (ii) any percentage or other similar type of contingent rent; (iii) any portion of the rent specifically allocated as payment for electricity or other utilities, taxes, insurance or other operating expenses; (iv) any parking fees or charges;
(v) any late charges, interest or attorneys fees or other items of additional rent; (vi) any amounts payable to the landlord on account of profit arising from the assignment or subletting of the leased premises demised by the Lease and
(vii) any free or abated rent. If the rent payable under any Lease is calculated on a gross basis, rather than a net basis, Average Annual Fixed Minimum Rental for such Lease shall be calculated based on what the amount of Average Annual Fixed Minimum Rental would be if it were calculated for such Lease on a net basis, as opposed to a gross basis (i.e., by subtracting from such annual gross rental rate the component of the gross rental rate attributable to the current annual additional rent charges for the Property).

         "Existing Lease" means any Lease to which Owner is a party as of the date of the Agreement.

         "Expansion" means the exercise of any option, right of first refusal, right of first offer or other right (an "Option") under an Existing Lease or a New Lease (as hereinafter defined) with respect to the leasing of additional space in the Property ("Additional Space"); provided, and subject to the condition that such Option with respect to Additional Space is irrevocably exercised by the tenant not later than one hundred eighty (180) days following the expiration date of the Term of the Agreement.

         "Lease" means any lease, sublease, license, and/or occupancy agreement entered into by Owner and pursuant to which any Person is granted a possessary interest in or right to use and occupy space in the Property including, without limitation, any New Lease and any Existing Lease, and any modification or amendment to a Lease resulting in a lease of Additional Space or First Hold Space.

         "New Lease" means each Lease executed by Owner and the tenant thereto and delivered to the tenant thereto within 180 days after the expiration of the Term (other than a Renewal or an Expansion).

         "Renewal" means the exercise of any extension or renewal pursuant to the terms of a New Lease or an Existing Lease, or except as otherwise provided in this Commission Schedule, with respect to any additional period of tenancy for an existing tenant (whether pursuant to a New Lease or an Existing Lease); provided and subject to the condition that such extension or renewal is irrevocably exercised by the tenant no later than one hundred eighty (180) days following the expiration date of the Term.

2. Rates. Commissions shall be payable at the following rates:

                  (a) With respect to New Leases (and with respect to First Hold Space (as hereinafter defined) and Leases of Additional Space as described in Sections 4(a) and 4(b), respectively), an amount equal to the sum of: (i) eight percent (8%) of one year's Average Annual Fixed Minimum Rent plus (ii) the product of three percent (3%) of the product of the Average Annual Fixed Minimum Rent multiplied by the number of additional years (up to fifteen (15)) during the initial term of the Lease after the first year.

                  (b) With respect to any Renewal or Expansion pursuant to a Lease (that is not First Hold Space or a Lease of Additional Space as described in Sections 4(a) and 4(b), respectively), three percent (3%) of the product of the Average Annual Fixed Minimum Rent multiplied by the number of years (up to fifteen (15)) during the term of such Extension or Renewal.

3. Schedule of Payments. Commissions will be deemed earned and will be paid as follows:

                  (a) With respect to any New Lease, (i) one-half (1/2) of the commissions shall be paid upon the delivery of a fully executed Lease and (ii) one-half (1/2) shall be paid upon the earlier of (1) tenant occupancy of any portion of its leased premises and (2) commencement of rent under the Lease.

                  (b) With respect to any First Hold Space, (i) one-half (1/2) of the commissions shall be paid on the date the tenant irrevocably exercises its First Hold Space Option and (ii) one-half (1/2) of the commissions shall be paid upon the earlier of (1) tenant occupancy of any portion of its leased premises and (2) commencement of rent under the Lease.

                  (c) With respect to any Leases of Additional Space pursuant to any Lease as hereinafter described in Section 4(b), (i) one-half (1/2) of the commissions shall be paid upon the delivery of a fully executed Lease and (ii) one-half (1/2) of the commissions shall be paid upon the earlier of (1) tenant occupancy of any portion of its leased premises and (2) commencement of rent under the Lease.

                  (d) With respect to any Renewal or Expansion (other than with respect to First Hold Space and Leases of Additional Space as described in Sections 4(a) and 4(b), respectively), commissions shall be paid in full at such time as the tenant shall have irrevocably exercised its option thereunder and the renewal term shall have commenced.

                  (e) Notwithstanding the foregoing, if the tenant or guarantor under any Lease has an investment grade rating, all commissions shall be paid upon delivery of a fully executed Lease, amendment or modification of Lease, or irrevocable exercise of an Option, as applicable.

4. First Hold and Additional Space.

                  (a) Owner shall pay Manager a commission equal to the commission payable for a New Lease with respect to the exercise of any option or right under any Lease of Additional Space (the "First Hold Space") prior to the commencement of the tenant's lease term (the "First Hold Space Option"). Such commission shall be deemed earned at such time as the First Hold Space Option is irrevocably exercised by the applicable tenant.

                  (b) Owner shall pay Manager a commission in connection with the Lease of Additional Space by a tenant under any Lease, which Additional Space is not leased pursuant to any option or right contained in such Lease, as follows. If a tenant shall remain in, or remain liable for, all of its space under the terms of any Lease (such space, the "Original Space"), and enters into a Lease for Additional Space not later than one hundred eighty (180) days following the expiration date of the Term, then Manager shall be entitled to a commission on such Lease for Additional Space as if such Lease for Additional Space were a New Lease under the terms hereof. If the tenant shall be relieved of its obligations with respect to any or all of its Original Space in connection with its Lease of Additional Space, Manager shall be paid a commission, if any, at the market rate for Class A space in the Chicago central business district to be negotiated by the parties at such time. The provisions of Section 7(a) below with respect to the vesting of commissions shall apply to any commission payable under this Section 4(b). Such commission shall be subject to the terms of Sections 5(a) and 5(b) below.

5. Outside Brokers.

                  (a) If a licensed real estate broker other than Manager (an "Outside Broker") is the procuring cause of a Lease or extension or modification thereof or represents the tenant thereof, Owner shall pay such Outside Broker the amount required pursuant to such Outside Broker's written brokerage or commission agreement, provided, however, that the amount of any such commission shall not be greater than the product of $1.00 per rentable square foot of space subject to such Lease, multiplied by the number of years (not to exceed fifteen
(15)) in the term of such Lease (e.g., for a ten-year lease for 30,000 rentable square feet, the commission to the Outside Broker would be equal to $300,000 ($1.00 x 30,000 x 10)), unless Owner shall otherwise agree in writing.

                  (b) If an Outside Broker is the procuring cause of a Lease or extension or modification thereof or represents the tenant thereof and is due a commission under Section 5(a) above, Owner shall pay to Manager a commission which shall be equal to one-half (1/2) of the amount otherwise payable in accordance with this Commission Schedule. Unless otherwise expressly agreed to in writing by Owner, in no event shall an Outside Broker be paid a commission for the contraction of a tenant's leased space within the Property, a relocation of a tenant's leased space within the Property, or a financial reconstitution of a tenant's lease (i.e., a readjustment of the rental amounts); provided, however, that the foregoing shall not apply to any initial commission paid to an Outside Broker. Nothing contained herein shall be deemed to create any right in any Outside Broker as a third party beneficiary and neither Owner nor Manager shall have any obligation of any kind with respect to any Outside Broker unless a written commission agreement is executed between Owner or Manager and such Outside Broker.

6. Retail Leases. Owner and Manager acknowledge that Mid-America Real Estate Corporation ("Mid-America") and Owner are parties to that certain Leasing Agency Agreement dated March 31, 2003 (the "Agency Agreement"). Owner shall pay all commissions due and payable under the Agency Agreement in accordance with the terms and conditions of the Agency Agreement. Manager shall not be entitled to any commissions in connection with any such Leases. Notwithstanding the foregoing, Manager shall be entitled to receive a commission with respect to any Lease, Expansion or Renewal in the retail portion of the Property if Mid-America is not entitled to a commission for such Lease, Expansion or Renewal under the terms and conditions of the Agency Agreement. Any such commission to Manager shall be determined in accordance with Section 2 of this Commission Schedule; provided, however, that if such Lease is a retail Lease (as opposed to an office Lease), Manager's commission shall be computed using a three percent (3%) commission rate for the entire term of such Lease (up to fifteen years). Manager shall have the right, on Owner's behalf, to terminate or extend the term of the Agency Agreement.

                                   SCHEDULE C

                         ANNUAL BUDGETS FOR 2003 - 2004

                            [INTENTIONALLY OMITTED]

                                   SCHEDULE D

                          PERMITTED SERVICES TO TENANTS


o        After hours dock usage
o        After hours freight elevator usage
o        Additional security services
o        Light bulb/ballast replacements
o        Locksmith services (keys,lock changes, etc.)
o        Security access cardkey replacements or additions
         (beyond initial move-in)
o        Moving of furniture/equipment or furniture reconfiguration
o        Delivery assistance
o        Hanging of pictures/bulletin boards
o        Installation of shelving or cabinets
o        Painting services
o        Carpentry services
o        Construction services
o        Property disposal
o        Day porter services (additional cleaning services)
o        Telecommunication/riser services
o        Additional signage
o Additional cleaning services (refrigerator cleaning, microwave cleaning, pantry/kitchen special cleaning, gym/health club cleaning, executive shower cleaning, purchase of additional cleaning or paper products, Saturday or Sunday additional cleaning services, etc.)
o        Carpet cleaning
o        Electrical services (outlet  installation,  dedicated outlet,
         additional  lighting,   workstation  wiring, etc.)
o Supplemental HVAC systems or upgrades/HVAC modifications to provide additional zones
o        Additional cable television services
o Various purchases/installations requested by tenant (examples could include: purchase and installation of privacy partition in restrooms; purchasing of gondolas or other trash containers, etc.)
o        Parking garage services
o        Interior design or decorating
o        Day care/child care services
o Concierge services, to the extent the services provided are over and above the concierge services generally provided at the Property
o Maintenance in tenant's space, to the extent the maintenance provided is over and above the maintenance services generally provided at the Property
o Any other similar services the charges for which do not exceed market rates.

                                   EXHIBIT III

                    Amended and Restated Operating Agreement

                                 [SEE ATTACHED]

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             Dearborn Center, L.L.C.



                       Dated as of ________________, 2003

                                TABLE OF CONTENTS




ARTICLE I          DEFINITIONS.................................................1
         Section 1.1       Certain Definitions.................................1

ARTICLE II         formation...................................................8
         Section 2.1       Formation of Company................................8
         Section 2.2       Name of Company.....................................8
         Section 2.3       Purposes and Objectives.............................8
         Section 2.4       Term................................................8
         Section 2.5       Principal place of Business.........................8

ARTICLE III        REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS............9
         Section 3.1       Representations of the Members......................9
         Section 3.2       Effect of this Agreement............................9
         Section 3.3       Litigation..........................................9

ARTICLE IV         CAPITAL CONTRIBUTIONS......................................10
         Section 4.1       Capital Account....................................10
         Section 4.2       Capital Contributions..............................10
         Section 4.3       Contributions of Invested Capital..................11
         Section 4.4       Return of Capital..................................12

ARTICLE V          ALLOCATIONS AND DISTRIBUTIONS..............................12
         Section 5.1       Cash Distribution..................................12
         Section 5.2       Distributions of Distributable Cash................12
         Section 5.3       Net Sale or Refinancing Proceeds...................13
         Section 5.4       Allocations of Profit..............................14
         Section 5.5       Losses.............................................14

ARTICLE VI         ACCOUNTING, TAXATION, AND OTHER MATTERS....................15
         Section 6.1       Company Fiscal Year................................15
         Section 6.2       Location of Records; Inspection....................15
         Section 6.3       Books of Account...................................15
         Section 6.4       Reports............................................15
         Section 6.5       Taxation...........................................16
         Section 6.6       Tax Returns and Audits.............................18
         Section 6.7       Other Reports......................................19
         Section 6.8       Bank Accounts; Investments.........................19
         Section 6.9       Insurance..........................................19
         Section 6.10      Record Retention...................................20
         Section 6.11      The Company Accountant.............................20
         Section 6.12      Delegation of Responsibility.......................20

ARTICLE VII        MANAGEMENT OF THE COMPANY..................................20
         Section 7.1       Administrative Member..............................20
         Section 7.2       Duties of Administrative Member; Agents............21
         Section 7.3       Major Decisions....................................21
         Section 7.4       Non-Delegation.....................................23
         Section 7.5       Prime Assumed Obligations..........................23
         Section 7.6       REIT Compliance....................................23

ARTICLE VIII       OTHER BUSINESS.............................................25
         Section 8.1       Conflicts of Interest..............................25
         Section 8.2       German Interests...................................25

ARTICLE IX         TRANSFERABILITY............................................26
         Section 9.1       General............................................26
         Section 9.2 Notwithstanding the foregoing, no consent shall be required if the Transferee is an Affiliate of the Transferor..................................26
         Section 9.3       Permitted Transfers................................26
         Section 9.4       Transferee Not Member in Absence of Consent........26

ARTICLE X          DISSOLUTION AND TERMINATION................................27
         Section 10.1      Dissolution........................................27
         Section 10.2      Termination........................................27
         Section 10.3      Activities During Wind Up..........................27
         Section 10.4      Liquidation........................................27

ARTICLE XI         PURCHASE OPTIONS...........................................28
         Section 11.1      Prime Purchase Option..............................28
         Section 11.2      UST Purchase Option................................29
         Section 11.3      General Conditions.................................30
         Section 11.4      Enforcement........................................31
         Section 11.5      Continuation of Options............................31

ARTICLE XII        NO WAIVER..................................................31

ARTICLE XIII       NO RIGHT TO PARTITION......................................32

ARTICLE XIV        GENERAL....................................................32
         Section 14.1      Entirety of Agreement..............................32
         Section 14.2      Notices............................................32
         Section 14.3      Further Assurances.................................33
         Section 14.4      Applicable Law and Choice of Forum.................33
         Section 14.5      Counterparts.......................................33
         Section 14.6      Headings...........................................34
         Section 14.7      Waiver.............................................34
         Section 14.8      Public Announcements...............................34
         Section 14.9      Pronouns and Plurals...............................34
         Section 14.10     Force Majeure......................................34
         Section 14.11     Section Numbers....................................34
         Section 14.12     Notice of Litigation...............................35
         Section 14.13     Severability.......................................35
         Section 14.14     No Drafting Presumption............................35
         Section 14.15     Third-Party Beneficiaries..........................35
         Section 14.16     Remedies...........................................35
         Section 14.17     Designation of Forum and Consent to Jurisdiction...35
         Section 14.18     Waiver of Jury Trial...............................35
         Section 14.19     Binding Agreement..................................35
         Section 14.20     Exculpation........................................35
         Section 14.21     Performance/Holidays...............................36


EXHIBIT A         Loan Documents
EXHIBIT B         Annual Plans
EXHIBIT C         Restricted Services

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

         This Amended and Restated Limited Liability Company Agreement ("Agreement") is entered into as of the __________ day of ____________________,
2003 (the "Effective Date"), between UST XI DEARBORN, LTD. ("UST"), a limited partnership organized under the laws of the State of Florida, and PRIME GROUP REALTY, L.P. ("Prime"), a limited partnership organized under the laws of the State of Delaware, both of which are sometimes referred to as the "Members" and individually as a "Member." In consideration of the mutual promises contained herein the Members agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section   1.1   Certain   Definitions.   Without   limitation   of  the
applicability of other defined terms used herein, the following terms shall have the following meanings when used in this Agreement:

         1.1.1 "Act" means the Delaware Limited Liability Company Act.

         1.1.2 "Additional Capital Contributions" shall have the meaning set forth in Section 4.2.2.

         1.1.3  "Administrative  Member"  shall  have the  meaning  set forth in
Section 7.1.

         1.1.4 "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with another Person, with control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

         1.1.5  "Annual  Plans"  shall  have the  meaning  set forth in  Section
7.2(b).

         1.1.6 "Bank One" shall have the meaning set forth in Section 11.3.5.

         1.1.7 "Bank One Lease" shall have the meaning set forth in Section 11.3.5.

         1.1.8 "Bank One First Offer Rights" shall have the meaning set forth in
Section 11.3.5.

         1.1.9 "Bank One Rights" shall have the meaning set forth in Section 11.3.5.

         1.1.10 "Capital Account" shall have the meaning set forth in Section 4.1.1.

         1.1.11 "Capital Contribution" means, with respect to any Member, the amount of money and the initial fair market value of any property (other than money), net of the amount of any debt to which such property is subject, contributed to the Company with respect to the Membership Interest in the Company held by such Member. The Capital Contributions of the Members on the date of this Agreement are detailed in Section 4.2.1 of this Agreement.

         1.1.12 "Capital Transaction" shall mean (a) any event or Company transaction (other than receipt of a Capital Contribution) not in the ordinary course of the Company's business, including (i) a sale or other disposition of all or substantially all of the Property, and (ii) any damage to or condemnation, destruction or loss of all or any portion of the Company's assets resulting in receipt by the Company of condemnation awards or insurance proceeds on the basis of actual or constructive total loss (other than business interruption insurance proceeds), in excess of the amounts, if any, of such awards or proceeds applied to the acquisition or reconstruction of Company assets; and (b) any financing or refinancing of all or substantially all of the Company's assets or of indebtedness of the Company.

         1.1.13   "City   Agreement"   means  that   certain   Dearborn   Center
Redevelopment Agreement dated August 1, 2002 between the City of Chicago and the Company as amended, modified and supplemented as of the date hereof.

         1.1.14 "Code" means the Internal Revenue code of 1986, as amended, or any successor or replacement statute.

         1.1.15 "Company" means Dearborn Center, L.L.C., a Delaware limited liability company.

         1.1.16 "Company Accountant" shall have the meaning set forth in Section 6.11.

         1.1.17 "Company Accounts" shall have the meaning set forth in Section 6.8.

         1.1.18 "Contribution Agreement" means the Contribution Agreement dated as of __________________, 2003, between WELP and Prime, which has been assigned by WELP to UST.

         1.1.19 "Current Leases" shall mean, for purposes of determining the purchase price under the Prime Purchase Option or the UST Purchase Option, as applicable, all signed leases for space in the Property; provided, however, that Current Leases shall not include any lease for which a tenant has notified the Company in writing that such tenant is terminating the lease pursuant to a termination clause included in such lease.

         1.1.20 "Depreciation" means for each Company fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for Federal income tax purposes with respect to an asset for such year or other period, except that if an asset of the Company is reflected on the books of the Company at a book value that differs from the adjusted tax basis of such asset pursuant to Section 1.704-1(b) (2) (iv) (d) or 1.704-1(b) (2) (iv) (f) of the Regulations, depreciation, amortization, or other cost recovery deductions shall be computed for book purposes with respect to such asset pursuant to Section 1.704-1(b)(2)(iv)(g) of the Regulations.

         1.1.21 "Distributable Cash" shall have the meaning set forth in Section 5.1.

         1.1.22 "Distribution Date" means each date on which a distribution of Distributable Cash is to be made pursuant to Section 5.1.

         1.1.23 "Effective Date" means, ____________, 2003, which is the date the closing occurs pursuant to Section 12.1 of the Contribution Agreement.

         1.1.24 "Initial Invested Capital" means the Invested Capital of the Members on the date of this Agreement. The Initial Invested Capital of the Members on the date of this Agreement is set forth in Section 4.3(a) of this Agreement.

         1.1.25 "Invested Capital" means and includes the UST Invested Capital or the Prime Invested Capital, as applicable.

         1.1.26 "Invested Capital Threshold" shall mean the amount that must be received by UST to return to UST the UST Invested Capital plus a return on the UST Invested Capital in effect from time to time of 12.5% compounded annually, after taking into account all prior distributions made to UST, if any, under Sections 5.2 and 5.3 of this Agreement.

         1.1.27 "Leasing Condition" shall have the meaning set forth in Section 4.3(b).

         1.1.28 "Loan" and "Loans" means, as applicable, and as existing from time to time during the term of this Agreement, any indebtedness for borrowed money secured by the Property (or the Membership Interests) and approved in writing by UST and Prime including, without limitation, the loan contemplated by the Loan Documents.

         1.1.29 "Loan Documents" means the loan documents set forth in Exhibit A and the Loan contemplated thereby. As Loans are entered into, paid off, refinanced, or otherwise terminated, Exhibit A shall be amended by the Members so that it continues to reflect a current list of all Loans.

         1.1.30 "Major Decision" and "Major Decisions" shall have the meanings set forth in Section 7.3.

         1.1.31 "Member" means each party executing this Agreement and their successors and assigns who are admitted pursuant to the terms of this Agreement.

         1.1.32 "Membership Interests" means all rights and interests of the Members of the Company including, without limitation, the right to participate in the management of the Company to the extent expressly provided in this Agreement. Immediately after the distribution described in Section 5.1 of this Agreement and the contribution of the Prime Contributed Assets, the respective Membership Interests of the Members shall be:

             UST                                        70%
            Prime                                       30%

         1.1.33 "Net Sale or Refinancing Proceeds" shall mean the net proceeds remaining from any Capital Transaction after providing for the payment of all costs and expenses related thereto, the payment for any capital expenditures or expenses for which such proceeds are to be used, the satisfaction of any debt, the funding of any required escrows and reserves, and the setting aside of any reserves for creditors as determined jointly by UST and Prime.

         1.1.34 "Operating Capital" shall have the meaning set forth in Section 4.2.1.

         1.1.35 "Person" means an individual, corporation, limited liability company, general partnership, limited partnership, voluntary association, joint stock company, business trust, joint venture, proprietorship, or other legal entity, however constituted.

         1.1.36 "Prime Assumed  Obligations" shall have the meaning set forth in
Section 7.5.

         1.1.37 "Prime Capital Transaction Priority Return" means, for the Company fiscal year in which a Capital Transaction described in Section 5.3 occurs, a ten percent (10%) preferred simple return (i.e., not compounded or cumulative) on the Prime Invested Capital for such fiscal year, prorated for partial fiscal years.

         1.1.38 "Prime Combined Priority Return" means the sum of the Prime Capital Transaction Priority Return and the Prime Priority Return.

         1.1.39 "Prime Dearborn" means Prime Dearborn, L.L.C., a Delaware limited liability company.

         1.1.40 "Prime Contributed Assets" means all assets (including, without limitation, cash contributions) contributed or deemed contributed by Prime to the Company pursuant to the Contribution Agreement including, without limitation, the Property.

         1.1.41 "Prime Invested Capital" means the total amount of Prime's Initial Invested Capital and Required Additional Invested Capital (at the time the relevant distribution or determination is made), less any prior distributions of the net proceeds of Capital Transactions made to Prime at the time such distribution or determination is made by the Company, but not reduced by the distributions to Prime contemplated by the first sentence of Section 5.1 below.

         1.1.42  "Prime  Option  Period"  shall  have the  meaning  set forth in
Section 11.1.1.

         1.1.43  "Prime  Purchase  Option"  shall have the  meaning set forth in
Section 11.1.

         1.1.44 "Prime Priority Return" means an annual, simple (i.e., not compounded or cumulative), ten percent (10%) preferred return on the Prime Invested Capital determined at the time the relevant distribution is made, prorated for partial fiscal years.

         1.1.45 "Proceeds Advance" means a payment by UST or the Company, as the case may be, of any portion of the Proceeds (as defined in the Bank One Lease) due and payable by Prime to Bank One in connection with the Bank One Rights.
Neither UST nor the Company shall have the right to make a Proceeds Advance unless and until Prime fails to pay the Proceeds (or applicable portion thereof) to Bank One in accordance with the terms and conditions of the Bank One Lease.

         1.1.46 "Profits" and "Losses" and reference to any item of income, gain, loss or deduction thereof mean, for each Company fiscal year, an amount equal to the Company's taxable income or loss for such Company fiscal year, determined in accordance with Code Section 703(a) (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 702(a)), with the following adjustments:

         i. any income of the Company exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

         ii. any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as expenditures described in Code
                  Section 705(a)(2)(B) pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

         iii. in the event the gross fair market value of any Company asset is adjusted in accordance with the Regulations, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

         iv. gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the gross fair market value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its gross fair market value;

         v. in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Company fiscal year or other period;

         vi. to the extent an adjustment to the adjusted tax basis of any Property is required pursuant to Regulations Section 1. 704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated either as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases the basis of the asset) in respect of such asset and shall be taken into account for purposes of computing Profits and Losses; and

         vii. notwithstanding any other provision of this definition of "Profits" and "Losses," any items which are specially allocated pursuant to Section 6.5 hereof shall not be taken into account.

         1.1.47 "Pro Forma Net Operating Income" means, for the period in question, the amount by which Projected Gross Receipts exceed Projected Operating Expenses.

         1.1.48 "Projected Gross Receipts" means, for the period in question, an amount equal to the total gross cash revenues projected for the Company for such period, including (a) the total amount payable by all tenants, licensees, concessionaires and others occupying any portion of the Property including, but not limited to, all rents, pro rata shares of taxes, common area charges and other additional rental charges under Current Leases, less an allowance for uncollectibles of 1.5% of the annual rent under all Current Leases with tenants that do not have an investment grade credit rating; and (b) parking fees, service income, income under the City Agreement, utility and telephone service fees. With respect to the rents projected to be received under Current Leases,
(i) all rent allowances and concessions payable to tenants shall be counted as paid, and (ii) the projected rent payable under any Current Lease for any partial year shall be annualized.

         1.1.49 "Projected Operating Expenses" means, for the period in question, an amount equal to the sum of all cash operating expenses projected to be expended by the Company for such period including, without limitation, for
(a) utilities, (b) maintenance and repairs, (c) administrative costs (excluding the UST Administrative Fee and administrative costs not associated with the operation of the Property, such as Company accounting and tax preparation fees),
(d) management fees, (e) cleaning, (f) security, (g) insurance and (h) real estate taxes, personal property taxes and sales taxes. Project Expenses shall be calculated without any deductions for debt service (including interest), depreciation, amortization or other non-cash expenses and any capitalized expenditure (as determined in accordance with generally accepted accounting principles).

         1.1.50 "Property" means the thirty-seven story office building located at 131 South Dearborn Street in Chicago, Illinois and containing approximately 1,536,751 rentable square feet of space, consisting of approximately 1,441,402 rentable square feet of office space, 95,349 rentable square feet of retail space and approximately 190 parking spaces located in an underground parking garage. In addition, there is approximately 24,218 square feet of lower level storage space.

         1.1.51 "Property Management and Leasing Agreement" means the agreement in the form attached as Exhibit II to the Contribution Agreement.

         1.1.52 "Property Manager" means Prime Group Realty Services, Inc., a Maryland corporation.

         1.1.53 "Protected REIT" means Prime Group Realty Trust, a Maryland real estate investment trust.

         1.1.54   "Regulations"   mean  the   temporary  and  final  income  tax
regulations promulgated under the Code from time to time.

         1.1.55 "REIT" means a real estate investment trust.

         1.1.56 "Required Additional Invested Capital" means (a) with respect to UST, the $9,800,000 WELP Earnout (as defined in the Contribution Agreement), which UST shall be required to contribute to the Company as an additional contribution of Invested Capital upon satisfaction of the Leasing Condition; and
(b) with respect to Prime, the $4,200,000 PGRLP Earnout (as defined in the Contribution Agreement), which shall be treated as an additional contribution of Invested Capital by Prime to the Company upon satisfaction of the Leasing Condition.

         1.1.57 "Sharing Capital Ratios" means the percentages in which Members participate in, and bear, certain Company items. The Sharing Capital Ratios of the Members are as follows:

               UST                                     50%
              Prime                                    50%

         1.1.58 "Syndication" shall have the meaning set forth in Section 8.2.

         1.1.59 "Transferee" shall have the meaning set forth in Section 9.1.

         1.1.60 "Transferor" shall have the meaning set forth in Section 9.1.

         1.1.61 "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of Delaware, as the same may be amended from time to time.

         1.1.62 "UST Administrative Fee" means the monthly $50,000 fee payable to UST by the Company for the performance of its services as Administrative Member. The UST Administrative Fee will have priority over distributions to be made to the Members under this Agreement and shall be paid on a pari passu basis with management fees and leasing commissions due to the Property Manager under the Property Management and Leasing Agreement, but shall not have priority over any other payments and reimbursements due under the Property Management and Leasing Agreement including, without limitation, leasing commissions payable to cooperating brokers.

         1.1.63 "UST Capital Transaction Priority Return" means, for the Company fiscal year in which a Capital Transaction described in Section 5.3 occurs, a ten percent (10%) preferred simple return (i.e., not compounded or cumulative) on the UST Invested Capital for such fiscal year, prorated for partial fiscal years.

         1.1.64 "UST Combined Priority Return" means the sum of the UST Capital Transaction Priority Return and the UST Priority Return.

         1.1.65 "UST Contributed Assets" means the cash contributed by UST to the Company pursuant to the Contribution Agreement.

         1.1.66 "UST Invested Capital" means the aggregate amount of UST's Initial Invested Capital and UST's Required Additional Invested Capital (at the time the relevant distribution or determination is made), less any prior distributions of the proceeds of Capital Transactions made to UST at the time of such distribution or determination is made by the Company.

         1.1.67 "UST Priority Return" means an annual, simple (i.e., not compounded or cumulative), ten percent (10%) preferred return on the UST Invested Capital determined at the time the relevant distribution is made, prorated for partial fiscal years.

         1.1.68 "UST Option Period" shall have the meaning set forth in Section 11.2.1.

         1.1.69  "UST  Purchase  Option"  shall  have the  meaning  set forth in
Section 11.2.

         1.1.70 "WELP" means WELP Chicago, L.C., a Florida limited liability company.

                                   ARTICLE II

                                    FORMATION

         Section 2.1 Formation of Company. The Company was formed as a limited liability company pursuant to the Act, effective September 27, 2000. In connection with the transactions contemplated by the Contribution Agreement, Prime Dearborn has distributed all of its Membership Interests in the Company to Prime and confirmed Prime as a Member of the Company and withdrawn as a Member of the Company. Prime, as the sole Member of the Company as a result of the distribution by Prime Dearborn, now desires to admit UST as a Member and to confirm, amend and restate the Agreement in its entirety. The rights, privileges, liabilities and obligations of the Members shall be as provided in the Act, except as herein expressly stated to the contrary in this Agreement.

         Section 2.2 Name of Company. The name of the Company shall be Dearborn Center, L.L.C. In the future, the Administrative Member shall execute such further documents (including amendments to the articles of organization) and take such further action as shall be appropriate or necessary to comply with the requirements of law for the formation and operation of a limited liability company in all states and counties where the Company elects to carry on its business.

         Section 2.3 Purposes and Objectives. The purposes of the Company shall be to engage primarily in the ownership, leasing and operation of the Property in accordance with the terms and provisions of this Agreement and to engage in such other activities as may be related, incident or ancillary thereto.

         Section 2.4 Term. The Company shall commence as of the date hereof and continue in existence in perpetuity, or until terminated in accordance with the terms of this Agreement.

         Section 2.5 Principal place of Business. The principal place of business of the Company shall be at the office of the Administrative Member at 5211 International Drive, Orlando, Florida 32819 or such other location where the Administrative Member's principal office shall be located from time to time. The Administrative Member shall give reasonable prior written notice of any change in such principal place of business to the Members. The name and address of the registered agent in Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent of the Company in Illinois is Prime Group Realty, L.P. c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Attention: General Counsel. Prime shall promptly send a copy of any notice received by Prime in its capacity as registered agent of the Company in Illinois to the other Members of the Company.

                                  ARTICLE III

                REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS

         Section 3.1 Representations of the Members. Each Member represents and warrants to the other:

         3.1.1 Due Organization. Such Member is duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite power and authority (a) to carry on its business as presently conducted and to own or hold under lease its properties, where the failure to have such power and authority would have a material adverse effect on its ability to perform its obligations under this Agreement, and (b) to enter into and perform its obligations under this Agreement.

         3.1.2 Authorization. The execution, delivery and performance by such Member of this Agreement have been duly authorized by all necessary action on the part of such Member. This Agreement has been duly authorized, executed and delivered by such Member and is a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' or lessors' rights generally and except as the application of general equitable principles may limit the availability of certain remedies.

         Section 3.2 Effect of this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by such Member with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the constituent documents of such Member; (b) require the approval or consent of, or filing or registration with, any foreign, Federal, state, local or other governmental or regulatory body or the approval or consent of any other Person the failure of which to make or obtain would have a material adverse effect on the ability of such Member to perform its obligations under this Agreement; (c) violate any provision of any law or regulation or violate, breach or, with the giving of notice or passage of time, constitute an event of default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Member is a party, or by which it may be bound, which violation, breach or default (or right of termination, cancellation or acceleration) would have a material adverse effect on the ability of such Member to perform its obligations under this Agreement and the transactions contemplated hereby except, in the case of clause (c), as to which requisite waivers or consents have been obtained.

         Section 3.3 Litigation. There is no action, suit or proceeding pending or, to the knowledge of such Member, threatened against such Member or any of its Affiliates which, if adversely determined could, individually or in the aggregate, reasonably be expected to materially and adversely affect such Member's authority to enter into this Agreement or the enforceability of this Agreement with respect to such Member.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

         Section 4.1 Capital Account.

         4.1.1 Establishment of Capital Accounts. A capital account (the "Capital Account") shall be established and maintained for each Member. The Capital Account of each Member shall be (a) credited with any income of the Company allocated to such Member pursuant to the terms of this Agreement and the amount of cash and net fair market value (as set forth in Section 4.2 for the Capital Contributions and as mutually agreed by Prime and UST in writing for any subsequent Capital Contributions) of any property contributed by such Member under this Agreement; (b) debited with the amount of cash and the net fair market value (as reasonably determined by Prime and UST in writing) of any property distributed to such Member by the Company (including without limitation the distributions to Prime described in Section 5.1 hereto) and with any deductions, losses and expenditures of the Company allocated to such Member pursuant to the terms of this Agreement, and (c) otherwise kept in conformance with Regulations Sections 1.704-1(b) and 1.704-2.

         Section 4.2 Capital Contributions. The Members shall make the following Capital Contributions to the Company:

         4.2.1 Members' Capital Contributions.

         (a) Prime has contributed to the Company on the date hereof (i) all of its right, title and interest in and to the Prime Contributed Assets, and (ii) $600,000 in cash to the capital of the Company, representing Prime's share of the $2,000,000 capital contribution required by Section 8.3 of the Contribution Agreement and further described in Section 4.2.1(c) below. Prime has been credited with a total Capital Contribution equal to $49,800,000, as such amount may be adjusted in accordance with the Contribution Agreement and this Agreement, such amount representing the net fair market value of the Prime Contributed Assets including, without limitation, the PGRLP Earnout, after the distribution to Prime contemplated by the first sentence of Section 5.1 of this Agreement.

         (b) UST has contributed to the Company on the date hereof (i) the UST Contributed Assets, and (ii) $1,400,000 in cash to the capital of the Company, representing UST's share of the $2,000,000 capital contribution required under
Section 8.3 of the Contribution Agreement and further described in Section 4.2.1(c) below. UST has been credited with a total Capital Contribution equal to $116,200,000, as such amount may be adjusted in accordance with the Contribution Agreement and this Agreement, such amount representing the $1,400,000 cash contribution plus the amount of the UST Contributed Assets as of the date of this Agreement which shall include, for this purpose, UST's obligation to make the contribution of Required Additional Invested Capital pursuant to Section 4.3(b) below. This Capital Contribution is being made in accordance with the terms and provisions of the Contribution Agreement.

         (c) In connection with the transactions contemplated by the Contribution Agreement and the execution and delivery of the Loan Documents, UST and Prime each have contributed their respective shares (70% for UST and 30% for Prime) of a $2,000,000 capital contribution to the Company required by Section
8.3 of the Contribution Agreement to pay for closing costs and adjustments payable in connection with the Loan Documents and the establishment of a reserve for operating capital of the Company (the "Operating Capital"), and such cash contributions shall constitute Capital Contributions under this Agreement. The Members agree that the Operating Capital will not be considered as Distributable Cash under this Agreement and will be disbursed to the Members, if at all, only in connection with a Capital Transaction.

         4.2.2 Other Contributions. If additional capital is required by the Company as determined by the unanimous vote of Members, the Members shall make such additional capital contributions (the "Additional Capital Contribution") in the following proportions: 70% by UST and 30% by Prime.

         Section 4.3 Contributions of Invested Capital. Prime and UST shall be required to make or be deemed to have made the following contributions of Invested Capital:

         (a) On the date of this Agreement, (i) UST shall be credited with an initial contribution of Invested Capital in the amount of $106,400,000 representing ESA's initial cash contributions to the Company including the contribution required by Section 8.3 of the Contribution Agreement, and (ii) Prime shall be credited with an initial contribution of Invested Capital in the amount of $45,600,000, representing a portion of net fair market value of the Prime Contributed Assets after the distribution to Prime contemplated by the first sentence of Section 5.1 of this Agreement and the capital contribution required by Section 8.3 of the Contribution Agreement.

         (b) On or before the later of five (5) business days after the satisfaction of the leasing conditions contained in Section 1.17 of the Contribution Agreement (the "Leasing Condition") and thirty (30) days notice to UST, UST shall contribute cash to the Company in the amount of the UST Required Additional Invested Capital, the UST Required Additional Invested Capital Contribution shall be immediately distributed to Prime without any reduction in Prime's Invested Capital and UST shall be credited with an additional contribution to Invested Capital equal to $9,800,000.

         (c) Upon satisfaction of the Leasing Condition, Prime, in recognition of the contributions of the Prime Contributed Assets and the satisfaction of the Leasing Condition will be credited with an additional contribution to Invested Capital of $4,200,000, such amount representing the net fair market value of the contributions of the Prime Contributed Assets associated with the satisfaction of the Leasing Condition.

         (d) If the Leasing Condition is satisfied and UST fails to contribute its Required Additional Invested Capital, then (i) UST's Capital Account shall be reduced by $9,800,000 until UST makes or is deemed to have made the contribution of Required Additional Invested Capital, (ii) the UST Administrative Fee shall be paid to Prime until such time as the full amount of the Required Additional Invested Capital (inclusive of such payments) is contributed or deemed contributed by UST, and/or (iii) Prime may seek to enforce its rights under the Earnout Guarantee (as defined in the Contribution Agreement). If Prime exercises its rights under the Earnout Guarantee and Estein & Associates, Ltd. pays to Prime the UST Required Additional Invested Capital, then UST shall be credited with an additional contribution to its Invested Capital in the amount of $9,800,000 at the time of such payment.

         Section 4.4 Return of Capital. Except as expressly provided in this Agreement, no Member shall have any personal liability for the repayment of the Capital Contributions of any Member. No Member shall be entitled to the withdrawal or return of its Capital Contributions except to the extent, if any, that distributions made pursuant to this Agreement or upon the winding up of the Company may be considered as such by operation of law, and then only to the extent provided for in this Agreement. Except as set forth in Article V, no Member shall have priority over any other Member either as to the return of capital or as to profits, losses or distributions or be entitled to receive any interest on its Capital Contributions or to receive or demand any property from the Company other than cash.

                                   ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

         Section 5.1 Cash Distribution. The Company has distributed $105,000,000 to Prime or its assignee pursuant to this Agreement and the Company will distribute an amount equal to the UST Required Additional Invested Capital to Prime pursuant to this Agreement without reduction in Prime's Invested Capital. All subsequent distributions shall be made from cash of the Company remaining after repayment of all amounts then due and payable pursuant to the Loan Documents and other expenses, liabilities of the Company then due and payable including, without limitation, amounts payable under the Property Management and Leasing Agreement and the UST Administrative Fee, and after establishment of such reserves as the Administrative Member may reasonably determine for specific anticipated purposes (the "Distributable Cash"). In addition to amounts excluded from Distributable Cash by the Company pursuant to the preceding sentence, Distributable Cash shall exclude security and other deposits under leases, advance payments of rent not due and payable for the period in question, amounts payable by tenants under leases but payable by the Company to third parties including, without limitation tax and operating expense reimbursements, management fees, the UST Administrative Fee, amounts necessary to fund debt service in the Loan for the period in question and capital expenditures contemplated by the Annual Capital Plan for the applicable fiscal year. During the existence of the Company, no Member shall be entitled to receive as distributions from the Company any asset of the Company other than cash.

         Section 5.2 Distributions of Distributable Cash. The Administrative Member shall distribute or cause to be distributed all Distributable Cash as of each Distribution Date as follows:

         5.2.1 first, on a monthly basis, to UST until the distributions to UST for the current Company fiscal year pursuant to this Section 5.2.1 equals the UST Priority Return for such fiscal year;

         5.2.2 next, to Prime until the distributions to Prime for the current Company fiscal year pursuant to this Section 5.2.2 equals the Prime Priority Return for such fiscal year (this distribution also will be made monthly if the Administrative Member reasonably determines that there will be sufficient funds available for the balance of such fiscal year so that Prime will be entitled to the portion of the Prime Priority Return then being distributed); and

         5.2.3 next, the balance, if any, shall be distributed to the Members after the financial statements for such fiscal year have been audited, pro rata, in accordance with their Sharing Capital Ratios.

         Section 5.3 Net Sale or Refinancing Proceeds. Except as otherwise provided herein or upon dissolution and termination of the Company under Article X, the Administrative Member shall cause the Company to distribute all Net Sale or Refinancing Proceeds not later than five (5) business days after the closing date of the Capital Transaction(s) giving rise to such proceeds to the Members in the following order and priority:

         5.3.1 First, to UST until the  distributions  to UST under this Section
5.3.1 for the Company fiscal year in which the Capital Transaction occurs equals the UST Capital Transaction Priority Return for such fiscal year;

         5.3.2 next, to UST until the UST Invested Capital as of the date of the Capital Transaction has been reduced to zero;

         5.3.3  next,  to Prime  until the  distributions  to Prime  under  this
Section 5.3.3 for the Company fiscal year in which the Capital Transaction occurs equals the Prime Capital Transaction Priority Return for such fiscal year;

         5.3.4 next, to Prime until the Prime Invested Capital as of the date of the Capital Transaction has been reduced to zero;

         5.3.5 next, the balance, if any shall be distributed to the Members, pro rata in accordance with their Sharing Capital Ratios; and

         5.3.6  Notwithstanding  anything  to the  contrary  contained  in  this
Section 5.3:

         (a) if UST fails to contribute all or any portion of the UST Required Additional Invested Capital, then all amounts to be distributed to UST under this Section 5.3 shall be deemed distributed to UST, but shall be paid to Prime until such time as Prime has received the full $9,800,000 distribution required by Section 4.3(b) of this Agreement from any source contemplated by Section 4.3(b) and (d) of this Agreement, and UST shall receive a credit to its Capital Account and a credit to its Invested Capital with respect to all amounts paid to Prime from any such source (up to $9,800,000);

         (b) if UST makes a Proceeds Advance, then all amounts to be distributed to Prime under this Section 5.3 shall be deemed distributed to Prime under this
Section 5.3, but shall be paid to UST until such time as UST has received the full amount of the Proceeds Advance; and

         (c) if the Company makes a Proceeds Advance, then all amounts to be distributed to Prime under this Section shall be deemed distributed to Prime under this Section 5.3 before any other distribution to Prime, but shall be retained by the Company and then will be redistributed by the Company in accordance with this Section 5.3.

         Section 5.4 Allocations of Profit. Except as otherwise provided herein, Profits of the Company shall be allocated for Federal income tax purposes in the following order of priority:

         5.4.1 First, to the Members in proportion to the cumulative Losses previously allocated to each Member pursuant to Section 5.5.4 until the cumulative Profit allocated pursuant to this Section 5.4.1 equals the cumulative Losses allocated to such Members under Section 5.5.4 for all prior Company fiscal years;

         5.4.2 Second, to UST and Prime in proportion to the UST Combined Priority Return and Prime Combined Priority Return, as applicable, until the cumulative Profit allocated to each pursuant to this Section 5.4.2 for all Company fiscal years is equal to the UST Combined Priority Return and Prime Combined Priority Return, respectively, for all Company fiscal years;

         5.4.3  Third,  to UST,  until the  Profit  allocated  pursuant  to this
Section 5.4.3 equals the cumulative  Losses allocated to UST pursuant to Section
5.5.3 for all Company fiscal years; provided, however, any Losses allocated pursuant to this Section 5.4.3 for any fiscal year shall not exceed the UST Invested Capital at the end of such fiscal year;

         5.4.4 Fourth,  to Prime,  until the Profit  allocated  pursuant to this
Section  5.4.4  equals the  cumulative  Losses  allocated  to Prime  pursuant to
Section 5.5.2 for all Company fiscal years; provided, however, any Losses allocated pursuant to this Section 5.4.4 for any fiscal year shall not exceed the Prime Invested Capital at the end of such fiscal year; and

         5.4.5 The balance to each Member, pro rata, in accordance with such Member's Sharing Capital Ratio.

         Section 5.5 Losses. Except as otherwise provided herein, Losses of the Company shall be allocated for Federal income tax purposes in the following order:

         5.5.1 First, to each Member in accordance with such Member's Sharing Capital Ratio until the cumulative Losses allocated to such Member pursuant to this Section 5.5.1 for all Company fiscal years equals the cumulative Profits allocated to such Member pursuant to Section 5.4.5 for all Company fiscal years;

         5.5.2 Second, to Prime, until the Prime Invested Capital is reduced to zero;

         5.5.3 Third, to UST, until the UST Invested Capital is reduced to zero; and

         5.5.4 The balance to each Member, pro rata, in accordance with such Member's Sharing Capital Ratio.

                                   ARTICLE VI

                     ACCOUNTING, TAXATION, AND OTHER MATTERS

         Section 6.1 Company Fiscal Year. The fiscal year of the Company shall be the calendar year.

         Section 6.2 Location of Records; Inspection. The books, records and accounts for the Company shall be kept and maintained at such location as the Administrative Member shall determine. Each Member, at its own expense and upon reasonable notice, shall have the right and power to examine and inspect, or cause to be examined and inspected, at any and all reasonable times, the books, records and accounts of the Company and any tax returns prepared for the Company prior to the filing thereof.

         Section 6.3 Books of Account. The books of account for the Company shall be maintained by the Administrative Member on an accrual basis in accordance with generally acceptable accounting principles.

         Section 6.4 Reports. As soon as practicable following the end of each Company fiscal year and in any event within the time specified below, the Administrative Member shall cause to be prepared on an accrual basis and delivered to each Member:

         6.4.1 As soon as practical but in no event later than one hundred twenty (120) days following the end of such Company fiscal year a report containing audited financial statements of the Company including a balance sheet, income statement and Statement of Member's Equity prepared in accordance with generally accepted accounting principles, which shall include a statement of each Member's Capital Account and each Member's Invested Capital Account. The costs of such reports shall be paid by the Company.

         6.4.2 As soon as practical but in no event later than one hundred twenty (120) days following the end of such Company fiscal year (or such later time as the Administrative Member shall permit), a report containing information regarding changes to the Capital Account of each Member during such Company fiscal year, including (a) the amount of Capital Contributions credited to each Member's Capital Account during such Company fiscal year, (b) any distributions received by a Member during such Company fiscal year under this Agreement, and
(c) any items, such as Profits or Losses from the Company's activities, allocated to each Member's Capital Account during such Company fiscal year. The foregoing information may be delivered to the Members in the form of a Form 1065, Schedule K-1 and any attachments thereto.

         6.4.3 The Administrative Member also shall cause to be prepared and delivered to Prime such monthly, quarterly and annual reports and returns for the Company, which shall include such information as may be reasonably necessary for any of the Members to prepare and file on a timely basis any monthly, quarterly or annual reports or returns required to be filed by the applicable Member with the Securities and Exchange Commission, the Internal Revenue Service or other governmental bodies and such other reports and information as either Member shall reasonably request or as are required by the Property Management and Leasing Agreement. In the case of Prime, such reports shall include all information reasonably required by Prime to enable the Protected REIT to determine that it has satisfied all applicable requirements relating to REITs generally or the Protected REIT specifically. Further details regarding the reports and information to be provided shall be contained in the Property Management and Leasing Agreement. If the Property Management and Leasing Agreement is terminated, any replacement agreement will contain the reporting requirements included in the Property Management and Leasing Agreement. Notwithstanding the foregoing, so long as an Affiliate of Prime is the Property Manager and is performing reporting and accounting services pursuant to the Property Management and Leasing Agreement, the Administrative Member shall not be deemed liable for failing to deliver such reports and returns in a timely fashion if the delay in delivering the applicable report or return is due to a delay caused by the Property Manager.

         Section 6.5 Taxation.

         6.5.1 The Company shall be a partnership for Federal, state and local income and other tax purposes. The Members agree to cooperate in the taking of all actions, including the amendment of this Agreement and the execution of other documents, if required, to qualify for and receive such tax treatment.

         6.5.2 The Members agree and intend that the payments to Prime or its assignee described in the first sentence of Section 5.1 are a reimbursement by the Company of preformation expenditures of Prime and shall be treated as a distribution to Prime for income tax purposes as provided in Treasury Regulation
Section 1.707-4(d).

         6.5.3 Notwithstanding the provisions of Section 5.3:

         (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulations Section 1.704-2(d)) for a Company fiscal year (except as a result of conversion or refinancing of indebtedness of the Company, certain capital contributions or revaluation of the Company's property as further outlined in Regulations Sections 1.704-2(d)(4), (f)(2) or (f)(3)), then, there shall be allocated to each member items of income and gain for that year (and, if necessary, for succeeding years) equal to that Member's share of the net decrease in minimum gain (within the meaning of Regulations Section 1.704-2(g)(2)). The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulations Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulations Section.

         (b) If there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Regulations Section 1.704-2(i)(3) for a Company fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of property of the Company as further outlined in Regulations Section 1.704-2(i))4)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that partner nonrecourse debt minimum gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the Company fiscal year shall be allocated items of income and gain for that year (and, if necessary, for succeeding years) equal to that, Member's share of the net decrease in such partner nonrecourse minimum gain. The foregoing is intended to be a "chargeback of partner nonrecourse debt minimum gain" as required by Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with such Regulations Section.

         (c) If during any Company fiscal year of the Company a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), which causes or increases a deficit balance in the Member's Capital Account in excess of that which the Member is obligated to restore or deemed obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g) and 1.704-2(i), there shall be allocated to such Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulations Section.

         (d) If the allocation of any item of loss or deduction for any Company fiscal year would cause or increase a deficit balance in the Capital Account of any Member as of the end of such Company fiscal year in excess of that which the Member is obligated to restore or deemed obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g) and 1.704-2(i), then, to the extent the allocation of such item of loss or deduction would have such effect, it shall instead be allocated (a) first, to the other Member to the extent that such allocation reduces such other Member's Capital Account to zero, and (b) thereafter, in accordance with Section 5.5.4. For purposes of this paragraph (d), a Member's Capital Account shall not be reduced for items listed in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) for purposes of determining whether the allocation of any item of loss or deduction for a Company fiscal year would cause or increase a deficit balance in the Capital Account of any Member as of the end of such Company fiscal year, and (ii) the amount of items of loss or deduction that can be specially allocated pursuant to this paragraph (d) to the other Member without reducing such other Member's Capital Account below zero.

         (e) Notwithstanding anything to the contrary in this Section 6.5.3, any item of deduction, loss, or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Members bear the economic risk of loss for such debt (determined in accordance with Regulations Section 1.704-2(i)).

         (f) Beginning in the first fiscal year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Regulations) and throughout the full term of the Company such deductions shall be allocated to the Members as part of the Profit or Losses allocated for such period.

         (g) All recapture of income tax deductions resulting from the sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

         (h) Any credit or charge to the Capital Account of a Member pursuant to paragraphs (a), (b), (c), (d), (e) or (f) of this Section 6.5.3 shall be taken into account by computing subsequent allocations of Profits and Losses, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 5.4 and 5.5 and pursuant to paragraphs (a), (b), (c), (d), (e) and (f) of this Section 6.5.3 shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of Sections 5.4 and 5.5 if the special allocations required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 6.5.3 had not occurred.

         (i) In accordance with Section 704 (c) of the Code and the applicable Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property contributed to capital of the Company, or with respect to any property which has a book basis different than its adjusted tax basis, shall, solely for Federal income tax purposes be allocated between the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the book basis of such property using the "traditional method with curative allocations" as described in Regulations Sections 1.704-3(b) and (c). All items of Company income, gain, loss, deduction and any other allocation otherwise provided for shall be divided between the Members in the same priority in proportion as they share gain, income, or loss, as the case may be for such year.

         (j) The Members agree that liabilities for purposes of Code Section 752 shall be allocated among the Members in proportion to the Members' Sharing Capital Ratios.

         Section 6.6 Tax Returns and Audits. The Administrative Member shall prepare or cause to be prepared and timely file (after giving effect to all extension periods) all Federal, state and local income and other tax returns and reports as may be required as a result of the business of the Company. Not less than fifteen (15) business days prior to the date (as extended) on which the Company intends to file its Federal income tax return or any state income tax return, the return proposed to be filed by the Administrative Member shall be furnished to Prime for its review and written approval. In addition, not more than ten (10) days after the date on which the Company actually files its Federal income tax return or any state income tax return, a copy of the return so filed by the Administrative Member shall be furnished to the Members. The Members agree that an election under Code Section 754 shall be filed with the first Federal income tax return of the Company. The Administrative Member is hereby designated the tax matters partner under Section 6231 of the Code. The Administrative Member shall promptly notify the Members if any tax return or report of the Company is audited or if any adjustments are proposed by any governmental body. In addition, the Administrative Member shall promptly furnish to the Members periodic reports, not less often than quarterly, concerning the status of any such proceeding and shall deliver to each of the Members copies of any and all correspondence, notices or other information received by the Administrative Member or the Company from any governmental body. Without the written consent of all of the Members, the tax matters partner, in its capacity as such, shall not (a) extend the period to file any Federal, state or local income or other tax returns or reports, extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any Company fiscal year of the Company, and/or (b) take any position in any Federal, state or local tax return or report that could adversely affect the status of the Protected REIT as a REIT or take a reporting position that would cause any of the income of the Company to not be treated as qualifying income under Code Section 856(c).

         Section 6.7 Other Reports. The Administrative Member shall prepare and file, or cause to be prepared and filed, all reports prescribed by any other commission or governmental agency having jurisdiction over the business or properties of the Company or required by the Loan Documents, the costs of which shall be paid by the Company.

         Section 6.8 Bank Accounts; Investments.

         (a) The Administrative Member shall cause the Company to open and maintain bank accounts, money market accounts and other accounts at banks and financial institutions selected by the Administrative Member, acting reasonably (the "Company Accounts"). All funds of every kind and nature received by the Company, including Capital Contributions, loan proceeds and operating receipts, shall be deposited in the Company Accounts. The Administrative Member shall give the Members written notification of the banks at which the Company Accounts are maintained. Signatories for the Company Accounts shall be authorized from time to time in writing by the Administrative Member acting reasonably and shall include, with respect to the operating account of the Company, the Property Manager. The Administrative Member shall make payments from the Company Accounts in accordance with the Loan Documents and will fund the operating account of the Company for use by the Manager pursuant to the Management and Leasing Agreement from amounts available in the Company Accounts. The amounts to be funded to the operating account from funds available in the Company Accounts for use by the Property Manager include all amounts required to be paid in accordance with the Annual Plans, the Property Management and Leasing Agreement and such other agreements to which the Company is a party. The Administrative Member also will make distributions pursuant to the terms and conditions of this Agreement. The Administrative Member agrees that such distributions include the distribution to the Members of all of the Company's Distributable Cash, which distributions shall be made in accordance with the terms and conditions of Article V of this Agreement.

         (b) The Company may make such investments as are approved by UST and Prime so long as such investments are not prohibited by any Member's organizational documents; provided, however, that such investments shall not preclude the timely distribution of Distributable Cash as set forth in Article V; and provided, further, that any investment of working capital shall not preclude the timely payment of Company obligations when and as due.

         Section 6.9 Insurance. The Administrative Member shall determine the type and levels of insurance coverage to be obtained and maintained by the Company to protect the Company's properties and businesses against loss and liability, which may be provided under blanket policies obtained by the Administrative Member or Prime, and which also may cover other properties in which the Administrative Member, Prime and/or their respective Affiliates and/or other related parties have interests.

         Section 6.10 Record Retention. The Administrative Member shall cause all records that are required under this Agreement or under any other agreement entered into pursuant to this Agreement to be retained by the Company for such period of time as required by Law, but in no event for less than seven years.

         Section 6.11 The Company Accountant. The Company shall retain Ernst & Young LLP as the regular accountant, tax accountant and auditor for the Company (the "Company Accountant"). Subject to Section 7.6(c), the fees and expenses of the Company Accountant shall be a Company expense. The Administrative Member may unilaterally terminate the engagement of Ernst & Young LLP as the Company Accountant at any time after the Effective Date upon thirty (30) days' prior written notice to Prime (which notice shall provide the specific reasons underlying the Administrative Member's decision) and such notice to Ernst & Young LLP as may be required by the terms and conditions of its engagement letter or agreement. Within such thirty (30) day period, the Members shall appoint a replacement for Ernst & Young LLP, which shall be one of the five largest (unless the Members otherwise mutually agree) nationally recognized accounting firms (exclusive of Ernst & Young LLP) in the United States. Such appointment shall be effective upon the expiration of the notice period for termination in the Ernst & Young LLP engagement letter or agreement, if any. Thereafter, the replacement Company Accountant so appointed shall serve as the Company Accountant until such time as the Members shall mutually agree to change such Company Accountant.

         Section 6.12 Delegation of Responsibility. The Administrative Member shall have the right to delegate the responsibility for the performance of its obligations under Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7 and 6.9 to the Property Manager pursuant to and to the extent provided in the Property Management and Leasing Agreement.

                                  ARTICLE VII

                            MANAGEMENT OF THE COMPANY

         Section 7.1 Administrative Member. The Administrative Member initially means UST and thereafter any successor manager as may be appointed by the unanimous vote of the Members. Subject to the express limitations set forth in this Agreement and the Property Management and Leasing Agreement, the Administrative Member shall have (a) the full, complete and exclusive authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company, (b) all the rights and powers of a Administrative Member under the Act, and (c) all authority, rights and powers in the management of the Company business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Any action taken by the Administrative Member on behalf of the Company, other than a Major Decision as provided in Section 7.3, which shall require the written approval of both Members (except expressly provided in Section 7.3), shall constitute the act of and shall serve to bind the Company. In dealing with the Administrative Member acting on behalf of the Company, no Person shall be required to inquire into the authority of the Administrative Member to bind the Company, and such Persons dealing with the Company shall be entitled to rely conclusively on the power and authority of the Administrative Member.

         Section 7.2 Duties of Administrative Member; Agents.

         (a) The Administrative Member shall cause the affairs of the Company to be conducted in an efficient and businesslike manner and, to the extent within the Administrative Member's reasonable control, in compliance in all material respects with the City Agreement. The Administrative Member shall perform its duties as a Administrative Member in good faith, in a manner it reasonably believes to be in or not opposed to the best interests of the Company and with the care that an ordinary prudent person in a similar position would use under similar circumstances. The Administrative Member may, by written instrument and at the expense of the Company, delegate all or any of its powers, rights and obligations hereunder and may appoint, employ, contract or otherwise deal with any Person for the transaction of business of the Company, which Person may, under the supervision and/or direction of the Administrative Member, perform any acts or services for the Company as the Administrative Member may approve.

         (b) Each year the Administrative Member shall cause the Property Manager pursuant to the Property Management and Leasing Agreement to prepare an Annual Operating Budget, Annual Leasing Plan and Annual Capital Plan ("Annual Plans") for approval by the Members, which approval shall not be unnecessarily conditioned or delayed. A Member shall be deemed to have approved such Annual Plans unless such Member shall have stated its reasonably specific and detailed objections to same within 30 days after receipt of such Annual Plans. If the Annual Plans for any fiscal year are not approved prior to the commencement of such fiscal year, the appropriate provisions of the prior versions of such Annual Plans shall remain in effect with the dollar amounts increased by the Consumer Price Index ("CPI") for the most recently completed calendar year until the new Annual Plans are approved. The CPI shall be the CPI-U index published by the U.S. Bureau of Labor Statistics (All Urban Consumers, All Items, All Areas, 1984-86 = 100) or any successor index. The initial Annual Plans are attached hereto as Exhibit B.

         Section 7.3 Major Decisions. The Administrative Member shall not have the authority to take any of the following actions on behalf of the Company without the prior written approval of all Members without regard to the relevant size of their Membership Interests:

         (i) obligate the Company as maker, guarantor, endorser, surety or accommodation party except as provided in the Loan Documents;

         (ii) except as provided in the Annual Plans, cause the Company to incur or refinance any indebtedness;

         (iii) assign, transfer, pledge, compromise or release any claims of or debts in amounts in excess of $200,000 due the Company in the aggregate in any fiscal year, except on payment in full;

         (iv) enter into any contract or agreement between the Company and any Affiliate of the Administrative Member which is not on terms at least as favorable to the Company as an arms-length transaction;

         (v) except as provided in Article IX, admit any Person as a Member to the Company;

         (vi) allow the Company to enter into any new lease or to modify or terminate any existing lease;

         (vii) initiate any renovation, alteration or redevelopment of the Property or any capital expenditures in excess of $200,000 in the aggregate in any fiscal year, except as included in the Annual Capital Plan then in effect or to address a need of the Company in an emergency or to make tenant improvements pursuant to an approved lease or to provide funds to pay for tenant improvements in the amounts set forth in an approved lease;

         (viii) enter into any property management or leasing agreement (except commission agreements with an unrelated third party brokers in connection with leasing in the ordinary course of business and the Property Management and Leasing Agreement), or amend or modify in any material respect the Property Management and Leasing Agreement or any other agreement which requires approval under this clause;

         (ix) list the Property or any portion thereof for sale;

         (x) file for bankruptcy;

         (xi) sell or otherwise transfer or convey the Property;

         (xii) with respect to the Annual Operating Budget, make expenditures in excess of any line item in the Annual Operating Budget to the extent such increased expenditures (a) exceed the amount of the applicable line item by more than five percent (5%) of such line item; or (b) exceed the total aggregate amount of all line items in the Annual Operating Budget by more than one percent (1%); and provided that Administrative Member also may authorize any expenditure necessary to preserve life or the Property in an emergency or where prompt action is required (provided that Administrative Member shall notify the other Member of such expenditure as soon as practical thereafter), whether or not such expenditures exceed the limitations set forth above;

         (xiii) make or change any election under the Code, except as otherwise provided in this Agreement;

         (xiv) issue any press release on behalf of the Company or the Property other than new leasing announcements or as may be required by applicable law; or

         (xv) enter into any other joint venture, partnership or other joint enterprise;

         (xvi) terminate the Property Management and Leasing Agreement, except as expressly permitted therein; or

         (xvii) any change in the fiscal year of the Company.

         Section 7.4 Non-Delegation. Each Member shall indemnify and hold harmless the other Member and the Company against any and all claims that may be asserted against the other Member or the Company arising out of or relating to unauthorized actions that such Member or any Affiliate of such Member has purported to take on behalf of the other Member or the Company, or both. Except as expressly set forth in this Agreement or specifically approved by the Members, neither any Member nor the Administrative Member shall have the unilateral authority to act for or to bind the Company.

         Section 7.5 Prime Assumed Obligations. Pursuant to Section 10.3 of the Contribution Agreement, Prime agreed to pay various pre-closing obligations of the Company, and pursuant to Section 12.4 of the Contribution Agreement, Prime has agreed to deposit certain funds into the Existing Tenant Improvements and Citadel Cash Flow Escrow (as defined in the Contribution Agreement) for the purpose of securing certain obligations of the Company that Prime has assumed in connection with the Contribution Agreement (collectively, the "Prime Assumed Obligations"). Notwithstanding anything to the contrary in this Agreement (including without limitation, Article VI of this Agreement, the Company shall take all actions requested by Prime (in Prime's sole discretion and at Prime's sole cost and expense) in connection with Prime's satisfaction of the Prime Assumed Obligations including, without limitation: (a) releasing or directing the escrowee to release any funds deposited pursuant to the Existing Tenant Improvements and Citadel Cash Escrow Agreement for the purposes set forth therein; (b) taking any actions with respect to the Bank One Rights, including any settlement or litigation or arbitration with respect thereto; (c) taking any actions with respect to Section 43 of the Citadel Lease (as defined in the Contribution Agreement) including any subleases of space leased by Citadel (as defined in the Contribution Agreement) at the building located at One North Wacker Drive, Chicago, Illinois; (d) taking any actions with respect to the general contractor and subcontractors who constructed the Property, including any settlements or litigation or arbitration with respect thereto; (e) settlement of any obligations for which Prime assumed responsibility under
Section 10.3 of the Contribution Agreement; (f) taking any actions with respect to remaining landlord obligations under the Existing Leases (as defined in the Contribution Agreement) for payment of tenant improvement construction allowances and brokerage commissions including any settlements or litigation or arbitration; and (g) taking any actions with respect to enforcing the landlord's rights under Existing Leases which accrue prior to the closing under the Contribution Agreement and, in addition, enforcement of Bank One's obligations under the Bank One Lease to pay its proportionate share of real estate taxes due and payable in 2003 and/or Citadel's obligations under the Citadel Lease to pay its proportionate share of real estate taxes due and payable in 2003.

         Section 7.6 REIT Compliance.

         (a) The Protected REIT is a REIT and is subject to the provisions of Sections 856 through and including 860 of the Code. So long as the Protected REIT owns, directly or indirectly, any Membership Interest in the Company, then, notwithstanding any other provision of this Agreement other than Section 7.6(b):

              (i) any services described on Exhibit C attached hereto that would otherwise cause any rents from a lease to be excluded from treatment as rents from real property pursuant to Section 856(d)(2)(c)of the Code shall be provided by either (1) an independent contractor (as described in Section 856(d)(3) of the Code) with respect to the Protected REIT and from whom neither the Company nor the Protected REIT derives or receives any income or (2) a taxable REIT subsidiary of the Protected REIT as described in Section 856(c) of the Code;

              (ii) the Company shall not furnish or render services to tenants or other persons, and shall not manage or operate the Property, other than through the Property Manager or its replacement;

              (iii) except for a taxable REIT subsidiary of the Protected REIT, the Company shall not own, directly or indirectly or by attribution (in accordance with attribution rules referred to in Section 856(d)(5) of the Code), in the aggregate more than 10% of the total value of all classes of stock or more than 10% of the total voting power (or, with respect to any such person which is not a corporation, an interest of 10% or more in the assets or net profits of such person) of a lessee or sublessee of all or any part of the Property or of any other assets of the Company except in each case with the specific written approval of Prime;

              (iv) except for securities of a taxable REIT subsidiary of the Protected REIT, the Company shall not own or acquire, directly or indirectly or by attribution, securities representing more than 10% of the total value or the total voting power of the outstanding securities of any issuer or own any other asset (including a security) which would cause the Protected REIT to fail the asset test of Section 856(c)(4)(B) of the Code;

              (v) leases may contain a percentage rent clause based upon gross receipts of the tenant, however, the leases or subleases of all or any part of the Property shall not provide for rents based in whole or in part on the income or profits (within the meaning of Code Section 856(d)(2)(A)) derived by any tenant or subtenant from all or any part of the Property;

              (vi) rents under a lease or sublease of all or any part of the Property attributable to personal property leased or subleased under or in connection with such lease or sublease shall not exceed 15% of the total rents payable under or in connection with such lease or sublease for each taxable year;

              (vii)  except as  approved  by Prime,  permit the Company to sell,
convey,   transfer  or  dispose  of  any  property  described  in  Code  Section
1221(a)(1), which is not foreclosure property;

         (b) Notwithstanding anything to the contrary in Section 7.6(a) hereof, during the period that the Property Manager is affiliated with the Protected
REIT:

              (i) Property Manager at the discretion of Prime, need not be an independent contractor (as described in Section 856(d)(3) of the Code) with respect to the Protected REIT; and

              (ii) Rents from the Property attributable to the lease of space to the Property Manager at the discretion of Prime need not be rents from real property within the meaning of Section 856(d) of the Code with respect to the Protected REIT.

         (c) At any time during which Prime is not the Administrative Member of the Company, Prime may, from time to time but no more frequently than quarterly, make inquiry of counsel of its choice to determine whether any material changes in the provisions of Section 856 through and including Section 860 of the Code have occurred requiring changes to Section 7.6(a) and Section 7.6(b) of this Agreement. The Administrative Member, at the request of Prime and no more frequently than quarterly, shall forward to the Property Manager questionnaires prepared by Prime and reasonably acceptable to the Administrative Member that are relevant to the determination of whether any income generated by the Property would violate the terms of Section 7.6(a) of this Agreement. The Administrative Member shall use its commercially reasonable efforts to insure that such questionnaires are completed and returned to Prime within thirty (30) calendar days after such questionnaires are received by the Administrative Member. Prime may, from time to time, notify the Administrative Member, in reasonable detail, as to any material changes in the provisions or interpretations of Section 856 through and including Section 860 of the Code that have occurred requiring changes to Section 7.6(a) and Section 7.6(b) of this Agreement and what changes Prime reasonably believes are necessary to be made to Section 7.6(a) and Section 7.6(b) of this Agreement as a result of such material changes. Upon receipt of notice from Prime or counsel designated by Prime as to the changes required to be made to Section 7.6(a) and Section 7.6(b) of this Agreement, Section 7.6(a) and Section 7.6(b) of this Agreement shall be amended by the Members to incorporate such changes. Prime shall pay all reasonable third party out of pocket costs and expenses incurred by the Company in connection with actions taken by the Company to comply with this Section 7.6(c), which would not otherwise be incurred by the Company in connection with the regular preparation of reports, accounting information, tax information or Company audits.


                                  ARTICLE VIII

                                 OTHER BUSINESS

         Section 8.1 Conflicts of Interest. Except as may be expressly provided in this Agreement, nothing herein shall limit or restrict the ability of any Member to engage in any business activity, whether or not directly or indirectly competitive with the business of the Company, or whether or not such activity may be an opportunity of a nature that the Company would undertake.

         Section 8.2 German Interests. Prime acknowledges that UST may syndicate in Germany ownership interests in UST, but not any Membership Interests (the "Syndication"). UST hereby agrees to indemnify, defend and hold harmless Prime and the Company from and against any and all claims, liabilities, damages, expenses (including reasonable attorneys' fees) and losses which either or both of Prime or any of its Affiliates or related parties or the Company may incur by reason of or related to the Syndication.

                                   ARTICLE IX

                                 TRANSFERABILITY

         Section 9.1 General. Except as otherwise provided in this Agreement, no Member (in this context, a "Transferor") may sell, assign, exchange or pledge (collectively "sell" or "sale"), whether directly or indirectly, all or any part of its Membership Interest to a transferee (a "Transferee") without the prior written consent of the other Member which may be withheld in its sole discretion. For purposes of this Agreement, a sale or transfer shall be deemed to occur with respect to UST if, at any time during the term of this Agreement,
(a) Estein Management Corporation is not the manager of WELP and/or WELP is not the general partner of UST, or (b) a controlling interest in either of such entities shall be sold, exchanged or otherwise transferred.

         Section 9.2 Notwithstanding the foregoing, no consent shall be required if the Transferee is an Affiliate of the Transferor. Transferor shall not be released from its obligations in the event of such sale. Each Member hereby acknowledges the reasonableness of the restrictions on sale of such interests imposed by this Agreement (including this Article IX) in view of the Company's purposes and the relationship of the members. Accordingly, the restrictions on sale contained herein shall be specifically enforceable. In addition to and not in limitation of the foregoing, no Member may pledge or otherwise encumber its Membership Interest as security for repayment of a liability (except in connection with the Loan Documents), without the prior written consent of the other Member, which may be withheld in its sole discretion. Any such pledge or hypothecation consented to by the other Member shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article IX. The restrictions on transfer contained in this Article IX are intended to comply (and shall be interpreted consistently) with the restrictions on transfer set forth in the ss.18-702 of the Act.

         Section 9.3 Permitted Transfers. Notwithstanding anything to the contrary in this Article IX, Prime may, without the consent of any Member or the Company, transfer or sell its Membership Interests in connection with any merger, consolidation, reorganization, sale, liquidation or other similar transaction with respect to Prime, any of its partners, Affiliates or related parties.

         Section 9.4 Transferee Not Member in Absence of Consent. Without limiting the requirements of Section 9.1 above, a Transferor may only sell its Membership Interest to a Transferee which is not a Member immediately prior to the sale upon: (i) except in connection with a transfer or sale pursuant to
Section 9.3, the reasonable determination of legal counsel to the Company that the sale is exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws and does not jeopardize any exemption from such laws on which the Company had previously relied in selling Membership Interests; (ii) the reasonable determination of legal counsel to the Administrative Member that the sale will not adversely affect the status of the Company for tax purposes or the status of the Company as a limited liability company under applicable laws; (iii) the reasonable determination of counsel to the Administrative Member that the sale will not cause a violation of any applicable law or regulation binding upon it; (iv) the Transferee's written agreement to be bound by the terms of this Agreement including, without limitation, the Prime Purchase Option and the UST Purchase Option; and (v) the Transferor's or the Transferee's agreement to pay all reasonable expenses of the Company in connection with the transfer. Any attempted or purported sale in contravention of the terms of this Agreement shall be voidable at the option of the Company upon the vote of only the non-transferring member. No transfer of a Member's Membership Interests shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member.

                                   ARTICLE X

                           DISSOLUTION AND TERMINATION

         Section 10.1 Dissolution. The Company shall continue until dissolved by any of the following events:

                  (a) the unanimous written consent of the Members; or

                  (b) any other event causing dissolution of a limited liability company under the Act.

         Section 10.2 Termination. After an event occurs that requires a winding up as described in this Article X, the Company will continue in existence until the winding up and liquidation of its business as described in this Article X is completed. When the winding up is completed, the Company will terminate.

         Section 10.3 Activities During Wind Up. After the date as of which winding up is required, the Company shall not enter into any contract or undertake any business not then subject to contract or which is not related to the winding up of the Company. Upon winding up, a proper accounting shall be made of the Company's assets, liabilities, and operations from the date of the last previous accounting to the date as of which winding up is required. The Profits and Losses realized subsequent to the date as of which winding up is required shall be allocated in accordance with Article V and proper adjustments made to the Capital Account of each Member. Profits and Losses realized on the sale of any Company asset in the process of winding up shall be allocated as provided in Article V. Assets not sold will be valued at their fair market value and gain or loss allocated as provided in Article V as if they had been sold at their fair market value. Except as and in the manner provided with respect to the UST Required Additional Invested Capital, no Member shall have any obligation to restore any deficit in such Member's Capital Account, and such deficit shall not be considered a debt owed to the Company or to any other person.

         Section 10.4 Liquidation. As soon as the actions contemplated by preceding sections of this Article have been completed, the cash and other assets of the Company shall be applied or distributed in the following order of priorities:

              10.4.1 In payment of all liabilities of the Company to creditors other than the Members. If any liability is contingent, or uncertain in amount, a reserve equal to the maximum amount to which the Company could reasonably be held liable will be established. Upon the satisfaction or other discharge of such contingency, the amount of the reserve not needed, if any, will be distributed in accordance with the balance of this Section;

              10.4.2 To the Members in payment of any amounts outstanding to any of the Members in payment of any loans made by the Members to the Company; and

              10.4.3 To the Members, in accordance with Section 5.3 of this Agreement.

                                   ARTICLE XI

                                PURCHASE OPTIONS

         Section 11.1 Prime Purchase Option. Prime is hereby granted the option to purchase all of the Membership Interests of UST subject to and on the terms and conditions set forth in this Section 11.1 (the "Prime Purchase Option").

              11.1.1 Prime shall have the right to exercise the Prime Purchase Option at any time on or between the 180th day and the 150th day (the "Prime Option Period") prior to the maturity of the Loan made to the Company pursuant to the terms of the Loan Documents. Prime shall exercise the Prime Option, if at all, by providing written notice to UST at any time during the Prime Option Period.

              11.1.2 The purchase price for the UST Membership Interests shall be equal to the greater of (a) the value of the UST Membership Interests in the Company, determined based upon a deemed sale of the Property (and as if the proceeds of such sale were distributed pursuant to Section 5.3) at a value calculated using the Pro Forma Net Operating Income of the Company for the twelve (12) month period commencing on the date that is one (1) month prior to the maturity date of the Loan, divided by a capitalization rate of eight and one-half percent (8.5%), less the actual amount of all unpaid tenant improvement allowances and rental allowances for any Current Lease (with no double counting), to the extent such amounts have not been placed in escrow by the Company in connection with any such Current Lease, or (b) the UST Invested Capital Threshold.

              11.1.3 If Prime exercises the Prime Purchase Option, it will deposit with Near North National Title Insurance Corporation earnest money in the amount of $6,000,000. The earnest money shall be deposited within two (2) business days after the date Prime exercises the Prime Purchase Option. The earnest money shall be applied to the purchase price at the closing of the acquisition by Prime of the UST Membership Interests. The earnest money shall be non-refundable if the acquisition by Prime of the UST Membership Interests fails to close as a result of a default by Prime.

              11.1.4 The closing of the acquisition by Prime of the UST Membership Interests under this Section 11.1 will occur on the date that is ninety (90) days prior to the maturity date of the Loan made to the Company pursuant to the Loan Documents.

              11.1.5 The Prime Purchase Option and the acquisition by Prime of the UST Membership Interests also shall be subject to the applicable terms and conditions set forth in Section 11.3 below.

         Section 11.2 UST Purchase Option. If Prime does not timely exercise the Prime Purchase Option or if Prime exercises the Prime Purchase Option, but fails to close on the transaction contemplated thereby (except as a result of a default by UST thereunder) then UST shall have the option to purchase all of the Membership Interests of Prime subject to and on the terms and conditions set forth in this Section 11.2 (the "UST Purchase Option").

              11.2.1 UST shall have the right to exercise the UST Purchase Option as follows: (a) if Prime exercises the Prime Purchase Option but fails to close (except as a result of default by UST), then UST may exercise the UST Purchase Option by giving written notice to Prime of such exercise on or before the day that is seventy- five (75) days after the date on which the acquisition by Prime of the UST Membership Interests was scheduled to close under Section
11.1 above; or (b) if Prime does not timely exercise the Prime Purchase Option, then UST may exercise the UST Purchase Option by giving written notice to Prime of such exercise no later than ten (10) days after the ninetieth (90th) day prior to the maturity of the Loan made to the Company pursuant to the Loan Documents (either of such periods, the "UST Option Period").

              11.2.2 The purchase price for the Prime Membership Interests shall be equal to the value of the Prime Membership Interests in the Company, determined based upon a deemed sale of the Property (and as if the proceeds of such sale were distributed pursuant to Section 5.3) at a value calculated using the Pro Forma Net Operating Income of the Company for the twelve (12) month period commencing on the date that is one (1) month prior to the maturity date of the Loan, divided by a capitalization rate of eight and one-half percent (8.5%), less the actual amount of all unpaid tenant improvement allowances and rental allowances for any Current Lease (with no double counting), to the extent such amounts have not been placed in escrow by the Company in connection with any such Current Lease.

              11.2.3 If UST exercises the Prime Purchase Option, UST will deposit with Near North National Title Insurance Corporation earnest money in the amount of $2,000,000. The earnest money shall be deposited within two (2) business days after the date UST exercises the UST Purchase Option. The earnest money shall be applied to the purchase price at the closing of the acquisition by UST of the Prime Membership Interests. The earnest money shall be non-refundable if the acquisition by UST of the Prime Membership Interests fails to close as a result of a default by UST.

              11.2.4 The closing of the acquisition by UST of the Prime Membership Interests under this Section 11.2 will occur on the date that is (a) if Prime exercises the Prime Purchase Option but fails to close (except as a result of a default by UST), the closing of the acquisition of the Prime Membership interests shall be sixty (60) days after the date UST exercises the UST Purchase Option, but in no event later than the maturity date of the Loan made to the Company pursuant to the Loan Documents as the same may be extended by the holder of the Loan, which extension shall in no event be for a period of more than thirty (30) days; or (b) if Prime fails to timely exercise the Prime Purchase Option, the closing of the acquisition of the Prime Membership Interests shall be on or before the maturity date of the Loan made to the Company pursuant to the Loan Documents.

              11.2.5 The UST Purchase Option and the acquisition by UST of the Prime Membership Interests also shall be subject to the applicable terms and conditions set forth in Section 11.3 below.

         Section 11.3 General Conditions. In addition to the other conditions and requirements set forth in Sections 11.1 or 11.2 above, as applicable, the acquisition by Prime of the UST Membership Interests or the acquisition by UST of the Prime Membership Interests, as applicable, shall be subject to the following general conditions and requirements:

              11.3.1 Except as otherwise provided in this Section 11.3, the Member that acquires the Membership Interests in any transaction contemplated by this Article XI shall pay all closing costs incurred in connection with such transaction including, without limitation, title insurance premiums, survey costs, transfer taxes and legal fees and costs incurred by the Company, as distinct from the Members. Each Member shall bear its own attorneys' fees and costs incurred in any such transaction.

              11.3.2 In connection  with any  transaction  contemplated  by this
Article XI, then, notwithstanding anything contained in this Agreement to the contrary, the acquiring Member shall, as a condition to closing, cause the transferring Member and any of its Affiliates having recourse liability (whether arising out of guaranties, indemnities, letters of credit or otherwise) with respect to any Loan outstanding at the time of the closing to be released therefrom with respect to all obligations and liabilities arising after the closing date; provided, however, that if the acquiring Member is not able to obtain a release with respect to some or all of such recourse obligations, then the acquiring Member and the Company shall execute and deliver to the transferring Member an indemnity agreement in form and substance reasonably acceptable to the transferring Member pursuant to which the acquiring Member and the Company will, jointly and severally, indemnify, defend and hold harmless the transferring Member from any and all losses, costs, damages, claims, liabilities and obligations (including, without limitation, reasonable legal fees and expenses) incurred or asserted against the transferring Member with respect to any such recourse liabilities and obligations that are not so released.

              11.3.3 The closing of any transaction contemplated by this Article XI shall be held at the principal place of business of the Company or at such other place as the parties may mutually agree.

              11.3.4 At the closing, (a) the transferring Member shall assign to the acquiring Member or its designee the transferring Member's Membership Interest in accordance with the instructions of the acquiring Member and shall execute and deliver to the acquiring Member all documents that may be reasonably required to give effect to the disposition and acquisition of such Membership Interests, in each case free and clear of all liens, claims and encumbrances (other than any liens and encumbrances with respect to the then existing Loan, if such Loan is not repaid at the time of the closing); and (b) the acquiring Member shall pay to the transferring Member in cash the consideration for the transferring Member's Membership Interests.

              11.3.5 (a) The parties acknowledge that, pursuant to the terms and conditions of that certain Office Lease dated January 24, 2000 (as the same has been amended prior to the date hereof and as the same may hereafter be amended or modified, the "Bank One Lease") between the Company (as successor in interest to Prime/Beitler Development Company, L.L.C.) and Bank one, NA ("Bank One"), Bank One was granted certain rights and options in connection with the sale or refinancing of the Property (the rights and options granted to Bank One in Sections 39 and 41 of the Bank One Lease are herein referred to as the "Bank One Rights").

              (b) If any transaction contemplated by this Article XI is deemed to have triggered the right of first offer (the "Bank One First Offer Rights") in favor of Bank One (as contemplated by Section 39 of the Bank One Lease), then the Company and the Members shall comply with the terms and conditions of Sections 39 and 41 of the Bank One Lease in connection with any such transaction.

              (c) Pursuant to the terms and conditions of the Contribution Agreement, Prime has agreed to pay all Proceeds (as defined in the Bank One Lease) payable to Bank One in connection with any sale or refinancing of the Building. Prime agrees that, to the extent the Proceeds are not paid to Bank One prior to the date of this Agreement, Prime shall continue to be liable for the payment of the Proceeds and any other liability to Bank One under Section 41 of the Bank One Lease in accordance with the terms and conditions of the Bank One Lease and Section 12.4 of the Contribution Agreement and the documents referred to in Section 12.4 of the Contribution Agreement.

         Section 11.4 Enforcement. The Members agree that the remedy at law for breach of the Members obligations in Sections 11.1, 11.2 and 11.3 (other that Section 11.3.5) is inadequate in view of (a) the complexities and uncertainties in measuring the actual damages to be sustained by reason of the failure of a member to comply with its obligations, and (b) the unique nature of the Company's business and the Member's relationships. Accordingly, each of such obligations shall be, and is hereby expressly made, enforceable by specific enforcement.

         Section 11.5 Continuation of Options. If neither Prime nor UST exercises its Purchase Option under this Agreement during the term of the Loan made pursuant to the Loan Documents in effect on the date hereof, then the parties' Purchase Options shall continue in effect in connection with the Loan obtained by the Company to refinance the Loan made pursuant to the Loan
Documents, which shall be for a term of not less than five (5) years, if available (but not any other Loan made thereafter), with such replacement Loan being deemed to be the Loan referred to in this Article XI.


                                  ARTICLE XII

                                    NO WAIVER

         The failure of either Member to enforce any provision of this Agreement or right granted hereby shall not in any way be construed to be a waiver of such provision or right, nor in any way affect the validity of this Agreement or any part thereof, or limit, prevent, or impair the right of either Member subsequently to enforce such provisions or exercise such right in accordance with its terms.

                                  ARTICLE XIII

                              NO RIGHT TO PARTITION

         The Members expressly waive and release any right to have the Company's assets partitioned or sold for the period during which the Company shall remain in existence.

                                  ARTICLE XIV

                                     GENERAL

         Section 14.1 Entirety of Agreement. This Agreement, together with the Contribution Agreement, the Property Management and Leasing Agreement and any other agreements specifically referred to in this Agreement, reflects the whole and entire agreement among the Members with respect to the subject matter herein and supersedes all previous agreements and understandings among the Members, and may be amended, restated, or supplemented only by the written agreement of all Members.

         Section 14.2 Notices. Unless otherwise specifically provided in this Agreement, any written notice or other communication given pursuant to this Agreement shall be sufficiently delivered if delivered personally (including delivery by a nationally recognized express delivery service) or mailed by registered or certified mail:

         (a) to each of the Members at the address set forth below or at such other address as may be designated from time to time by a Member by written notice to the other Member and. to the Company:

                           If to Prime:

                           Prime Group Realty, L.P.
                           77 Wacker Drive, Suite 3900
                           Chicago, IL 60601
                           Attention:  Stephen J. Nardi

                           With a copy to:

                           Prime Group Realty, L.P.
                           77 Wacker Drive, Suite 3900
                           Chicago, IL 60601
                           Attention:  James F. Hoffman

                           With a copy to:

                           Jenner & Block
                           One IBM Plaza
                           Chicago, IL 60611
                           Attention:  Donald I. Resnick

                           If to UST:

                           Estein & Associates USA, Ltd.
                           5211 International Drive
                           Orlando, Florida  32819
                           Attention:  Lothar Estein

                           With a copy to:

                           Boose Casey Ciklin Lubitz Martens McBane & O'Connell 515 North Flagler Drive, 18th Floor
                           West Palm Beach, Florida  33401
                           Attention:  Dean Vegosen

         (b) to the Company at the principal office of the Company or such other address as may be designated from time to time by written notice to each of the Members.

         A notice (i) sent via hand delivery shall be deemed delivered upon receipt or refusal of delivery, (ii) sent via a nationally recognized overnight courier shall be deemed delivered one business day after deposit with such courier, or (iii) sent via registered or certified mail shall be deemed delivered three business days after deposit with the United States Postal Service.

         Any Member may request that copies of notices be given to an Affiliate of the Member at the address designated by such Member by written notice to the other Member and to the Company; provided, however, that any failure to give such notice shall not affect the validity of any notice given to the Member or to the Company in accordance with this Section 14.2. Each of the Members agrees to give such designated notice to any designated Affiliate.

         Section 14.3 Further Assurances. Each Member agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate the Company and carry on the Company business in accordance with this Agreement.

         Section 14.4 Applicable Law and Choice of Forum. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, except that any conflict of laws rule of such jurisdiction which would require reference to the laws of some other jurisdiction shall be disregarded.

         Section  14.5   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         Section 14.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 14.7 Waiver. No waiver or default by either Member in the performance of any provision, condition, or requirement herein shall be deemed to be a waiver of, or in any manner release the other Member from, performance of any other provision, condition, or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Member from future performance of the same provision, condition, or requirement. Any delay or omission of either Member to exercise any right hereunder shall not impair the exercise of any such right, or any similar right, accruing to it thereafter. The failure of either member to perform its obligations hereunder shall not release the other Member from the performance of such obligation.

         Section 14.8 Public Announcements. No party to this Agreement shall issue any press release, public disclosure or public announcement of any kind concerning this Agreement or the leasing activities or other transactions entered into or negotiated by or contemplated by or on behalf of the Company during the term of this Agreement without prior consultation with and approval of the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, (a) UST or its Affiliates may conduct press interviews, issue press releases and make public announcements regarding such matters in Germany only; provided that neither UST nor its Affiliates discloses any material non-public information that has not been previously publicly disclosed by the Company in the United States, and (b) Prime and/or the Protected REIT may make any public statement or filing which either of them reasonably believes to be required or desirable under applicable securities laws or in connection with any securities offering or registration by Prime and/or the Protected REIT, or customarily disclosed by Prime or the Protected REIT in its or their periodic public filings, or as may be requested or required by the New York Stock Exchange or other securities market.

         Section 14.9 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

         Section 14.10 Force Majeure. If either Member is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, the obligations of such Member, so far as they are affected by such force majeure, shall be suspended during the continuance of such force majeure. The term "force majeure," as used herein, shall mean an act of God, strike, lockout, or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or supplies, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of such Member. The requirement that any force majeure shall not be reasonably within the control of such Member shall not require settlement of strikes, lockouts, or other labor difficulty by such Member, contrary to its wishes; and all such difficulties shall be handled entirely at the discretion of such Member.

         Section 14.11 Section Numbers. Unless otherwise indicated, references to Section numbers are to Sections of this Agreement.

         Section 14.12 Notice of Litigation. Either Member that becomes aware of any litigation pending against the Company (other than personal injury litigation and similar types of litigation instituted against the Company and tendered to the Company's insurance carrier for resolution) shall give timely notice of such to the Company and the other Member. Additionally, any Member against which any litigation is filed in its capacity as a Member shall give the other Member and the Company timely notice of such litigation.

         Section 14.13 Severability. Any provision of this Agreement prohibited by applicable law shall be invalid to the extent of such prohibition and severed from this Agreement unless it is determined by the Members by unanimous vote that such prohibition invalidates the purpose or intent of this Agreement, in which case the Company shall be dissolved and its business and affairs wound up, liquidated, and terminated.

         Section 14.14 No Drafting Presumption. No presumption shall operate in favor of or against any Party hereto as a result of any responsibility that any Party may have had for drafting this Agreement.

         Section 14.15 Third-Party Beneficiaries. The representations, warranties, covenants, and obligations of the Parties hereto are made for the express benefit of the Parties hereto, and Persons that are not express signatories hereto are not intended to have, nor shall have, the benefit of, or any right to seek enforcement or recovery under, any of such covenants or obligations.

         Section 14.16 Remedies. Except as otherwise expressly provided in this Agreement, all rights and remedies under this Agreement are cumulative and in addition to other rights or remedies under this Agreement or any applicable law.

         Section 14.17 Designation of Forum and Consent to Jurisdiction. The parties hereto (a) designate the United States District Court for the Northern District of Illinois as the forum where all matters pertaining to this Agreement may be adjudicated, and (b) by the foregoing designation, consent to the exclusive jurisdiction and venue of such court for the purpose of adjudicating all matters pertaining to this Agreement.

         Section 14.18 Waiver of Jury Trial. As a specifically bargained inducement for each other party to enter into this Agreement, each of the parties hereto waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement, the Contribution Agreement and the Property Management and Leasing Agreement. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.

         Section 14.19 Binding Agreement. This Agreement shall be binding upon all parties hereto, their successors and assigns, and shall inure to the benefit of the parties hereto, their successors and assigns.

         Section 14.20 Exculpation.

         (a) UST. This Agreement is executed by certain general partners of UST, not individually, but solely on behalf of, and as the authorized nominee and agent for UST, and in consideration for entering into this Agreement, Prime hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of UST (except for any cause of action based upon lack of authority or fraud), and all persons dealing with UST must look solely to UST's assets for the enforcement of any claim against UST, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of UST.

         (b) Prime. This Agreement is executed by certain individuals, not individually, but solely on behalf of, and as the authorized representative for Prime and its general partners. UST hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of Prime (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Prime must look solely to the assets of Prime and its general partner and such general partner's general partner for the enforcement of any claim against Prime, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of (i) Prime or (ii) the general partner of Prime or such general partner's general partners.

         Section 14.21 Performance/Holidays. Whenever under the terms of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Members have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                         PRIME:

                         PRIME GROUP REALTY, L.P.

                         By: Prime Group Realty Trust, a Maryland real estate investment trust, its managing partner

                         By:      ____________________________________________
                         Its:     ____________________________________________





                         UST:

                         UST XI DEARBORN, LTD.

                         By: WELP Chicago, L.C., a Florida limited liability company, its general partner

                         By: Estein Management Corporation, a Florida corporation, its manager

                         By:      ___________________________
                                  Lothar Estein, President

                                    Exhibit A

                                 LOAN DOCUMENTS

                            [INTENTIONALLY OMITTED]

                                    Exhibit B

                                  ANNUAL PLANS

                            [INTENTIONALLY OMITTED]

                                    Exhibit C

                               RESTRICTED SERVICES


o Services provided in parking garage (i.e. car wash, valet and car maintenance)
o        Concierge services
o        Ticket services
o        Accounting of bookkeeping for tenant
o        Centralized office services
o        Office suites for temporary occupancy
o        Safety and security in tenant space
o        Design of specialized security systems for tenant space
o        Escort security
o        Advertising on temporary structures
o        Key replacement
o        Lockout type services
o        Lock changing
o        Cleaning and maintenance in tenant space
o        Painting in tenant space
o        Light bulb replacement in tenant space
o        Construction in tenant space
o        Interior design or decorating
o        Exercise facility (may rent space from building only)
o        Instructors/Trainers in exercise facility
o        Repairing personal property of tenant
o        Day care of child-care services
o        Tailoring communications for unique use of tenant
o Any other services that are rendered to the tenant, primarily for the convenience of the tenant, and not customarily rendered in connection with the lease of space for occupancy only.

                                   EXHIBIT IV

                       Form of Tenant Estoppel Certificate

                            [INTENTIONALLY OMITTED]

                                    EXHIBIT V

                                Legal Description

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT VI

                             Redevelopment Agreement

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT VII

                              Permitted Exceptions

                            [INTENTIONALLY OMITTED]

                                  EXHIBIT VIII

           Contracts Over $10,000 or not Terminable on 30 Days' Notice

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT IX

                              Notices of Violations

                            [INTENTIONALLY OMITTED]

                                    EXHIBIT X

                    Brokerage Commission for Existing Leases

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT XI

                           Hook Up and/or Impact Fees

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT XII

                        Employees and Employment Matters

                            [INTENTIONALLY OMITTED]

                                  EXHIBIT XIII

                                 Tenant Defaults

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT XIV

              Landlord's Funding Obligations Under Existing Leases

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT XV

                               Third Party Claims

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT XVI

            Existing Articles of Organization and Operating Agreement

                            [INTENTIONALLY OMITTED]

                                  EXHIBIT XVII

                             Pro Forma Balance Sheet

                            [INTENTIONALLY OMITTED]

                                  EXHIBIT XVIII

                             Membership Certificate

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT XIX

         Existing Tenant Improvements and Citadel Cash Escrow Agreement

                                 [SEE ATTACHED]

    EXHIBIT XIX

                        EXISTING TENANT IMPROVEMENTS AND
                          CITADEL CASH ESCROW AGREEMENT

ESCROW NO. __________                                 DATE:  ________ ____, 2003

1. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Contribution Agreement dated as of August 4, 2003, pursuant to which this escrow agreement is executed.

2. Prime Group Realty, L.P. ("PGRLP") is hereby depositing __________________ and No/100 Dollars ($______) with Near North Title Insurance Company ("Escrow Agent"), which amount shall be used to fund: (a) the payment of completion costs for the core and shell (which PGRLP and UST (defined below) acknowledge were $6,943,702 as of August 11, 2003, subject to reduction for amounts funded after such date) of Bank One Center, located at 131 South Dearborn Street, Chicago, Illinois (the "Project"), and (b) to fund the costs related to tenant improvements and allowances with respect to the Existing Leases at the Project (the "Tenant Improvement Deposit"), which PGRLP and UST acknowledge were $18,856,996 as of August 11, 2003, subject to reduction for amounts funded after such date. [The Tenant Improvement Deposit is subject to change based on the remeasurement of the building.]

3. Pursuant to Section 12.4 of the Contribution Agreement, PGRLP is also hereby depositing Fourteen Million Six Hundred Forty-Five Thousand and No/100 Dollars ($14,645,000) with Escrow Agent, which amount shall be used to fund the Landlord Reimbursement Obligations under the Citadel Lease, and related costs and expenses as set forth on Exhibit B attached hereto, at the Project (the "Citadel Deposit").

4. Pursuant to Section 12.4 of the Contribution Agreement, PGRLP is also hereby depositing __________________ and No/100 Dollars ($______) with Escrow Agent, which amount shall be used to fund the payment of any outstanding brokerage commissions with respect to the Existing Leases at the Project (the "Brokerage Deposit"), which PGRLP and UST acknowledge was $35,912 as of August 11, 2003, subject to reduction for amounts funded after such date.

5. PGRLP is also hereby depositing _________________ and No/100 Dollars ($_______) with Escrow Agent, which amount represents unpaid liabilities and taxes and shall be used to pay same in accordance with Section 9.1T of the Contribution Agreement (the "Unpaid Liabilities Deposit"). [This deposit will only be required if such amount is in excess of $500,000.]

6. The Tenant Improvement Deposit, the Citadel Deposit, the Brokerage Deposit and the Unpaid Liabilities Deposit (collectively, the "Deposit Accounts" and individually, a "Deposit Account") shall be deposited into separate accounts, pursuant to which PGRLP shall have the right from time to time to withdraw the deposited funds in order to pay the above-mentioned obligations, or direct Escrow Agent to pay the same, pursuant to the instructions below.

                  A. PGRLP shall submit to Escrow Agent a written request for disbursement, with a copy of the same to UST XI Dearborn, Ltd. ("UST") (the "Disbursement Request"). The Disbursement Request shall include PGRLP's certification that a copy of the same has been delivered to UST, together with reasonably detailed back-up information supporting the request, including, in the event that funds are to be paid directly to PGRLP, evidence that such funds represent reimbursement to PGRLP for funds paid directly to a third party by PGRLP or an affiliate of PGRLP.

                  B. The Disbursement Request shall specify (i) the reasons for the request, (ii) whether the funds should be paid to PGRLP or at PGRLP's direction, to a third party, (iii) the Deposit Account from which the funds are to be withdrawn, and (iv) PGRLP's certification that the balance in such Deposit Account, after payment of the Disbursement Request, will be sufficient to pay the remaining costs and liabilities under the Contribution Agreement which are covered by such Deposit Account.

                  C. Within five (5) business days after Escrow Agent receives the Disbursement Request, Escrow Agent shall proceed with payment of the requested funds, pursuant to the terms of the Disbursement Request, unless prior to the end of such five (5) business day period Escrow Agent has received an objection in writing to such payment from UST ("UST Objection Notice"), which such Notice shall include: (i) UST's certification that a copy of the same has been delivered to PGRLP; (ii) specific reasons for such objection and (iii) the amount of the Disbursement Request to which an objection is being raised. In the event Escrow Agent receives a UST Objection Notice, Escrow Agent shall not pay the requested funds or applicable portion thereof described in the UST Objection Notice, unless it receives a joint written notice from both UST and PGRLP with contrary instructions.

7. In the event that Dearborn Center or UST provides a sworn certification to Escrow Agent (with a written copy delivered to PGRLP), certifying that: (a) Dearborn Center has delivered a copy of such certification to PGRLP; and (b) PGRLP is in default under that certain Indemnity Agreement dated _________, 2003, after all applicable notice and cure periods, and that Dearborn Center has satisfied said obligations (said certification shall also specify the nature of the alleged default, the amount of the funds requested and the particular Deposit Account), then within ten (10) business days after receiving said certificate, Escrow Agent shall disburse the requested funds to Dearborn Center unless, prior to the end of such ten (10) business day period Escrow Agent has received an objection in writing to such payment request from PGRLP ("PGRLP Objection Notice"), which such Notice will include: (i) PGRLP's certification that a copy of the same has been delivered to UST, (ii) specific reasons for such objection and (iii) the amount of UST's request to which an objection is being raised. In the event Escrow Agent receives a PGRLP Objection Notice, Escrow Agent shall not pay the requested funds or applicable portion thereof described in the PGRLP Objection Notice unless it receives a joint written notice from both UST and PGRLP with contrary instructions.

8. In the event that any funds remain in any of the Deposit Accounts after all of PGRLP's obligations are completed with respect to the matters covered by such Deposit Account, Escrow Agent shall disburse to PGRLP the remainder of all funds in the particular Deposit Account within ten (10) business days after receipt of a sworn certificate from PGRLP ("Final Disbursement Request") which certificate shall contain PGRLP's certification that a copy of the same has been delivered to UST, with a notice of the same sent to UST, unless prior to the end of such ten (10) business day period Escrow Agent has received an objection in writing to such disbursement from UST ("Final Disbursement Objection Notice"), which Final Disbursement Objection Notice shall include: (i) UST's certification that a copy of same has been delivered to PGRLP, (ii) specific reasons for such objection and (iii) the amount of the Final Disbursement Request to which an objection is being raised. If Escrow Agent receives a Final Disbursement Objection Notice, Escrow Agent shall not disburse the requested funds or applicable portion thereof described in the Final Disbursement Objection Notice unless it receives a joint written direction from both UST and PGRLP with contrary instructions.

9. Except as provided in Section 6C, 7 and 8 above, Escrow Agent is hereby expressly authorized to disregard, in its sole discretion, any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, but the said Escrow Agent is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction, and in case the said Escrow Agent obeys or complies with any such order, judgment or decree of any court it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being entered without jurisdiction or being subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this escrow, to which said Escrow Agent is or may at any time become a party, PGRLP and UST will each pay one-half to said Escrow Agent upon demand of any and all costs, fees and expenses (including attorneys' fees, whether such attorneys shall be regularly retained or specifically employed) which it may incur or become liable for on account thereof.

10. Subject to the General Provisions set forth in Exhibit A attached to this Escrow Agreement and specifically incorporated herein by reference, in no case shall the above mentioned deposits be surrendered except pursuant to the terms of this Agreement or in obedience of the process or order of court as aforesaid.

11. Deposits made pursuant to these instructions may be invested on behalf of PGRLP and at PGRLP's direction, provided, that any direction to Escrow Agent for such investment shall be expressed in writing, and also provided that Escrow Agent is in receipt of the taxpayer's identification number and investment forms as required. Earnings arising from the investment of funds deposited hereunder, less the cost of making such investment, shall be paid to or for the account of PGRLP at such time as the funds deposited hereunder are surrendered by Escrow Agent in accordance with the terms of this Agreement. Escrow Agent will, upon request, furnish information concerning its procedures and fee schedules for investment.

12. Except as to deposits of funds for which Escrow Agent has received express written direction concerning investment or other handling, the parties hereto agree that the Escrow Agent shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that Escrow Agent may commingle such deposits with other deposits in the manner provided for the administration of funds under Section 3 of Illinois Banking and Finance Act (Chap. 17, Para. 1555 Ill. Rev. Stat.). Provided, however, nothing herein shall diminish Escrow Agent's obligation to apply the full amount in each Deposit Account in accordance with the terms of this Agreement.

13. In the event the Escrow Agent is requested to invest deposits hereunder, Escrow Agent is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow instructions, unless Escrow Agent shall act in a negligent manner.

14. Escrow fee of $_______ is to be charged to Dearborn Center, L.L.C.

15. Each of UST and PGRLP agrees to and hereby does indemnify, defend and hold harmless the other party from and against any and all claims (including, without limitation, mechanics', materialmen's and similar lien claims), demands, actions, penalties, suits, damages, losses and liabilities (including, without limitation, the cost of defense, settlement, appeal and reasonable attorneys' fees and costs) which such party (and/or its respective officers, directors, shareholders, members, partners, employees, trustees, agents, assigns, successors and affiliates) may incur or suffer as a result of any objection notice wrongfully delivered (pursuant to Section 6C, 7 and 8 of these escrow instructions). An objection notice will be deemed to have been wrongfully delivered if the party that delivers such notice knew or should have known that the other party was entitled to receive the funds requested pursuant to a request made upon Escrow Agent.

16. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:

                  If to PGRLP:              Prime Group Realty, L.P.
                  ------------              77 West Wacker Drive
                                            Suite 3900
                                            Chicago, Illinois 60601
                                            Attention:  Stephen J. Nardi
                                            Fax: 312/917-1684

                  With a copy to:           Prime Group Realty Trust
                                            77 West Wacker Drive
                                            Suite 3900
                                            Attention:  James F. Hoffman, Esq.
                                            Chicago, Illinois 60601
                                            Fax: 312/917-1684

                  And to:                   Jenner & Block, LLC
                                            One IBM Plaza
                                            330 North Wabash Avenue
                                            Chicago, Illinois 60611
                                            Attention:  Donald I. Resnick
                                            Fax:  312/840-7656


                  If to UST:                UST XI Dearborn, Ltd.
                  ---------                 5211 International Drive
                                            Orlando, Florida 32819
                                            Attention: Lothar Estein
                                            Fax: 407/354-3243

                  With a copy to:           Boose Casey Ciklin Lubitz Martens
                                            McBane & O'Connell
                                            515 North Flagler Drive, 18th Floor
                                            West Palm Beach, Florida 33401
                                            Attn: Dean Vegosen
                                            Fax:  561/820-0389

                  If to Dearborn Center:    Dearborn Center, L.L.C.
                                            c/o UST XI Dearborn, Ltd.
                                            5211 International Drive
                                            Orlando, Florida 32819
                                            Fax:  407/354-3243

                  If to Escrow Agent:       Near North National Title
                                            Insurance Company
                                            222 North LaSalle Street
                                            Chicago, Illinois 60601
                                            Attention: John Lamberts
                                            Fax: 312/419-0569

All notices given in accordance with the terms hereof shall be deemed given and received when delivered. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Paragraph.

17. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

18. In the event of any litigation arising out of this Agreement between PGRLP and UST, the prevailing party shall be entitled to reimbursement of the costs and expenses thereof from the other party, including reasonable attorney's fees and including such costs, expenses and fees incurred or appeals of such litigation.

                            [Signature page follows]

                      PRIME GROUP REALTY, L.P., a Delaware
                      limited partnership, its sole member

                      By: Prime Group Realty Trust, a Maryland real estate investment trust, its managing partner

                               By:      ______________________________
                               Name:    ______________________________
                               Title:   ______________________________

                      UST XI DEARBORN, LTD., a Florida limited partnership

                        By:  WELP Chicago, L.C., a Florida limited
                             liability company

                               By: Estein  Management  Corporation,
                                   a  Florida corporation

                               By: ________________________________
                                   Lothar Estein, President

                      DEARBORN CENTER, L.L.C., a Delaware limited liability company

                      By: UST XI DEARBORN, LTD., a Florida limited partnership, its administrative member

                               By:   WELP Chicago, L.C., a Florida limited
                                     liability company, its general partner

                               By: Estein Management Corporation, a Florida corporation, its manager

                               By:   ___________________________
                                     Lothar Estein, President

Accepted and Agreed this ____ day of ___________, 2003:

Near North Title Insurance Company,
as Escrow Agent

By:___________________________
Name:_________________________
Title:________________________

                          EXHIBIT A TO ESCROW AGREEMENT

                               GENERAL PROVISIONS


         1. These instructions may be supplemented, amended, or revoked in writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incidental thereto.

         2. No assignment, transfer, conveyance, or hypothecation of any rights, title, or interest in and to the subject matter of this escrow shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all reasonable fees, costs and expenses incident thereto have been paid and then only upon the Escrow Agent's assent thereto in writing.

         3. The Escrow Agent may receive any payment called for hereunder after the due date thereof unless subsequent to the due date of such payment and prior to the receipt thereof the Escrow Agent shall have been instructed in writing to refuse any such payment.

         4. The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, while acting in good faith and in the exercise of reasonably prudent judgment. Escrow Agent shall be entitled to rely upon the advice of its own attorneys in connection with any act done or omitted by the Escrow Agent.

         5. Except with respect to the UST Objection Notice, the Escrow Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person, firm, or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all process, orders, judgments or decrees of any court, and in case the Escrow Agent obeys or complies with any such process, order, judgment or decrees of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such process, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction.

         6. In consideration of the acceptance of this escrow by the Escrow Agent, the undersigned agree, jointly and severally, for themselves, their heirs, legal representatives, successors and assigns, to pay the Escrow Agent its reasonable charges hereunder and to indemnify and hold Escrow Agent harmless as to any liability by it incurred to any other person, firm or corporation by reason of its having accepted the funds deposited in the Deposit Accounts, or carrying out any of the terms hereof, and to reimburse it for all its reasonable expenses, including among other things, reasonable counsel fees and court costs incurred in connection herewith. Escrow fees or charges, as distinguished from other expenses hereunder, shall be as written above the Escrow Agent's signature at the time of acceptance hereof.

         7. The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver these instructions or any documents or papers or payments deposited or called for hereunder, and assumes no responsibility or liability for the validity or sufficiency of these instructions or any documents or papers or payments deposited or called for hereunder, other than the duty and obligation to act in good faith and in a reasonably prudent manner.

         8. In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

                  (a) That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification;

                  (b) That it may in its sole and absolute discretion, deposit the property described herein or so such thereof as remains in its hands with the Clerk of the Cook County, Illinois Circuit Court, in whose jurisdiction it falls. Upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Paragraph 6 herein.

         9. The provisions of these instructions shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

                                    EXHIBIT B

                               The Citadel Deposit

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT XX

                         PGRLP Indemnification Agreement

                                 [SEE ATTACHED]

                                   EXHIBIT XX

                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of _____________, 2003, is made by PRIME GROUP REALTY, L.P., a Delaware limited partnership ("Indemnitor"), for the benefit of UST XI DEARBORN, LTD.., a Florida limited partnership ("UST") and DEARBORN CENTER, L.L.C., a Delaware limited liability company ("Dearborn Center") (together, the "Indemnitee").

                                R E C I T A L S:

                  A. Indemnitor and WELP Chicago, L.C. , a Florida limited liability company ("WELP") are parties to that certain Contribution Agreement, dated as of August 4, 2003 (the "Contribution Agreement"), whereby PGRLP will cause a membership interest in Dearborn Center to be issued to UST.

                  B. In connection with the Contribution Agreement, Indemnitor will escrow certain funds with Near North National Title Corporation pursuant to that certain Existing Tenant Improvements and Citadel Cash Escrow Account, in order to secure Indemnitor's obligations under the Contribution Agreement.

                  C. Pursuant to the Contribution Agreement, Indemnitor has agreed to execute this Agreement in order to provide further indemnifications and guaranties as set forth below.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Indemnitees as follows:

         1. Capitalized Terms. Capitalized terms not defined herein shall have the meaning attributed to such term in the Contribution Agreement.

         2. Indemnification. Indemnitor hereby agrees to defend, protect, indemnify and hold harmless Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Indemnitee (including reasonable attorneys' fees and other reasonable out of pocket costs and expenses of defense), except to the extent caused by any act or omission of Indemnitee (collectively, the "Indemnified Matters"), based on, or arising or resulting from (i) Indemnitor's obligations under the Contribution Agreement with respect to the payment of all completion costs for shell and core of the Project and all costs relating to tenant improvements and allowances with respect to Existing Leases (as set forth on Exhibit XIV attached to the Contribution Agreement);
(ii) Indemnitor's obligations under the Contribution Agreement with respect to the Landlord Reimbursement Obligations under the Citadel Lease; (iii) the non payment of any brokerage commission or compensation of any kind due under the Existing Leases, as described on Exhibit X attached to the Contribution Agreement; [(iv) any liability and obligations of Dearborn Center under that certain Redevelopment Agreement, dated as of August 1, 2002, as amended, which are incurred prior to the date hereof - this will only be added if required under Section 11.1.H of the Contribution Agreement]; (v) any claim against or liability of Dearborn Center regarding the Bank One Rights; and (vi) any claim that may be asserted against either party comprising Indemnitee for any alleged obligation or liability arising from or related to events occurring prior to the date hereof as described in Sections 8.6A and 9.1T of the Contribution Agreement. For purposes of this Agreement, no act or omission of PGRLP shall be attributable to Dearborn Center.

         3. Reimbursement. Indemnitor agrees to reimburse Indemnitee for all sums paid and all costs incurred by Indemnitee with respect to any Indemnified Matter within thirty (30) days following written demand therefor.

         4. No Limitation on Liability. Indemnitor acknowledges that the amounts deposited into the Existing Tenant Improvements Escrow and Citadel Cash Escrow Accounts shall in no way limit the extent of Indemnitor's liability under Paragraph 2 above.

         5. Miscellaneous.

                  (a) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Illinois.

                  (b) All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, and vice versa, as the identity of the parties or the context requires.

                  (c) This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

                  (d) All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:


                  If to PGRLP:              Prime Group Realty, L.P.
                  ------------              77 West Wacker Drive
                                            Suite 3900
                                            Chicago, Illinois 60601
                                            Attention:  Stephen J. Nardi
                                            Fax: 312/917-1684

                  With a copy to:           Prime Group Realty Trust
                                            77 West Wacker Drive
                                            Suite 3900
                                            Attention:  James F. Hoffman, Esq.
                                            Chicago, Illinois 60601
                                            Fax: 312/917-1684

                  And to:                   Jenner & Block, LLC
                                            One IBM Plaza
                                            330 North Wabash Avenue
                                            Chicago, Illinois 60611
                                            Attention:  Donald I. Resnick
                                            Fax:  312/840-7656

                  If to UST:                c/o Estein and Associates, Ltd.
                  ---------                 5211 International Drive
                                            Orlando, Florida 32819
                                            Attention: Lothar Estein
                                            Fax: 407/354-3243

                  With a copy to:           Boose Casey Ciklin Lubitz Martens
                                            McBane & O'Connell
                                            515 North Flagler Drive, 18th Floor
                                            West Palm Beach, Florida  33401
                                            Attn: Dean Vegosen
                                            Fax: 561/820-0389

                  If to Dearborn Center:    Dearborn Center, L.L.C.
                  ---------------------     c/o Estein and Associates, Ltd.
                                            5211 International Drive
                                            Orlando, Florida 32819
                                            Attention:  Lothar Estein
                                            Fax:407/354-3243

                  With a copy to:           Boose Casey Ciklin Lubitz Martens
                                            McBane & O'Connell
                                            515 North Flagler Drive, 18th Floor
                                            West Palm Beach, Florida  33401
                                            Attn: Dean Vegosen
                                            Fax: 561/820-0389

                  (e) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated unless such change, waiver discharge or termination is in writing and signed by each of the parties hereto.

                  (f) Paragraph headings are inserted solely for ease of reference and shall not be construed to enlarge, modify or limit the provisions hereof.

                  (g) In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reimbursement of the cost and expenses thereof from the other party or parties, including reasonable attorneys' fees and including such costs, expenses and fees incurred on appeals of such litigation.

                  (h) Indemnitor and Indemnitee (by acceptance hereof), having been represented by counsel, each knowingly and voluntarily waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith and agrees that any such action or proceeding will be tried before a court and not before a jury.

                  (i) Indemnitor and Indemnitee hereby agree that all proceeds or actions in any way arising out of or related to this Agreement will be litigated in courts having sites in Chicago, Illinois. Indemnitor and Indemnitee hereby consent and submit to the jurisdiction of any court located within Chicago, Illinois, waive personal service of process and agree that all such service or process may be made by registered mail directed to either Indemnitor or Indemnitee at the address stated herein and service so made will be deemed to completed upon actual receipt.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

                            INDEMNITOR:

                            PRIME GROUP REALTY, L.P., a Delaware limited partnership

                            By: Prime Group Realty Trust, a Maryland real estate trust, its managing general partner

                                 By:      ______________________________
                                 Name:    ______________________________
                                 Its:     ______________________________

                                   EXHIBIT XXI

                         Earnest Money Escrow Agreement

                            [INTENTIONALLY OMITTED]

                                  EXHIBIT XXII

                             HELABA Loan Term Sheet


                             [INTENTIONALLY OMITTED]

                                  EXHIBIT XXIII

                                Earnout Guarantee

                                 [SEE ATTACHED]

                                EARNOUT GUARANTY

         This  Earnout  Guaranty  (this  "Guaranty")  is made  this  ____ day of
____________, 2003, by ESTEIN & ASSOCIATES USA, LTD. a Florida limited partnership ("Guarantor") to and for the benefit of PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGRLP") and its successors and assigns.

                                    PREAMBLES

         A. PGRLP and WELP CHICAGO, L.C., a Florida limited liability company ("WELP") have entered into that certain Contribution Agreement, dated as of August 4, 2003 (the "Agreement"), whereby UST (as defined below) will obtain a membership interest (the "Membership Interest") in Dearborn Center, L.L.C., a Delaware limited liability company ("Dearborn Center").

         B.  Pursuant  to  the   Agreement,   in  addition  to  other  funds  as
consideration for the Membership Interest, UST shall contribute funds to Dearborn Center in the amount of $9,800,000 (the "UST Earnout") upon such time as the Leasing Condition (as defined in the Agreement) is met.

         C. PGRLP and UST XI Dearborn, Ltd., a Florida limited partnership ("UST"), an affiliate of WELP, will enter into that certain Amended and Restated Operating Agreement of Dearborn Center (the "Operating Agreement"), pursuant to which Section 4.3(b) requires the contribution of the UST Earnout as Invested Capital (as defined in the Contribution Agreement).

         D. PGRLP is requiring that Guarantor guarantees the payment of the UST Earnout as described herein.

         E. Guarantor desires to give such guaranty to PGRLP in order to induce PGRLP to cause a Membership Interest in Dearborn Center to be issued to UST.

         F. All capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to such term in the Agreement.

         NOW, THEREFORE, in consideration of the promises contained herein and for the purpose of inducing PGRLP to cause Dearborn Center to issue the the Membership Interest to UST, Guarantor agrees as follows:

         1. Guarantor unconditionally, absolutely and irrevocably guarantees the due and punctual payment of the UST Earnout, and any interest thereon, and any other monies due or which may become due thereon, whether according to the Agreement or the Operating Agreement, or pursuant to any change or changes in the terms, covenants and conditions thereof now or at any time hereafter made or granted. The obligations referred to in this Paragraph 1 are referred to herein as the "Guaranteed Obligations." This is an absolute, irrevocable guaranty of payment and not of collection and PGRLP shall not be required to take any action against WELP and/or UST or resort to any other security given for the Guaranteed Obligations as a precondition to Guarantor's obligations hereunder.


         2. Guarantor hereby waives demand for payment, extension of time of payments, notice of acceptance of this Guaranty, and indulgences and notices of every kind with respect to the payment of the UST Earnout. Guarantor further consents to any and all forbearances and extensions of the time of payment of the UST Earnout, and to any and all changes in the terms, covenants and conditions of the Agreement and Operating Agreement, as applicable, hereafter made or granted and to the release or agreement not to sue without reservation of rights of anyone liable in any way for repayment of the UST Earnout, including, without limitation, WELP and/or UST.

         3. Guarantor waives any defense based upon an election of remedies by PGRLP which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against WELP and/or UST for reimbursement.

         4. Guarantor agrees that this Guaranty shall be a continuing Guaranty, and shall not be discharged, impaired or affected by the following, whether or not Guarantor has notice or knowledge of, or consents or agrees thereto: (i) the existence or continuance of any obligation on the part of WELP and/or UST under or with respect to the UST Earnout except as set forth below; (ii) the power or authority or lack of power or authority of WELP and/or UST to agree to pay the UST Earnout, or to execute, acknowledge or deliver the Agreement or the Operating Agreement, as applicable; (iii) the validity or invalidity of the Agreement or the Operating Agreement (unless such invalidity results in the Membership Interest not being vested in UST); (iv) any limitation or exculpation of liability of WELP and/or UST that may be expressed in the Agreement or the Operating Agreement, as applicable; (v) the transfer by UST of all or any part of the Membership Interest; (vi) the existence or non-existence of WELP and/or UST as a legal entity; (vii) any right or claim whatsoever which Guarantor may have against WELP and/or UST; (viii) any defense, other than that of performance, that Guarantor may or might have as to its undertakings, liabilities and obligations hereunder, each and every such defense being hereby expressly waived by Guarantor, other than defenses due to the absence of any default by WELP and/or UST under the Agreement or the Operating Agreement, as applicable, or the absence of any Guaranteed Obligation; and (ix) the acceptance by PGRLP of any, all or part of the UST Earnout.

         5. Guarantor agrees that this Guaranty shall remain and continue in full force and effect notwithstanding the institution by or against WELP and/or UST, or Guarantor, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature. In the event any payment by or on behalf of WELP and/or UST to PGRLP is held to constitute a preference under the bankruptcy laws, or if for any other reason PGRLP is required to refund such payment or pay the amount thereof to any other party, such payment to PGRLP shall not constitute a release of Guarantor from any liability hereunder.

         6. Guarantor agrees that in the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor will reimburse PGRLP for all expenses incurred, including reasonable attorneys' fees.

         7. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by PGRLP and its successors and assigns, and shall be binding upon and enforceable against Guarantor and its successors, assigns, executors, administrators, and personal representatives.

         8. Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.

         9. Guarantor agrees that in the event any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         10. This Guaranty may be assigned by PGRLP only (but only to a permitted assignee of PGRLP's membership interest in Dearborn Center), but shall bind the heirs, administrators, executors, successors and permitted assigns of the parties hereto and shall inure to the benefit of any successors or assigns of PGRLP.

         11. To induce PGRLP to accept this Guaranty, Guarantor irrevocably agrees that, subject to PGRLP's sole and absolute election, all actions or proceedings any way arising out of or related to this Guaranty will be litigation in courts having sites in Chicago, Illinois. Guarantor hereby consents and submits to the jurisdiction of any court located within Chicago, Illinois, waives personal service of process and agrees that all such service or process may be made by registered mail directed to Guarantor at the address stated herein and service so made will be deemed to be completed upon actual receipt.

         12. Guarantor and PGRLP (by acceptance hereof), having been represented by counsel, each knowingly and voluntarily waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Guaranty or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith and agrees that any such action or proceeding will be tried before a court and not before a jury. Guarantor agrees that it will not assert any claim against PGRLP on any theory or liability for special, indirect, consequential, incidental or punitive damages.

         13. Time is of the essence of the obligations and agreements of Guarantor set forth herein.

         14. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:


                  If to PGRLP:              Prime Group Realty, L.P.
                  ------------              77 West Wacker Drive
                                            Suite 3900
                                            Chicago, Illinois 60601
                                            Attention:  Stephen J. Nardi
                                            Fax: 312/917-1684

                  With a copy to:           Prime Group Realty Trust
                                            77 West Wacker Drive
                                            Suite 3900
                                            Attention:  James F. Hoffman, Esq.
                                            Chicago, Illinois 60601
                                            Fax: 312/917-1684

                  And to:                   Jenner & Block, LLC
                                            One IBM Plaza
                                            330 North Wabash Avenue
                                            Chicago, Illinois 60611
                                            Attention:  Donald I. Resnick
                                            Fax:  312/840-7656

                  If Estein & Associates USA, Ltd:

                                            Estein & Associates USA, Ltd.
                                            5211 International Drive
                                            Orlando, Florida 32819
                                            Attention:  Lothar Estein
                                            Fax: 407/354-3243

                  With a copy to:           Boose Casey Ciklin Lubitz Martens
                                            McBane & O'Connell
                                            515 North Flagler Drive, 18th Floor
                                            West Palm Beach, Florida  33401
                                            Attn: Dean Vegosen
                                            Fax: 561/820-0389

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Guarantor has executed this instrument as of the day and year first above written.


                            GUARANTOR:

                            Estein & Associates USA, Ltd., a Florida limited partnership

                            By:      G.P. Estein Corporation, its general
                                     partner

                            By:      ___________________________
                                     Lothar Estein
                            Its:     President